UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

FOOT LOCKER, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials

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Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025
PROXY STATEMENT

Foot Locker, Inc.

Foot Locker | Kids Foot Locker | CHAMPS SPORTS | WSS | atmos

OUR MISSION

To ignite the inner sneakerhead in everyone we serve — celebrating sport, style, and the cultural power of sneakers

OUR VISION

To be the premium destination for discovering and buying sneakers — delivering inspiration and innovation to our customers and brand partners, powered by the energy of our Stripers

Our Lace Up Plan enables our Mission and Vision. It's designed to deliver value for all stakeholders — including shareholders, customers, brand partners, team members, and the communities we serve — by driving sustainable and profitable growth, deepening our connection to sneaker culture, and delivering an exceptional customer experience.

OUR VALUES

INTEGRITY
We uphold the highest standards of integrity in all our actions

LEADERSHIP
We lead by example, fostering an environment where everyone can thrive

SERVICE
We are dedicated to serving our customers and communities with excellence

TEAMWORK
We believe in the power of collaboration and the strength of our teams

INNOVATION
We continuously seek to innovate and improve

Foot Locker

Foot Locker, Inc.

Non-Qualified Deferred Compensation in Fiscal 2024	80
Potential Payments Upon Termination or Change in Control	81
CEO Pay Ratio	83
Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information	83
PAY VERSUS PERFORMANCE	84
EQUITY COMPENSATION PLAN INFORMATION	87
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED	89
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	99
Audit and Non-Audit Fees	99
Audit Committee Preapproval Policies and Procedures	100
Audit Committee Report	100
SHAREHOLDER OWNERSHIP	101
Directors and Executive Officers	101
Principal Shareholders	102
PROPOSAL 5: VOTE ON A SHAREHOLDER PROPOSAL REQUESTING THAT THE COMPANY ADOPT A GOAL FOR REDUCING ITS ENTERPRISE-WIDE GREENHOUSE GAS EMISSIONS IN LINE WITH THE PARIS AGREEMENT	103
ADDITIONAL INFORMATION	106
FREQUENTLY ASKED QUESTIONS	107
Annual Meeting	107
Voting	107
Proxy Materials	110
NO INCORPORATION BY REFERENCE	110
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	111
HELPFUL RESOURCES	112
APPENDIX A (GAAP TO NON-GAAP RECONCILIATION)	A-1
APPENDIX B (DEFINED TERMS)	B-1
APPENDIX C (2007 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED)	C-1

NOTICE OF ANNUAL MEETING

DATE AND TIME May 21, 2025 at 9:00 a.m. EDT	VIRTUAL MEETING SITE virtualshareholdermeeting.com/FL2025	RECORD DATE Shareholders of record as of March 24, 2025 can vote at the Annual Meeting
ITEMS OF BUSINESS
Proposal		Board’s Voting Recommendation	Vote Required to Approve
	Elect nine directors to the Board to serve for one-year terms	FOR EACH OF THE NOMINEES	Majority of Votes Cast by Shareholders
	Vote, on an advisory basis, to approve our named executive officers’ compensation	FOR
	Approval of an Amendment to the 2007 Stock Incentive Plan, as amended and restated	FOR
	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2025	FOR
	Vote on a shareholder proposal requesting that the Company adopt a goal for reducing its enterprise-wide greenhouse gas emissions in line with the Paris Agreement	AGAINST
In addition, the Board may transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement of the meeting.
On or about April 10, 2025, we started mailing a Notice to our shareholders. Proxies are being solicited by the Board to be voted at the Annual Meeting.

2025 Proxy Statement	Foot Locker, Inc.	i

PROXY VOTING
Proxy Voting Methods: If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your bank or broker to vote.
If you hold shares of Common Stock through the 401(k) Plan or the 1165(e) Plan, see page 109 for instructions on how to vote those shares.
TELEPHONE	INTERNET	SCANNING	MAIL	AT THE VIRTUAL ANNUAL MEETING	APP
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy or voting instructions as soon as possible.
We encourage you to review the Frequently Asked Questions beginning on page 107 of the Proxy Statement for more information about the Annual Meeting, including voting methods and attendance instructions. For the meaning of capitalized terms or acronyms used in the Proxy Statement, see Appendix B beginning on page B-1.
Sincerely,
ERIN CONWAY
Vice President, Deputy General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2025. The Proxy Statement and Annual Report are available at materials.proxyvote.com/344849.

2025 Proxy Statement	Foot Locker, Inc.	1

MESSAGE FROM OUR NON-
EXECUTIVE CHAIR
Dear Fellow Shareholders:
On behalf of the Foot Locker, Inc. Board of Directors, it is my pleasure to invite you to attend our 2025 Annual Meeting of Shareholders, which is scheduled to be held on Wednesday, May 21, 2025 at 9:00 a.m. EDT.
I am honored to serve as the Non-Executive Chair of the Board of this iconic company, and to work closely with our Chief Executive Officer, Mary N. Dillon, and her executive leadership team to support management’s efforts to execute on the Lace Up Plan, delivering results across the key pillars of “expanding sneaker culture,” “powering up our portfolio,” “deepening our relationship with customers,” and “being best-in-class omni” in Fiscal 2024. As a Board, we recognize the progress Foot Locker has made under the Lace Up Plan against the backdrop of a challenging retail environment, and are confident in management’s strategy and focus on continued execution.
Board Refreshment.
As part of our continued, intentional focus on Board refreshment, we would like to highlight several recent changes to our Board. We recently welcomed Sonia Syngal and John Venhuizen as independent directors, and are pleased to nominate each for re-election by shareholders at the Annual Meeting. Both Sonia and John bring to our Board deep experience in the retail industry, spanning across all aspects of the business, and we look forward to benefitting from their leadership and experiences gained during their respective tenure as CEOs of well-respected retail companies. We believe the addition of these two directors further strengthens our Board’s mix of skills, experiences and perspectives.
We also want to thank and offer our sincere appreciation to Guillermo G. Marmol and Steven Oakland, who will retire from the Board effective as of this Annual Meeting, for their years of exemplary service and devotion to the Company and our shareholders. Upon the recommendation of the NCR Committee, at this time the Board has decided to decrease the size of the Board from eleven to nine directors effective as of the Annual Meeting. The Board will continue to regularly assess the size and composition of the Board.
Executive Leadership.
On March 26, 2025, the Company announced that Franklin R. Bracken was named to the role of President, with Mary N. Dillon continuing as our Chief Executive Officer. Frank will work closely with Mary to accelerate the execution of the Lace Up Plan, while continuing to oversee global retail operations, merchandising, marketing, digital, loyalty and real estate. On behalf of the entire Board, I am pleased to recognize Frank’s leadership and valuable contributions to Foot Locker throughout his tenure and in the various roles he has held across the Company and look forward to continuing to work with him in his new role.
Shareholder Engagement.
We continue to place a high priority on communicating with our shareholders. Again this year, I have led, on behalf of our Board, a structured and governance-focused shareholder engagement program focused on transparency and listening to shareholder feedback and perspectives. We look forward to continuing our dialogue with our shareholders in the future, and will continue to consider feedback gathered from these engagement conversations as the Board reviews changes and updates to our policies, practices and disclosures.
I join our entire Board in thanking you for your interest and continued support of Foot Locker, and for the opportunity to serve as directors of the Company on your behalf. The Notice and this Proxy Statement each contain details of the business to be conducted at the Annual Meeting. We hope you will participate in the Annual Meeting by attending virtually and supporting our directors and the other proposals recommended by the Board in this Proxy Statement by voting through one of the options described in the Proxy Statement. Your participation is important, so please exercise your right to vote. We hope to see you expressing your inner sneakerhead in 2025.
DONA D. YOUNG
Non-Executive Chair

2	Foot Locker, Inc.	2025 Proxy Statement

MESSAGE FROM OUR CEO
Dear Fellow Shareholders:
Since Foot Locker’s founding 50 years ago, we have been at the heart of sneaker culture. We are positioning the business for its next 50 years of growth through the execution of our Lace Up Plan, and we made tremendous progress against our strategies in Fiscal 2024 in the face of a difficult retail environment—from evolving our in-store experiences, enhancing our digital capabilities, relaunching an enhanced loyalty program, and leaning into our strong brand partnerships.
Highlights in Our Progress Against Our Lace Up Plan Strategic Pillars in Fiscal 2024
Expand Sneaker Culture.
We are expanding sneaker culture by actively leveraging our multi-brand leadership position in sneaker culture and serving more sneaker occasions, providing more choices, and driving greater distinction. We believe our brand partnerships are strong entering 2025 as we lead with customer insights and collaborate with all our partners on multi-year growth plans.
Power Up Our Portfolio.
A key emphasis within this pillar is optimizing and elevating our in-store experience through a combination of new concept doors and a store refresh program. We introduced our new Reimagined concept in early 2024, rolling out eight total Reimagined concepts across North America, Europe, and Asia-Pacific during the year. We also made significant progress with our store refresh program, which was designed to create a more consistent and elevated brand experience for our Foot Locker and Kids Foot Locker banners.

Deepen Our Relationship with Customers.
In 2024, a key milestone within this pillar was the relaunch of our enhanced FLX Rewards Program in the United States after a successful pilot in Canada in 2023. We also see customers responding to our brand campaigns and differentiated partnerships.
Best-In-Class Omni.
Our Stripers are key to our differentiated in-store experience, and our investments behind our store teams—including omni selling behavior trainings and product education tools—helped fuel our full-year stores’ comparable sales growth of 0.4% year-over-year. We also saw gains in our digital penetration last year, which reached 18.2% of sales, compared to 17.2% in 2023.
Simplify Our Operations.
In addition to executing our strategic imperatives in 2024, we made key decisions to simplify our international business as well as our corporate real estate footprint.
As we look toward 2025, we remain optimistic about our trajectory as our Lace Up Plan continues to take hold. I want to thank you—our shareholders—for your ongoing support. I would also like to extend my gratitude to our Board of Directors for their expertise, guidance, and support. Finally, thank you to our 47,000 team members for their boundless hard work and dedication to serving our customers with excellence every day, and fueling our mission to unlock the inner sneakerhead in all of us.
MARY N. DILLON
Chief Executive Officer

2025 Proxy Statement	Foot Locker, Inc.	3

ABOUT FOOT LOCKER, INC.
ALL THINGS SNEAKERS
Foot Locker, Inc. (NYSE: FL) is a leading footwear and apparel retailer that unlocks the “inner sneakerhead” in all of us. As of February 1, 2025, we operated 2,410 stores in 26 countries across North America, Europe, Australia, New Zealand, and Asia, and a licensed store presence in the Middle East, Europe, and Asia. Foot Locker, Inc. has a strong history of sneaker authority that sparks discovery and ignites the power of sneaker culture through its portfolio of brands, including Foot Locker, Kids Foot Locker, Champs Sports, WSS, and atmos.

OUR FISCAL 2024 FINANCIAL HIGHLIGHTS
Our 2024 results demonstrate that the Lace Up Plan is taking hold, as evidenced by the Company’s return to positive comparable sales growth, gross margin expansion, and free cash flow. Looking ahead, the organization will continue to prioritize customer-facing investments, while keeping inventories and expenses controlled. Highlights include the following:

Foot Locker, Inc.

$8.0 BILLION
IN SALES

$345 MILLION
IN NET CASH PROVIDED BY OPERATING ACTIVITIES ($105 MILLION IN FREE CASH FLOW[2])

$994 MILLION
OF LIQUIDITY[1]

$0.19 PER SHARE
FROM CONTINUING OPERATIONS ($1.37 PER SHARE ON NON-GAAP[2] BASIS)

(1)
Includes $401 million of cash and cash equivalents and $593 million remaining available under our secured asset-based revolving credit facility maturing June 20, 2029 as of February 1, 2025.

(2)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

LEARN MORE ABOUT OUR COMPANY
You can learn more about the Company by visiting footlocker.com/corp. We also encourage you to read our Annual Report, which is available at investors.footlocker-inc.com/ar.

4	Foot Locker, Inc.	2025 Proxy Statement

VOTING ROADMAP

ELECTION OF DIRECTORS
The Board believes that the nine director nominees possess the appropriate skills, experience, and qualifications to provide quality oversight of the business, strategy, and long-term interests of shareholders.
The Board recommends a vote FOR each of the nominees. PAGE 28

DIRECTOR NOMINEES
See pages 30 through 36 for additional information about the nominees.

DONA D. YOUNG 71

Independent executive and board consultant; Retired Chair, President and Chief Executive Officer of The Phoenix Companies, Inc.

Non-Executive Chair
INDEPENDENT
Director Since: 2001
Other Public Company Board: Aegon Ltd.
Committees: A | E | H | N | T

MARY N. DILLON 63

CEO of Foot Locker, Inc.

Director Since: 2022
Other Public Company Board: KKR & Co. Inc.
Committees: E

VIRGINIA C. DROSOS 62

Former CEO of Signet Jewelers Limited

INDEPENDENT
Director Since: 2022
Committees: A | T

DARLENE NICOSIA 57

CEO of Maker's Pride

INDEPENDENT
Audit Committee Financial Expert
Director Since: 2020
Committees: A(1) | E(2) | H

ULICE PAYNE, JR. 69

President of Cyber-Athletix, LLC; President and Managing Member of Addison-Clifton, LLC

INDEPENDENT
Director Since: 2016
Other Public Company Board: ManpowerGroup Inc.
WEC Energy Group, Inc.
Committees: E | N | T

SONIA SYNGAL 55

Former President and CEO of The Gap, Inc.

INDEPENDENT
Director Since: 2025
Other Public Company Board: Tanger Inc.
Committees: A | H

KIMBERLY K. UNDERHILL 60

Senior Advisor of Boston Consulting Group

INDEPENDENT
Director Since: 2016
Other Public Company Board: Glanbia PLC
Committees: E | H | N

JOHN VENHUIZEN 54

President and CEO of Ace Hardware Corporation

INDEPENDENT
Director Since: 2025
Committees: A | T

TRISTAN WALKER 40

Managing Member of Heirloom Management Company, LLC

INDEPENDENT
Director Since: 2020
Other Public Company Board: Shake Shack Inc.
Committees: N | T

(1)
Chair as of April 1, 2025.

(2)
As of April 1, 2025.

2025 Proxy Statement	Foot Locker, Inc.	5

VOTING ROADMAP

ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION
The Company seeks a non-binding advisory vote to approve the compensation of our named executive officers (“NEOs”), as described in the Compensation Discussion and Analysis beginning on page 44 and the Summary Compensation Table and related tables beginning on page 71.
The Board recommends a vote FOR this proposal. PAGE 43

COMPENSATION GOVERNANCE AND OUR COMPENSATION PHILOSOPHY
Our Compensation Philosophy
The centerpiece of our compensation program is our pay-for-performance philosophy that aligns compensation payouts with the achievement of our challenging financial and operational goals and long-term strategy, and consequently shareholder value. This is showcased at senior levels of the Company—particularly for the CEO—for whom most compensation is tied to the achievement of metrics driving the Company’s operating and stock performance, as described below.
FACTOR	DESCRIPTION
At-Risk	90% of the CEO’s annual target compensation mix is at-risk. 75% of the average annual target compensation mix of our remaining NEOs is at-risk.
Challenging Goals
Recent Annual Incentive Plan and PSU payouts underscore our pay-for-performance culture and the rigor of the financial goals approved by the HCC Committee. For example, only three times in the past five years has the Annual Incentive Plan paid out above target, and in the two most recently-completed fiscal years, the Annual Incentive Plan paid at zero. In three of the past five years, PSU awards were not earned and paid out at 0%.
None of our NEOs earned an Annual Incentive Plan award for Fiscal 2024 performance because the Company did not achieve at least 75% of the Adjusted Operating Income performance gate target established for Fiscal 2024. In addition, the PSUs granted in Fiscal 2023 contingent on two-year average After Tax Income and ROIC targets were forfeited because the minimum financial targets were not achieved.(1)

Formulaic	Our Annual Incentive Plan and PSU payouts are formulaically determined based on performance against challenging financial and operating goals.
Peer Benchmarked
We utilize an objective set of criteria to determine peer companies and evaluate CEO and other NEO compensation against the peer group median, while factoring in individual contributions and experience.

Responsive to Say-on-Pay Vote	We have historically received strong Say-on-Pay support. For example, at our 2024 annual meeting, nearly 94% of votes cast on the Say-on-Pay proposal supported the executive compensation program.
Compensation Mix	For LTI awards granted in Fiscal 2024, we utilized a consistent mix of PSU awards (60% for our CEO and 50% for other NEOs) and RSU awards (40% for our CEO and 50% for our other NEOs).

(1)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Fiscal 2024 Executive Compensation Summary
The HCC Committee seeks to align the compensation program with both our business strategy and our shareholders’ interests. Our executive compensation program includes both a mix of annual and long-term, as well as cash and equity, compensation.

6	Foot Locker, Inc.	2025 Proxy Statement

VOTING ROADMAP
FISCAL 2024 TARGET COMPENSATION
CEO	Average of Remaining NEOs

Compensation Practices and Governance Policies
What We Do	What We Don’t Do

•
Pay for Performance. Align executive pay closely with the Company’s performance and strategy

•
Rigorous Performance Goals. Set rigorous and objective performance goals, including a target of 55th percentile for the rTSR performance metric in our PSUs

•
Balanced Mix of Performance Goals. The performance goals for our incentive awards focus on both near-term and long-term goals

•
Double Trigger Change in Control Benefits. Include double-trigger change in control provisions in employment agreements, offer letters, and equity awards

•
Clawback Policy. We maintain a clawback policy for the recovery of incentive compensation paid to executive officers in the event of a financial restatement that is compliant with NYSE Listing Standards and SEC requirements, as well as a more robust clawback policy that covers both time- and performance-based awards in the event of fraud or gross misconduct (whether or not the conduct results in an accounting adjustment) and legal or compliance violations of our Code of Business Conduct

•
Robust Stock Ownership Guidelines. All of our NEOs are in compliance with our Stock Ownership Guidelines

•
Independent HCC Committee. Our HCC Committee is composed solely of independent directors

•
Independent Compensation Consultant. Our HCC Committee directly retains Compensation Advisory Partners as an independent compensation consultant

•
Shareholder Engagement. We conduct proactive shareholder and proxy advisory firm engagement outreach to regularly obtain feedback on compensation and other topics

•
Annual Advisory Say-on-Pay Vote. We hold an annual advisory say-on-pay vote and nearly 94% of votes cast approved our Fiscal 2023 NEO compensation policies and procedures

•
Equity Burn Rate Management. We continue to closely manage our equity budget and equity burn rate, limiting gross share usage to 1.5% in Fiscal 2024

•
No Multi-Year Guaranteed Compensation. No guaranteed multi-year salary increases, bonuses, or equity awards

•
No In-Flight Adjustments. No performance metric or performance target changes to in-flight performance cycles

•
No Excessive Risks. Annual risk assessment of executive compensation program to ensure no excessive risk taking

•
No Single Trigger Vesting. All change of control payments are double trigger

•
No Excessive Severance or Change in Control Payments. Cash severance and cash change of control payments do not exceed two times annual target cash incentive compensation

•
No Tax Gross-Ups. We do not provide for “golden parachute” excise tax gross ups, or tax gross-ups in respect of any other compensation, benefits or perquisites (other than the international assignment program and relocation program available to all team members(1))

•
No Excessive Perks. We do not provide any excessive perquisites to our NEOs

•
No Hedging or Pledging. Directors, executive officers, corporate officers, and certain other team members prohibited from engaging in hedging or pledging our stock

•
No Repricing of Underwater Options. No repricing of underwater options without shareholder approval

•
No Dividends on Unvested Equity Awards. Our 2007 Stock Incentive Plan, as amended and restated, prohibits paying out dividends and dividend equivalents on unvested awards

(1)
Foot Locker, Inc. refers to all employees of the Company and its subsidiaries as team members.

2025 Proxy Statement	Foot Locker, Inc.	7

VOTING ROADMAP
Performance-Based Compensation Targets and Outcomes
The Fiscal 2024 performance-based compensation paid to our NEOs reflects our performance in a challenging macroeconomic environment. Notable performance-based compensation outcomes for Fiscal 2024 include the following, which are discussed in greater detail in the CD&A:
FISCAL 2024 Annual Incentive Plan Awards
None of our NEOs earned an Annual Incentive Plan award for Fiscal 2024 performance because the Company did not achieve at least 75% of the Adjusted Operating Income performance gate target established for Fiscal 2024.
Goal	Weighting	Threshold	Target	Maximum	Performance	Result
Adjusted Operating Income Gate (in millions)(1)	Performance Gate	N/A	$199.7	N/A	$197.1	Not Achieved
Adjusted Operating Income (in millions)(1)	80%	$213.0	$266.2	$319.5	$197.1	73.9%
Lace Up Plan Scorecard	20%					150%
Sales from Strategic Vendors	25%	N/A	38.7% to 40.1%	N/A	43.0%	Exceeded Target
Off-Mall Square Footage	25%	N/A	40.6% to 42.3%	N/A	42.0%	Met Target
Sales from Loyalty	25%	N/A	26.1% to 30.0%	N/A	33.0%	Exceeded Target
Sales from eCommerce	25%	N/A	17.9% to 18.5%	N/A	18.2%	Met Target

(1)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. To the extent Adjusted Operating Income falls between two discrete points in the table above, linear interpolation would be used to determine the applicable payout percentage. For the Lace Up Plan Scorecard, payouts are calculated by averaging the scores that correspond to each performance level (performance below target earns a score of 1, at target earns a score of 2, and above target earns a score of 3; an average score of 1.25, 2.0 or 3.0 results in a 25%, 100% or 200% payout, respectively, with linear interpolation used between these points).

8	Foot Locker, Inc.	2025 Proxy Statement

VOTING ROADMAP
STATUS OF PSU AWARDS
The 2023-25 PSU awards contingent on two-year average After Tax Income and ROIC targets were forfeited because the minimum financial targets were not achieved. The Transformation PSU Award and the 2024-26 PSU Awards remain in progress.
	2023 2024 2025 2026	Goals(1)	Weight	Threshold	Target	Maximum	Performance as of End of Fiscal 2024	Result
2023-25 PSU Awards	100% Completed	Two-Year Average After-Tax Income (in millions)	70%	$317.3	$373.3	$447.9	$135.3	No payout
	100% Completed	Two-Year Average ROIC	30%	6.6%	7.4%	8.6%	4.0%	No payout
	100% Completed	rTSR Modifier (percentile)	N/A	30th	55th	80th	75%	No payout
Transformation PSU Award	2/3 Completed	Revenue(2)	40%	—	—	—	Below threshold	In progress
	2/3 Completed	EBIT Margin(2)	40%	—	—	—	Below threshold	In progress
	2/3 Completed	Lace Up Plan(2)	20%	—	—	—	Below threshold	In progress
	2/3 Completed	Sales from Strategic Vendors	25%	—	—	—	On target	In progress
	2/3 Completed	Off-Mall Square Footage	25%	—	—	—	Below target	In progress
	2/3 Completed	Sales from Loyalty	25%	—	—	—	Below target	In progress
	2/3 Completed	Sales from eCommerce	25%	—	—	—	Below target	In progress
2024-26 PSU Awards	1/3 Completed	Three-Year Cumulative Adjusted After-Tax Income(2)	50%	—	—	—	Below threshold	In progress
	1/3 Completed	Three-Year Cumulative Revenue(2)	25%	—	—	—	Below threshold	In progress
	1/3 Completed	rTSR(2)	25%	—	—	—	Below threshold	In progress
(1)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. To the extent Adjusted After-Tax Income, Revenue and relative TSR fall between two discrete points in the table above, linear interpolation will be used to determine the applicable payout percentage.

(2)
We are not disclosing the specific performance target levels for these goals in the Compensation Discussion and Analysis section because they represent confidential, commercially sensitive information that we do not disclose to the public and we believe, if disclosed, would cause competitive harm to the Company. The target levels for such performance measures are inherently competitive and, if disclosed, would provide valuable insight into specific customers, markets and areas on which we are focused. We will disclose the target levels once the performance period has been completed.

See Annual Incentive Plan and LTI Awards beginning on page 52 and page 54, respectively, for further information.

2025 Proxy Statement	Foot Locker, Inc.	9

VOTING ROADMAP

APPROVAL OF AN
AMENDMENT TO THE 2007
STOCK INCENTIVE PLAN, AS
AMENDED AND RESTATED
The Board believes that amending the Equity Plan to increase the share reserve and to reflect the Company’s grant practices by removing the fungible share ratio will further the purpose of the Stock Incentive Plan to continue to attract, retain, and motivate talent who are essential to the Company’s long-term success, align the interests of officers, other team members, and non-employee directors of the Company with those of the Company’s shareholders, as well as reinforce corporate, organizational, and business development goals.
The Board recommends a vote FOR this proposal. PAGE 89

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Board believes that the retention of KPMG LLP to serve as the Independent Auditors for Fiscal 2025 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the Independent Auditors.
The Board recommends a vote FOR this proposal. PAGE 99

VOTE ON A SHAREHOLDER PROPOSAL REQUESTING THAT THE COMPANY ADOPT A GOAL FOR REDUCING ITS ENTERPRISE-WIDE GREENHOUSE GAS EMISSIONS IN LINE WITH THE PARIS AGREEMENT
The Board has carefully considered the shareholder proposal and believes that it is not in the best interest of our shareholders. The Company has taken reasonable and proportionate steps to manage its climate-related risks and has made progress in reducing its greenhouse gas (GHG) emissions.
The Board recommends a vote AGAINST this proposal. PAGE 103

10	Foot Locker, Inc.	2025 Proxy Statement

GOVERNANCE
OUR BOARD OF DIRECTORS
Our Board consists of individuals from a diverse range of backgrounds and Board experience. What our Board shares is a common desire to support and oversee management in successfully executing our Lace Up Plan, which benefits all of our stakeholders. The Board has delegated certain duties to its committees, which assist the Board in carrying out its responsibilities. There are five standing committees of the Board. Each independent director serves on at least two committees.
The Board has adopted charters for each of the Audit Committee (investors.footlocker-inc.com/audit), HCC Committee (investors.footlocker-inc.com/comp), NCR Committee (investors.footlocker-inc.com/gov), and Technology Committee (investors.footlocker-inc.com/tech).
As a general principle, the Board believes that the periodic rotation of committee and committee chair assignments on a staggered basis provides opportunities to foster diverse perspectives, develops further the depth and breadth of knowledge within the Board, and prepares the Board for future director succession.
CORPORATE GOVERNANCE HIGHLIGHTS
•
All director nominees except for our CEO are independent, including our Non-Executive Chair

•
Annual election of directors by majority voting standard for uncontested elections

•
Director refreshment policy with a director retirement age of 72

•
Each director nominee is in compliance with our Outside Directorships Policy

•
Regular executive sessions of independent directors

•
Annual Board and committee self-assessment process

•
360-degree peer and self-assessment facilitated by an

independent third party approximately every 3 years
•
Prohibition on hedging and pledging

•
Proxy access bylaw provisions

•
Proactive year-round shareholder engagement program

CORPORATE GOVERNANCE GUIDELINES
The Board has adopted the Corporate Governance Guidelines to assist the Board in the exercise of its governance responsibilities and serve as a framework within which the Board may conduct its business. The NCR Committee at least annually reviews the Guidelines and recommends amendments of the Guidelines to the Board, as appropriate. The Corporate Governance Guidelines are available at investors.footlocker-inc.com/cgg.
DIRECTOR INDEPENDENCE
Under NYSE listing standards, for a director to be considered independent, the Board must affirmatively determine that they do not have a material relationship with Foot Locker. In addition to the independence criteria established by the NYSE, the Board has adopted categorical standards to assist it in making its independence determinations regarding individual directors. These categorical standards are contained in the Corporate Governance Guidelines, which are available at investors.footlocker-inc.com/cgg.

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GOVERNANCE
The Board has determined that the following categories of relationships are immaterial for purposes of determining whether a director is independent under the NYSE listing standards:
CATEGORICAL RELATIONSHIP	DESCRIPTION
Investment Relationships with the Company	A director and any immediate family member may own equities or other securities of the Company.
Relationships with Other Business Entities
A director and any family member may be a director, executive officer, employee or beneficial owner of less than 10% of the shares of a business entity with which the Company does business, provided that the aggregate amount of payments to, or payments from, such business entity in any of the last three fiscal years does not exceed the greater of $1 million or 1% of that business entity’s annual consolidated gross revenues for the applicable fiscal year.

Relationships with Not-for-Profit Entities
A director and any family member may be a director, executive officer or employee of a not-for-profit organization to which the Company (including the Foot Locker Foundation, Inc.) makes contributions, provided that the aggregate amount of the Company’s contributions in any of the last three fiscal years does not exceed the greater of $1 million or 2% of the not-for-profit entity’s consolidated gross revenues.

The Board, upon the recommendation of the NCR Committee, has determined that the following director nominees are independent under the NYSE rules because they have no material relationship with the Company that would impair their independence:
DONA D. YOUNG	VIRGINIA C. DROSOS	DARLENE NICOSIA
ULICE PAYNE, JR.	SONIA SYNGAL	KIMBERLY K. UNDERHILL
JOHN VENHUIZEN	TRISTAN WALKER
The Board, upon the recommendation of the NCR Committee, also had determined that Alan D. Feldman, who served as a director during a portion of Fiscal 2024, was independent under NYSE listing standards at the time of his service. In addition, the Board, upon the recommendation of the NCR Committee, determined that Guillermo G. Marmol and Steven Oakland, who are serving as directors during a portion of Fiscal 2025 until their terms expire at the Annual Meeting, are independent under NYSE listing standards at the time of their service.
The NCR Committee and the Board consider all relevant facts and circumstances when making an independence determination. As part of this review, the NCR Committee and the Board considered all relationships involving the Company’s non-employee directors. The amounts paid to or received from each party under the Company’s business relationships do not exceed the relevant threshold of the NYSE listing standards in the past three fiscal years.
The Board has determined that all members of the Audit Committee, HCC Committee, NCR Committee, and Technology Committee are independent as defined under applicable NYSE listing standards and SEC rules, including those applicable to such committee.
BOARD LEADERSHIP STRUCTURE
Our Board evaluates, from time to time as appropriate, whether the same person should serve as Chair and CEO, or whether the positions should be held by different persons, in light of all relevant facts and circumstances and what it considers to be in the best interests of the Company and our shareholders. The positions of Chair and CEO are currently separated with Ms. Young serving as Non-Executive Chair and Ms. Dillon serving as CEO. The Board believes its current leadership structure best serves the Board’s oversight of management, the Board’s carrying out of its responsibilities on the shareholders’ behalf, and the Company’s overall corporate governance at this time. The Board also believes the separation of the roles allows the CEO to focus her efforts on operating and managing the Company. Additionally, the Board believes that Ms. Young’s significant experience with governance, corporate development, risk management, leadership development, and finance given her prior service as a public company CEO and General Counsel provide the requisite experience needed to effectively serve in her role as Non-Executive Chair.

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GOVERNANCE
DIRECTOR SELECTION AND NOMINATION PROCESS
1 IDENTIFY THE CANDIDATE
The NCR Committee is responsible for identifying potential nominees to the Board. The NCR Committee may retain a director search firm to identify director candidates, when it deems appropriate.

2 EVALUATE CANDIDATE QUALIFICATIONS

The NCR Committee establishes criteria for candidates for Board membership, approved by the Board, based upon area of expertise, backgrounds, experiences, independence, or other relevant factors, taking into consideration the needs of the Board and the Company and the mix of expertise, backgrounds and experience among current directors.
As a guiding principle, the Board strives for a Board with diverse backgrounds and experience, with directors having skills relevant to the Company’s strategy.

3 RECOMMENDATION AND NOMINATION

The NCR Committee is responsible for making recommendations to the Board for the nomination and election of directors.
The NCR Committee also reviews the qualifications and performance of then-current directors and makes recommendations to the Board with regard to the nomination of directors for re-election to the Board.

4 SHAREHOLDER VOTE
Nominees are elected by our shareholders at the Annual Meeting of shareholders.

5 IMPLEMENTATION

In the past six years, four of our current Directors, including three independent Directors, were elected to the Board by our shareholders for the first time.
Mary N. Dillon
Virginia C. Drosos
Darlene Nicosia
Tristan Walker
In Fiscal 2024, the Board appointed two new directors who are standing for election by our shareholders for the first time.
Sonia Syngal
John Venhuizen

SHAREHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES
Shareholders who wish to recommend candidates for Board membership may contact the NCR Committee in the manner described under Communications with Our Board on page 24. Shareholder nominations must be made according to the procedures required under, and within the timeframe described in, the Bylaws and under Deadlines and Procedures for Nominations and Shareholder Proposals for the 2026 Annual Meeting on page 106. Shareholder-recommended candidates will be evaluated by the NCR Committee in the same manner as the Company’s nominees.

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GOVERNANCE
MAJORITY VOTING IN THE ELECTION OF DIRECTORS
Directors must be elected by a majority of the votes cast in uncontested elections, and a plurality of the votes cast in contested elections. Our Corporate Governance Guidelines provide that any incumbent director who does not receive a majority of the votes cast in an uncontested election is required to tender their resignation for consideration by the NCR Committee. The NCR Committee will make a recommendation to the Board whether to accept or reject the resignation, or take other action based upon the best interests of the Company and its shareholders. In determining its recommendation to the Board, the NCR Committee shall consider all factors that it deems relevant. The director who tenders their resignation will not participate in the NCR Committee’s or Board’s decision. Following such determination, the Company will promptly publicly disclose the Board’s decision, including, if applicable, the reasons for rejecting the tendered resignation.
PROXY ACCESS
Under our proxy access bylaw, a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Common Stock continuously for at least three years as of the date of the notice of nomination, may nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater (subject to certain limitations set forth in the Bylaws), provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.
DIRECTOR REFRESHMENT, BOARD TENURE, AND TERM LIMITS
DIRECTOR REFRESHMENT
The Company is focused on having a well-constructed and high-performing Board and recognizes the importance of Board refreshment. To that end, the Company has a director refreshment policy that combines a retirement age (age 72) and a periodic individual assessment process with the annual election of directors. Over the past six years, we have added five highly qualified independent directors to the Board and six independent directors have retired over that same time period. The Board’s median tenure is currently five years, consistent with other leading companies. This reflects the balance the Board brings to refreshment while maintaining the benefits of experience. Ms. Syngal and Mr. Venhuizen were initially identified as potential director candidates by a third party director search firm engaged by the NCR Committee.
BOARD TENURE AND TERM LIMITS
The NCR Committee selects director nominees who think and act independently and can clearly and effectively communicate their convictions. The Board does not believe having a long tenure alone presumptively renders a director to not be independent. Conversely, the Board has determined that its longer-tenured directors have important experience, bring diverse perspectives, and provide tangible value to the Board and the Company. The Board has also determined that their length of tenure has allowed these directors to accumulate valuable knowledge and experience based upon their history with the Company and their breadth of experience in leadership roles across a range of industries outside the Company. The Board believes this knowledge and experience improves the ability of the Board to provide constructive guidance and informed oversight to management.
The NCR Committee has considered the feedback of some shareholders as well as the discussions of some commentators that suggest lengthy Board tenure should be balanced with new perspectives. In response to such feedback and commentary, the NCR Committee has worked with the Board to structure the Board such that there is an appropriate mix of directors of varying tenures, with new directors and perspectives joining the Board over time while retaining the institutional knowledge and broader business experience of longer-tenured directors.
CHANGE IN DIRECTOR’S EMPLOYMENT
The Board has established a policy whereby a non-employee director is required to advise the NCR Committee Chair of any change to their principal employment. If requested by the NCR Committee Chair, after consultation with the other members of the NCR Committee, the director is required to submit a letter of resignation to the NCR Committee Chair, for the NCR Committee to consider.

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GOVERNANCE
OUTSIDE DIRECTORSHIPS POLICY
The Board has established a policy limiting the number of additional public company or substantial private company boards on which directors and executive officers of the Company may serve:
In renominating directors for election at the Annual Meeting, the NCR Committee and Board have determined that each of our directors is currently in compliance with our Outside Directorships Policy and has sufficient time, energy, and attention to serve on the Board.
BOARD SIZE
The Board and the NCR Committee regularly assess the size and composition of the Board, and assessing Board and committee structure and size are key components of our annual Board and committee evaluation process. As provided in our Bylaws, the number of directors constituting the entire Board shall be not less than 7 or more than 13, with the exact number of directors to be determined from time to time by resolution adopted by a majority of the Board.
Following the Annual Meeting, the Board will consist of nine members, which we believe is sufficient to meet the oversight responsibilities of the Board, and allows for an appropriate mix of experiences and backgrounds.
DIRECTOR ON-BOARDING AND CONTINUING EDUCATION
We have a two-phase on-boarding program for new directors that is intended to educate new directors about the Company and the Board’s practices. Newly elected directors participate in an initial orientation following their election and a follow-up program after the first anniversary of their election that is specifically tailored to the individual director.
The orientation program includes:
•
written information about the business, operations, and policies of the Company, the Board, and director responsibilities;

•
meetings with senior management to familiarize the new director with the Company’s operations, finances, strategic plan, competitive environment, significant pending issues, and management development practices and resources;

•
interactions outside of Board meetings with the Non-Executive Chair and the CEO, committee chairs, an assigned director mentor, and other directors;

•
facility, store, and other field visits with management; and

•
other meetings and interactions with management and outside consultants, as appropriate.

We host regular Board and committee presentations to keep directors appropriately apprised of key developments concerning relevant topics to support the effective execution of their oversight responsibilities.
We also encourage all directors to attend external continuing education programs to maintain their expertise and share takeaways with the other directors concerning these programs. We reimburse directors for reasonable expenses incurred in attending continuing education programs. Our directors have attended a variety of continuing education programs, conferences, and events hosted by universities, trade groups, law firms, accounting firms, and other advisory service firms on a variety of topics. Our directors also regularly visit our stores to engage with our Stripers, enhance their understanding of our business, witness strategy execution firsthand, and further contribute to their oversight of the Lace Up Plan.

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GOVERNANCE
BOARD MEETINGS AND DIRECTOR ATTENDANCE
The Board held 15 meetings during Fiscal 2024. Each individual director attended on average 98% of the aggregate of all Board and committee meetings for the committees on which they served during Fiscal 2024.
The Board holds regularly-scheduled executive sessions of independent directors in conjunction with each Board meeting. Ms. Young, as Non-Executive Chair, presides at these executive sessions, as well as at Board meetings.

Fiscal 2024 Average Board and Committee Meeting Attendance
98%

Directors are expected to attend the Company's annual meetings of shareholders. The annual meeting is typically scheduled on the same day as a quarterly Board meeting. In Fiscal 2024, all of the directors who were serving at the time, including those who have since retired, attended the annual meeting.
STOCK OWNERSHIP GUIDELINES
The Stock Ownership Guidelines align the interests of non-employee directors and executive officers with the interests of shareholders, and promote sound corporate governance. The non-employee directors and executive officers are expected to achieve and maintain beneficial ownership of Common Stock having a value equal to at least the multiple indicated in the table below of the remuneration payable to them from time to time. The individual guidelines established for each participant are as follows:
Non-Employee Director and Executive Officer Position	Multiple
Non-Employee Director	4X	Annual Retainer Fee (both Cash and Equity)
Chief Executive Officer	6X	Annual Base Salary Rate
Executive Vice President(1)	3X	Annual Base Salary Rate
Senior Vice President	2X	Annual Base Salary Rate

(1)
Applies to our current President.

The following table illustrates which equity holdings count toward the Stock Ownership Guidelines:

WHAT COUNTS	WHAT DOES NOT COUNT
Common Stock	Stock Options
RSUs	Shares held through the 401(k) Plan
Purchased ESPP shares
Earned PSUs
DSUs
Executives and non-employee directors are required to achieve compliance within five years of their hire or promotion effective date that caused them to be covered by the guidelines, or their election to the Board, respectively. In the event of any increase in the required ownership level, either as a result of an increase in the remuneration paid or the multiple, the target date for compliance with such increase is five years after the effective date.

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GOVERNANCE
The Company measures compliance at the end of each fiscal year, with the compliance determination at that point in time applying for the entire ensuing fiscal year, regardless of fluctuations in the Company’s stock price.
In the event any person subject to these guidelines fails to comply by the applicable date, they are required to hold the net shares obtained through all future stock option exercises and RSU vestings and settlements, after withholding for the payment of applicable taxes, until such person is in compliance. However, to account for fluctuations in the Company’s stock price, any person who has been in compliance as of the end of at least one of the two preceding fiscal years and who has not subsequently sold shares will not be subject to the holding requirements.
The NCR Committee will consider a non-employee director’s failure to comply with these guidelines when considering that director for re-election to the Board.
100%	of directors, the CEO, and other executive officers were in compliance as of the end of Fiscal 2024 (or within an applicable transition period to achieve compliance).

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GOVERNANCE
BOARD AND COMMITTEE EVALUATIONS
The Board and its committees engage in a robust Board and committee assessment process every year, and a 360-degree peer and self-assessment facilitated by an independent third party approximately every three years, both of which are designed to elicit candid feedback regarding the areas in which the Board and its committees could improve, as described in the table below. The Board last conducted a 360-degree peer and self-assessment in Fiscal 2024.
ACTION ITEM	BOARD AND COMMITTEE ASSESSMENT	360-DEGREE PEER AND SELF-ASSESSMENT
Cadence	Annual	Triennial
Assessments
Each director completes a separate detailed assessment to evaluate the Board and each committee on which they serve.
•
Topics covered relate to, among others, Board and committee composition, meeting preparation, leadership, strategy and operational oversight and interactions with management.

Each independent director completes a detailed peer and self-assessment.
•
Topics covered relate to, among others, each director’s dedication to the Company’s core values, participation in Board and committee meetings, exercise of independent judgment, proactive learning, expertise and innovative solutions.

Reporting
The General Counsel reviews and summarizes the responses.
Each director participates in a confidential, open-ended, one-on-one interview facilitated by the Non-Executive Chair to discuss the results of the assessments.
•
Each committee chair meets separately with each of its members to discuss the results of that committee’s assessment.

An independent third party provides a confidential report of the results to the Non-Executive Chair, except the report on the Non-Executive Chair, which is provided to the NCR Committee Chair. The Non-Executive Chair briefs the CEO on the results.
•
Confidential, open-ended, one-on-one interviews are facilitated by the Non-Executive Chair and, for the Non-Executive Chair, by the NCR Committee Chair.

Action Planning
This evaluation process has led to various refinements designed to increase Board effectiveness over the past few years, including:
•
Ensuring that Board and committee agendas are appropriately focused on strategic priorities.

•
Increasing focus on continuous Board succession planning and refreshment.

•
Establishing the Technology Committee, given the significant technology investments included in the Lace Up Plan.

•
Rotating committee and committee chair assignments periodically on a staggered basis.

These evaluations have consistently identified development opportunities for each director. They have also found that each director:
•
Seeks opportunities to proactively strengthen their understanding of their role as a director.

•
Participates actively and constructively in, and is well-prepared for, Board and committee meetings.

•
Exercises independent judgment when considering issues before the Board and committees.

•
Brings functional expertise to the Board to augment management’s thinking and development.

•
Seeks opportunities to better understand the Company’s business and issues that are important to shareholders and offers innovative solutions to these challenges.

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GOVERNANCE
OUR BOARD’S OVERSIGHT OF OUR BUSINESS
Risk Oversight

The Company maintains an ERM Committee, which is composed of executive leaders. The ERM Committee meets quarterly to discuss various risks including risks related to the ERM program. On an annual basis, Internal Audit leads an enterprise-wide risk assessment with the ERM Committee. The ERM Committee evaluates enterprise risks to determine risk prioritization, which is discussed with the Audit Committee and shared with the Board. Procedures are established for regular risk monitoring and review of mitigation actions by the ERM Committee. Our senior management regularly attend Board and committee meetings and provide the Board and its committees with reports on our operations, strategies, and objectives, and relevant inherent risks, as well as management plans to monitor and address such risks. These meetings also provide a forum for directors to discuss issues with, request additional information from, and provide guidance to, senior management. Our directors have direct access to senior management to discuss any matters of interest, including risks. The Company’s Disclosure Committee, comprised of a cross-functional team of management, including members of the ERM Committee, regularly reviews the Company’s proposed financial and business disclosures, including quarterly and annual SEC reports to ensure that the Company’s disclosures regarding risks are accurate, complete, and timely.

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GOVERNANCE
Cybersecurity
We are subject to technology risks, including failures, security breaches, and cybersecurity risks, that could harm our business. Our cybersecurity program includes the following elements:
ELEMENT	STRATEGY
Technology	We employ a layered “defense, detect, and respond” strategy.
Benchmarking and External Engagement	We benchmark our security practices against other organizations, and are active in the information security community.
Third-Party Assessments	We engage a range of outside experts to regularly assess our organizational security programs, processes, and capabilities.
Internal Assessments	We regularly test and improve our information systems through security risk and compliance review, tabletop exercises, user access campaigns, and other strategies.
Code of Business Conduct
The Company has adopted a Code of Business Conduct applicable to all directors, executive officers, corporate officers, and other team members. We refer to all our employees as “team members,” including throughout this Proxy Statement, to reflect the significant role they play in our success. The Company periodically reviews the Code of Business Conduct and revises it, as appropriate. The Audit Committee is responsible for reviewing and monitoring the Code of Business Conduct, and any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. Any amendment or waiver to the Company’s code of ethics that applies to its directors or executive officers will be posted on its website or disclosed in a Current Report on Form 8-K filed with the SEC.
Transactions with Related Persons
We have adopted a written Related-Party Transaction Policy. The policy provides that officers, directors, holders of more than 5% of our voting securities, and any member of the immediate family of or any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of our NCR Committee or other independent members of the Board in the event it is inappropriate for the NCR Committee to review the transaction due to a conflict of interest. Any request for the Company to enter into a transaction with a related-party in which the amount involved exceeds $10,000 must first be presented to the NCR Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the NCR Committee will take into account all relevant facts and circumstances available. Since February 3, 2024, there have been no related person transactions that met the requirements for disclosure in this Proxy Statement.
Policy Prohibiting Insider Trading
We have adopted policies and procedures governing the purchase, sale, and other dispositions of our securities by all directors and employees in our Insider Trading Policy. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. We have procedures to ensure that our repurchases of common stock comply with applicable securities laws.
Our Insider Trading Policy prohibits directors and employees from trading in Company securities while in possession of material, nonpublic information about the Company, among other things. Directors and executive officers must also pre-clear their transactions in Company securities and, along with other insiders, are subject to certain blackout periods. Our Insider Trading Policy includes guidelines and procedures for directors and executive officers who choose to adopt a trading plan pursuant to Exchange Act Rule 10b5-1 as an exemption to the trading restrictions in our Insider Trading Policy.
The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to our Insider Trading Policy, a copy of which is filed as Exhibit 19 to the Annual Report.
Strategy Oversight
Oversight of the Company’s business strategy is a key responsibility of the Board, including work embedded in the Board committees. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties. The Board’s oversight, and management’s execution of business strategy, are viewed with a long-term mindset and a focus on assessing both opportunities for, and potential risks to, the Company.
While the Board and its committees oversee strategic planning, management is charged with developing and executing the business strategy. Management is completely transparent with the Board. To monitor the performance of the Company’s strategic goals, the Board maintains an open dialogue with, has regular access to, and receives ongoing updates from, management. For example, our Non-Executive Chair engages in regular cadence of communication and engagement with management, including

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GOVERNANCE
ongoing dialogue with the CEO and monthly calls with members of the executive leadership team, and each of the committee chairs regularly engages with their respective management liaisons. These discussions are enhanced with regular visits to our stores to engage with our Stripers, understand the business, see strategy execution firsthand, and ultimately contribute to the oversight of our Lace Up Plan.
Succession Planning Oversight
One of the primary responsibilities of the Board is to ensure that the Company has a high-performing CEO and management team. To meet that goal, the Board, the HCC Committee, the NCR Committee, and management share responsibility for management development and succession planning, guided by a very intentional process:
Responsible Party	Oversight Area
Board
Oversight of these topics as part of its overall oversight role, including regular reviews of management development and succession planning to maximize the pool of emerging talent who can assume top management positions without undue interruption. Our Board succession process is designed to prepare the Company for both expected successions, such as those arising from anticipated retirements, as well as those occurring when executives leave unexpectedly, including due to death, disability, or other unforeseen events. We maintain updated emergency succession plans for the CEO.
•
Skills Profile. In assessing possible CEO and other senior leadership candidates, our independent directors identify the skills, experiences, and attributes they believe are required to be an effective leader in light of the Company’s global business strategies, opportunities, and challenges.

•
Role of Management. Each director has complete and open access to any member of management. Members of management, including those several levels below senior management, are invited regularly to make presentations at Board and committee meetings and meet with directors in informal settings to allow the directors to form a more complete understanding of the executives’ skills and character.

•
Role of External Search Firms. Succession reviews for key executive roles consist of an assessment of internal candidates and external talent identified by executive search firms, as well as professional and leadership development plans for internal candidates.

HCC Committee
As described in its charter, the HCC Committee has primary responsibility for organizational talent and development and management succession planning, including regular reviews of executive performance, potential, and succession planning with a deeper focus than the full Board review, emphasizing career development of promising management talent.

NCR Committee	As described in its charter, the NCR Committee has primary responsibility for reviewing and making recommendations regarding the governance and process around CEO succession planning.
Management
There is collaboration of the Chief Human Resources Officer and senior Human Resources leaders with functional leaders across the Company in developing and implementing programs to attract, assess, and develop management-level talent for possible future senior leadership positions.

Human Capital Management Oversight
The Board believes that the strength of the Company’s workforce is one of the significant contributors to our success as a global company. The Board made human capital management a priority through its HCC Committee, which oversees the Company’s programs and performance relating to human capital matters, including culture, recruiting, retention, career development and progression, human health and safety, and total rewards, and makes recommendations to the Board regarding the integration of human capital matters into the Company’s business strategy and operation.
Responsible Business Oversight
We are very intentional about our mission. Management and the Board understand that how we achieve our purpose is just as important as the results. Stakeholders understandably want to know that the companies they are buying from, investing in, working for, or doing business with, are acting responsibly by valuing their team members, giving back to the communities they serve, and actively addressing the environmental impact of their operations. For these reasons, among others, we manage our business responsibly.
The Board is actively engaged in the oversight of the Company’s global responsible business strategy. In exercising its authority, the Board recognizes that the long-term interests of our shareholders are best advanced when considering other stakeholders,

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GOVERNANCE
including customers, team members, business partners, and the communities we serve. The NCR Committee oversees our global responsible business strategy and associated risks and opportunities, including climate-related and responsible sourcing-related risks and opportunities. The Board receives updates from the NCR Committee Chair throughout the year. In addition, each of the Audit Committee, HCC Committee, and Technology Committee have certain responsible business oversight responsibilities relevant to their respective committees.
SHAREHOLDER ENGAGEMENT
WHY WE ENGAGE
The Board’s relationship with shareholders is an important part of the Company’s success. The Board believes it is important to foster long-term relationships with shareholders and understand their perspectives. The Board has a long tradition of engaging with shareholders. The Board values an open dialogue with shareholders, and the Board believes that regular communication is a critical part of the Company’s long-term success. Through these activities, the Board discusses the Company’s corporate governance, executive compensation programs, responsible business practices, and other topics of interest to shareholders. We also closely monitor policy statements and focus areas for shareholders. These engagement efforts allow the Board to better understand shareholders’ priorities and perspectives and provide the Board with useful input concerning the Company’s compensation, corporate governance, and responsible business practices.
The Board is committed to:
Accountability.
Drive and support leading corporate governance and board practices.
Transparency.
Maintain high levels of transparency on a range of financial, governance, and responsible business issues to build trust.
Engagement.
Proactively engage with shareholders and proxy advisory firms on a range of topics to sustain two-way dialogue and identify emerging trends and issues to inform the Board’s thinking and approach.
This shareholder engagement program complements the ongoing dialogue throughout the year among shareholders and our Chief Executive Officer, Chief Financial Officer, President, and Investor Relations team on our financial and strategic performance.

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GOVERNANCE
SUMMER	FALL
• The Board reviews the voting results of the prior annual meeting. • The Board reviews governance trends and key topics from the prior proxy season and peer company practices.
•
We contact shareholders and proxy advisors to
engage in conversations and listen to their feedback, including suggestions and concerns, on our governance and compensation practices.

•
Our Non-Executive Chair shares engagement
feedback with the Board.

ANNUAL MEETING
SPRING	WINTER
• We file our Proxy Statement and contact shareholders to answer any questions about our disclosure and the proposals.
•
The Board uses the feedback from our engagement meetings in its review of governance and compensation practices for the coming year.

•
We begin drafting this Proxy Statement and consider disclosure enhancements taking into account the engagement feedback.

WHO WE ENGAGE
During the 2024 shareholder engagement cycle, we reached out to 14 shareholders representing over 60% of our total shares outstanding.
ENGAGEMENT TOPICS
• Board Oversight of Lace Up Plan • Board Assessment Process • Board and Management Succession • Executive Compensation • ESG • Supply Chain Risks • Other Corporate Governance Topics

How we have been responsive to engagement
The Non-Executive Chair shares the feedback gained from our shareholder engagement meetings with the NCR Committee and the Board, as well as compensation-specific feedback with the HCC Committee. In recent years, we have taken a number of actions based on shareholder feedback to strengthen our governance practices, global responsible business strategy, and disclosure. For example, the Board separated the Chair and CEO roles, adopted proxy access, amended our Bylaws to implement a majority voting standard in uncontested director elections, and added a Director Nominees’ Skillset Matrix to our proxy statements to describe each director’s qualifications. The Company also enhanced its responsible business disclosure by publishing an Impact Report.
In light of feedback received during our 2023 shareholder engagement, the HCC Committee decided to make certain enhancements to the executive compensation program design, which include linking the Lace Up Plan Scorecard to the Annual Incentive Plan and implementing a three-year performance period for the PSU awards granted in March 2024. See Listening to Shareholders and 2024 Say-on-Pay Shareholder Vote on page 46 for a discussion of the 2024 compensation program design changes. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback.
These examples evidence our continued dedication to remain responsive on a variety of shareholder concerns. Please continue to share your thoughts or concerns at any time. The Board has established a process to facilitate shareholder communications with the Board, as described below.

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GOVERNANCE
COMMUNICATIONS WITH OUR BOARD
Shareholders and other interested parties who wish to communicate directly with the independent directors of the Board should send a letter to the Board. Our Corporate Secretary will promptly send a copy of the communication to the Non-Executive Chair, who may direct our Corporate Secretary to send a copy of the communication to the other independent directors and may determine whether a meeting of the independent directors should be called to review the communication.
COMMITTEES
AUDIT		Fiscal 2024 Meetings and Average Attendance: 8 100%
Darlene Nicosia CHAIR	Other Members: Virginia C. Drosos, Guillermo G. Marmol, Sonia Syngal, John Venhuizen, and Dona D. Young
This committee consists of all independent directors, as independence is defined under the SEC and NYSE rules applicable to audit committee members. All of the members meet the expertise requirements under the NYSE rules. The Board has determined that Ms. Nicosia qualifies as an “Audit Committee Financial Expert,” as defined by the rules under the Exchange Act. The Audit Committee Report appears on page 100.

KEY OVERSIGHT RESPONSIBILITIES

•
appoints the independent auditors and ensures regular rotation of lead audit partner

•
approves the independent auditors’ compensation

•
assists the Board in fulfilling its oversight responsibilities in the following areas:

•
accounting policies and practices

•
financial statements

•
legal and regulatory compliance

•
ERM

•
independent auditors’ qualifications, independence, and performance

•
internal auditors’ qualifications, performance, and compensation

•
Code of Business Conduct compliance

•
establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting and audit controls, and auditing matters

•
reviews insurance and self-insurance reserves

•
reviews derivatives policy and use of derivatives

•
reviews and discusses risk assessments from management with respect to responsible business-related risks and required responsible business disclosures and internal control practices with respect to such disclosures

24	Foot Locker, Inc.	2025 Proxy Statement

GOVERNANCE
EXECUTIVE		Fiscal 2024 Meetings and Average Attendance: 1 100%
DONA D. YOUNG CHAIR	Other Members: Mary N. Dillon, Darlene Nicosia(1), Steven Oakland, Ulice Payne, Jr., and Kimberly K. Underhill	This committee consists of the chair of each standing committee, the CEO and the Non-Executive Chair.

KEY OVERSIGHT RESPONSIBILITY
• shares all of the powers of the Board during intervals between Board meetings, with all directors invited to participate, and used only in extraordinary circumstances

(1)
As of April 1, 2025.

HCC		Fiscal 2024 Meetings and Average Attendance: 8 98%
KIMBERLY K. UNDERHILL CHAIR	Other Members: Guillermo G. Marmol, Darlene Nicosia, Steven Oakland, Sonia Syngal, and Dona D. Young (Ex Officio Member)
This committee consists of all independent directors, including an Ex Officio Member, as independence is defined under the NYSE rules applicable to compensation committee members. See CD&A beginning on page 44 for a discussion of the HCC Committee’s procedures for determining compensation, and the HCC Committee Report on page 69.

KEY OVERSIGHT RESPONSIBILITIES

•
together with the other independent directors of the Board, determines the CEO’s compensation

•
reviews and approves compensation for executive officers, and team members subject to Section 16 reporting obligations

•
approves all equity compensation (except by delegation of authority for participants other than executive officers and employees subject to Section 16 reporting obligations)

•
assesses risk in relation to the Company’s compensation policies and practices

•
administers the Company’s compensation plans reviews

•
reviews, oversees and administers the Company’s clawback policy and oversees compliance with Stock Ownership Guidelines for executive officers

•
reviews management succession planning, including in coordination with the NCR Committee with respect to the CEO

•
reviews, oversees and makes recommendations to the Board concerning human capital matters

•
reviews relevant responsible business factors in its oversight of compensation, benefits, and employment arrangements

2025 Proxy Statement	Foot Locker, Inc.	25

GOVERNANCE
NCR		Fiscal 2024 Meetings and Average Attendance: 4 100%
ULICE PAYNE, JR. CHAIR	Other Members: Kimberly K. Underhill, Tristan Walker, and Dona D. Young	This committee consists of all independent directors.

KEY OVERSIGHT RESPONSIBILITIES

•
oversees corporate governance matters affecting the Company, including developing and recommending policies relating to director service and tenure and reviewing the Corporate Governance Guidelines

•
establishes qualifications and other criteria for Board candidates

•
retains a third-party search firm from time to time to identify potential director candidates

•
recommends new director nominees to the Board and considers re-nomination of existing directors

•
reviews Board committee membership and, after consultation with the CEO and Non-Executive Chair, makes recommendations to the Board annually regarding committee and committee chair assignments

•
reviews, and makes recommendations to the Board, regarding non-employee director compensation

•
oversees the Company’s responsible business strategy and reviews and considers related public reporting, including the Company’s Impact Report

26	Foot Locker, Inc.	2025 Proxy Statement

GOVERNANCE
TECHNOLOGY		Fiscal 2024 Meetings and Average Attendance: 3 100%
STEVEN OAKLAND CHAIR	Other Members: Virginia C. Drosos, Ulice Payne, Jr., John Venhuizen, Tristan Walker, and Dona D. Young (Ex Officio Member)	This committee consists of all independent directors, including an Ex Officio Member.

KEY OVERSIGHT RESPONSIBILITIES

•
reviews technology strategy, risks, controls, processes, and progress and considers the staffing adequacy, skills, and allocation of technology resources

•
assesses and provides feedback on technology trends

•
monitors future technology trends that may affect the Company’s strategic plans

•
reviews with management the Company’s technology-related performance metrics and achievements

•
oversees, in conjunction with the Audit Committee, the technology ERM framework

•
reviews cybersecurity risks, incidents and governance framework

•
reviews with management the Company’s technology related policies and guidelines, including for data privacy

•
reviews significant technology acquisition processes, including Enterprise Resource Planning

•
reviews data and analytics capabilities and information governance framework

•
reviews digital engagement strategy, development, and operations, as well as customer satisfaction performance results

•
reviews and oversees, in connection with its oversight of the Company’s utilization of technology and digital engagement, relevant responsible business issues

2025 Proxy Statement	Foot Locker, Inc.	27

ELECTION OF DIRECTORS
The Board recommends a vote FOR each of the nominees.

There are currently eleven directors on our Board. Messrs. Marmol and Oakland will be retiring when their terms expire at the Annual Meeting. We thank Messrs. Marmol and Oakland for their service to the Board.
Upon the recommendation of our NCR Committee, the Board has decided to decrease the size of the Board from 11 to 9 directors, effective as of the Annual Meeting. All current directors, other than Messrs. Marmol and Oakland, are standing for election for a one-year term at the Annual Meeting.
We have refreshed our Board over the past six years, as five highly-qualified independent directors were added to the Board, and six independent directors retired. We believe that the Board possesses the appropriate mix of diverse backgrounds and experience and tenure, with directors having skills relevant to the Company’s strategy.
DIRECTOR NOMINEES
Messrs. Payne, Venhuizen and Walker, and Mses. Dillon, Drosos, Nicosia, Syngal, Underhill, and Young will be considered for election as directors to serve for one-year terms expiring at the 2026 Annual Meeting and until their successors shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Each nominee has been nominated by the Board for election and has agreed to serve. If, prior to the Annual Meeting, any nominee is unable to serve, then the persons designated as proxies for this meeting (Michael A. Baughn and Jennifer L. Kraft) will have full discretion to vote for another person to serve as a director in place of that nominee, or the Board may reduce its size.
DIRECTOR QUALIFICATIONS
The NCR Committee reviewed and evaluated the skills, experience, and qualifications catalogued under the Director Nominees’ Skillset Matrix on pages 37 through 38, and demonstrated by the director nominees, in light of the Company’s long-term strategic plan.
The Board, acting through the NCR Committee, considers its members, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board due to a variety of factors reflected in each director’s education, areas of expertise, and experience serving on other organizations’ boards during the past five years. Generally, the Board strives for a Board with diverse backgrounds and experience and tenure, with directors having skills relevant to the Company’s strategy. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on page 30. Their ages shown are as of April 10, 2025. There are no family relationships among our directors or executive officers.

28	Foot Locker, Inc.	2025 Proxy Statement

Proposal 1
BOARD DEMOGRAPHICS
TENURE	AGE	ATTENDANCE

GENDER/ETHNIC DIVERSITY	INDEPENDENCE

2025 Proxy Statement	Foot Locker, Inc.	29

Proposal 1
DIRECTOR NOMINEE BIOGRAPHIES

Dona D. Young,71
Non-Executive Chair
Director since: 2001
Committees:A | E | H | N | T

PROFESSIONAL EXPERIENCE
Independent executive and board consultant
The Phoenix Companies, Inc. (insurance and asset management company)	Chair, President and Chief Executive Officer, April 2003 to April 2009
CURRENT PUBLIC COMPANY BOARDS	REASONS FOR NOMINATION

•
Director, Chair of Compensation and Human Resource Committee, member of Nomination and Governance Committee, and member of Risk Committee, Aegon Ltd. (insurance, pension, and asset management company)

Ms. Young has significant governance, corporate development, risk management, leadership development, and financial experience given her prior service as a General Counsel, and later as a public company CEO, which are relevant in her role as Non-Executive Chair, as well as a member of the Audit Committee and NCR Committee. Ms. Young has received numerous awards and distinctions throughout her career, including being named one of four individuals identified by the Financial Times’s Outstanding Directors Exchange as a member of its Outstanding Directors Class of 2021 and the NACD Directorship 100 for 2015. She has served as an NACD Board Leadership Fellow since 2013, and was a 2012 Advanced Leadership Fellow at Harvard University. She obtained the CERT Certificate in Cybersecurity Oversight through the Software Engineering Institute at Carnegie Mellon University and NACD. She also received the NACD Director Certified designation.

OTHER BOARD SERVICE

•
Director, Vice Chair of Finance and Audit Committee, and member of the Nominating and Governance Committee and Compensation and Workforce Committee, USAA (United Services Automobile Association)

•
Director of Spahn & Rose Lumber Co.

•
Director, Chair of the Compensation Committee, and member of the Nominating and Governance Committee, NACD

•
Trustee, Saint James School in Saint James, Maryland

•
Director and member of the Audit and Governance committees, Save the Children Association and Save the Children International (non-profit organizations), January 2016 to February 2023

•
Director and member of the Audit Committee, Save the Children U.S. (non-profit organization), December 2012 to February 2023

CEO	DIGITAL AND CHANNEL CONNECTIVITY	RETAIL, BRAND MARKETING, AND SOCIAL MEDIA	SUPPLY CHAIN	ACCOUNTING AND FINANCE	FRANCHISE
BROAD-BASED BUSINESS	INTERNATIONAL	STRATEGIC INVESTMENTS	TARGET MARKET	CORPORATE DEVELOPMENT	RISK MANAGEMENT
CYBERSECURITY	PUBLIC POLICY AND GOVERNMENT	STRATEGIC PLANNING AND ANALYSIS	TECHNOLOGY AND SYSTEMS
COMMITTEES:	A | Audit	E | Executive	H | HCC	N | NCR	T | Technology	Committee Chair	Ex Officio Member

30	Foot Locker, Inc.	2025 Proxy Statement

Proposal 1

Mary N. Dillon, 63
Chief Executive Officer
Director since: 2022
Committees: E

PROFESSIONAL EXPERIENCE
Foot Locker, Inc.	Chief Executive Officer, since September 2022 President, September 2022 to March 2025
Ulta Beauty, Inc. (beauty retailer)	Executive Chair, June 2021 to June 2022 Chief Executive Officer and Director, July 2013 to June 2021
CURRENT PUBLIC COMPANY BOARDS	REASONS FOR NOMINATION
• Director, and member of the Risk and Conflicts committees, KKR & Co. Inc.
Ms. Dillon has over 35 years of experience leading consumer-driven businesses in a diverse range of industries, including consumer- packaged goods, restaurants, telecom, and retail. She brings deep consumer marketing and digital transformation expertise, strong operational experience, and a proven track record of shareholder value creation. Before Foot Locker, Inc., she served as Executive Chair of Ulta Beauty, after having served as CEO for eight years, and was responsible for guiding the company as it became the leading beauty destination in the United States and a successful omni-channel retailer with a best-in-class loyalty program. Ms. Dillon also has extensive public company board experience.

OTHER BOARD SERVICE

•
Director, Retail Industry Leaders Association

•
Ex-Officio Member of the Executive Committee, The Economic Club of Chicago

•
Member, The Business Council

•
Member, The Civic Committee

•
Member of Save the Children Board of Trustees

•
Director, Chair of the Compensation and Management Development Committee, and member of the Corporate Governance Committee, Starbucks Corporation, January 2016 to September 2022

CEO	DIGITAL AND CHANNEL CONNECTIVITY	RETAIL, BRAND MARKETING, AND SOCIAL MEDIA	SUPPLY CHAIN	ACCOUNTING AND FINANCE	FRANCHISE
BROAD-BASED BUSINESS	INTERNATIONAL	STRATEGIC INVESTMENTS	TARGET MARKET	CORPORATE DEVELOPMENT	RISK MANAGEMENT
CYBERSECURITY	PUBLIC POLICY AND GOVERNMENT	STRATEGIC PLANNING AND ANALYSIS	TECHNOLOGY AND SYSTEMS
COMMITTEES:	A | Audit	E | Executive	H | HCC	N | NCR	T | Technology	Committee Chair	Ex Officio Member

2025 Proxy Statement	Foot Locker, Inc.	31

Proposal 1

Virginia C. Drosos, 62
Independent Director
Director since: 2022
Committees: A | T

PROFESSIONAL EXPERIENCE
Signet Jewelers Limited	Chief Executive Officer,
(specialty jewelry retailer)	August 2017 to November 2024
PAST PUBLIC COMPANY BOARDS	REASONS FOR NOMINATION
• Director, Signet Jewelers Limited, September 2012 to November 2024 • Director, American Financial Group, Inc., May 2013 to December 2021
Ms. Drosos brings valuable skills and insights to the Board, including proven expertise in retail, strategy, branding, marketing, digital commerce, and global operations. Ms. Drosos is the former CEO of a specialty retailer, she is a visionary and transformational leader with an entrepreneurial mindset, and she has a proven track record of growing and scaling global businesses through deep consumer understanding, product and experience innovation, and heightened team member engagement. Further, Ms. Drosos has been actively involved in financial planning, risk management, and technology issues as the CEO of a public company, providing her with relevant expertise as a member of the Audit Committee and Technology Committee, respectively.

OTHER BOARD SERVICE

•
Chair of the Compensation and Leadership Development Committee and member of the Finance, Executive, Audit & Risk and Handicap committees, United States Golf Association

•
Director, Akron Children’s Hospital, April 2019 to May 2024

CEO	DIGITAL AND CHANNEL CONNECTIVITY	RETAIL, BRAND MARKETING, AND SOCIAL MEDIA	SUPPLY CHAIN	ACCOUNTING AND FINANCE	FRANCHISE
BROAD-BASED BUSINESS	INTERNATIONAL	STRATEGIC INVESTMENTS	TARGET MARKET	CORPORATE DEVELOPMENT	RISK MANAGEMENT
CYBERSECURITY	PUBLIC POLICY AND GOVERNMENT	STRATEGIC PLANNING AND ANALYSIS	TECHNOLOGY AND SYSTEMS
COMMITTEES:	A | Audit	E | Executive	H | HCC	N | NCR	T | Technology	Committee Chair	Ex Officio Member

32	Foot Locker, Inc.	2025 Proxy Statement

Proposal 1

Darlene Nicosia, 57
Independent Director
Director since: 2020
Committees: A(1) | E(2) | H

PROFESSIONAL EXPERIENCE
Maker’s Pride(3) (manufacturer of packaged foods)	Chief Executive Officer, since August 2022
The Coca-Cola Company (beverage company)
President, Canada and Northeast U.S., North America Operating Unit,
January 2021 to August 2022
President of the Canada Business Unit,
January 2019 to January 2021
Vice President, Commercial Product Supply,
May 2016 to January 2019

OTHER BOARD SERVICE	REASONS FOR NOMINATION

•
Member, American Bakers Association

•
Board Member, Georgia Institute of Technology Advisory Board

•
Board Member, Georgia Institute of Technology, Scheller College of Business

•
Board Member, Consumer Brands Association

•
Director, The Canadian Beverage Association, January 2019 to August 2022

•
Director, Food, Health, and Consumer Products of Canada, January 2019 to August 2022

Ms. Nicosia brings to our Board a broad-based global business background, particularly brand-building and global supply chain management, gained through her experience in the consumer- packaged goods industry. Throughout her career, Ms. Nicosia has navigated complex regulatory environments and shifting consumer preferences. Her extensive understanding of supply chain, risk management, and transformational growth is an asset to our Board, particularly the Audit Committee and HCC Committee. In addition, the Board has determined that Ms. Nicosia qualifies as an “Audit Committee Financial Expert” as that term is defined under SEC rules.

(1)
Chair as of April 1, 2025.

(2)
As of April 1, 2025.

(3)
H-Food Holdings LLC and certain of its affiliates (“Hearthside”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in November 2024. In March 2025, Hearthside completed its financial restructuring and emerged from Chapter 11 as Maker’s Pride. The Company does not believe this proceeding is material to an evaluation of the ability or integrity of Ms. Nicosia.

CEO	DIGITAL AND CHANNEL CONNECTIVITY	RETAIL, BRAND MARKETING, AND SOCIAL MEDIA	SUPPLY CHAIN	ACCOUNTING AND FINANCE	FRANCHISE
BROAD-BASED BUSINESS	INTERNATIONAL	STRATEGIC INVESTMENTS	TARGET MARKET	CORPORATE DEVELOPMENT	RISK MANAGEMENT
CYBERSECURITY	PUBLIC POLICY AND GOVERNMENT	STRATEGIC PLANNING AND ANALYSIS	TECHNOLOGY AND SYSTEMS
COMMITTEES:	A | Audit	E | Executive	H | HCC	N | NCR	T | Technology	Committee Chair	Ex Officio Member

2025 Proxy Statement	Foot Locker, Inc.	33

Proposal 1

Ulice Payne, Jr., 69
Independent Director
Director since: 2016
Committees: E | N | T

PROFESSIONAL EXPERIENCE
Cyber-Athletix, LLC (athlete fitness and performance wellness services)	President, since March 2021
Addison-Clifton, LLC (global trade compliance advisory services provider)	President and Managing Member, since May 2004
CURRENT PUBLIC COMPANY BOARDS	REASONS FOR NOMINATION

•
Director and member of the Audit and Governance and Sustainability committees, ManpowerGroup Inc.

•
Director, Chair of the Compensation Committee, and member of the Finance Committee, WEC Energy Group, Inc.

Mr. Payne brings to our Board significant governance, operational, financial, public service, trade compliance, and international experience as a result of the many senior positions he has held, including as President and Managing Member of Addison-Clifton, LLC, President and Chief Executive Officer of the Milwaukee Brewers Baseball Club, Managing Partner of Foley & Lardner, LLP, and the Wisconsin Commissioner of Securities. Mr. Payne’s extensive experience provides him with relevant expertise as NCR Committee Chair and a member of the Technology Committee.

OTHER BOARD SERVICE
• Director, Wisconsin Conservatory of Music

Sonia Syngal, 55
Independent Director
Director since: 2025
Committees: A | H

PROFESSIONAL EXPERIENCE
The Gap, Inc.	Former President and Chief Executive Officer,
(specialty apparel company)	March 2020 to July 2022
CURRENT PUBLIC COMPANY BOARDS	REASONS FOR NOMINATION
• Member of the Board of Directors, Tanger Inc.
Ms. Syngal is an accomplished retail executive with two decades of industry experience spanning ecommerce sales, global supply chain, operations, brand strategy and marketing. She most recently served from 2020 to 2022 as President and Chief Executive Officer of The Gap, Inc. including overseeing Old Navy, Gap, Banana Republic, and Athleta. Previously, she served in other leadership roles within the organization, including Division President and CEO, Old Navy from 2016 to 2020 and Executive Vice President, Global Supply Chain from 2013 to 2016. Ms. Syngal brings to our Board her experience as a public-company Chief Executive Officer and Director, including her expertise in overseeing the growth of multi-banner, international retail operations. Her extensive experience provides her with the relevant expertise and qualifications to be a member of the Audit Committee and the HCC Committee.

OTHER BOARD SERVICE
• Board of Governors of Boys & Girls Clubs of America • Member of Board of Directors and head of Compensation Committee, Next Insurance

CEO	DIGITAL AND CHANNEL CONNECTIVITY	RETAIL, BRAND MARKETING, AND SOCIAL MEDIA	SUPPLY CHAIN	ACCOUNTING AND FINANCE	FRANCHISE
BROAD-BASED BUSINESS	INTERNATIONAL	STRATEGIC INVESTMENTS	TARGET MARKET	CORPORATE DEVELOPMENT	RISK MANAGEMENT
CYBERSECURITY	PUBLIC POLICY AND GOVERNMENT	STRATEGIC PLANNING AND ANALYSIS	TECHNOLOGY AND SYSTEMS
COMMITTEES:	A | Audit	E | Executive	H | HCC	N | NCR	T | Technology	Committee Chair	Ex Officio Member

34	Foot Locker, Inc.	2025 Proxy Statement

Proposal 1

Kimberly K. Underhill, 60
Independent Director
Director since: 2016
Committees: E | H | N

PROFESSIONAL EXPERIENCE
Boston Consulting Group (management consulting firm)	Senior Advisor, since November 2021
Kimberly-Clark Corporation (manufacturer of branded personal care, consumer tissue, and professional healthcare products)	Group President, North America Consumer, May 2018 to September 2021
CURRENT PUBLIC COMPANY BOARDS	REASONS FOR NOMINATION
• Director and member of the Audit, Development, Nominating and Governance and Remuneration committees, Glanbia PLC
Ms. Underhill brings to our Board extensive consumer-packaged goods experience with particular strengths in marketing, brand building, strategic planning, and corporate development. She is NACD Directorship Certified. Ms. Underhill’s management resources experience from her prior service as a senior executive of a public company is relevant to both our HCC Committee, of which she is Chair, and NCR Committee, of which she is a member.

OTHER BOARD SERVICE

•
Director and member of the Audit and Compensation committees, Menasha Corporation

•
Director and member of Compensation Committee and Nominating and Governance Committee, Froedtert ThedaCare Health, Inc.

•
Director and Compensation Committee Chair, Network of Executive Women, September 2020 to September 2021

•
Director, Food Industry Association, June 2020 to September 2021

John Venhuizen, 54
Independent Director
Director since: 2025
Committees: A | T

PROFESSIONAL EXPERIENCE
Ace Hardware Corporation	President and Chief Executive Officer,
(hardware cooperative and hardline distributor)	since April 2013
OTHER BOARD SERVICE	REASONS FOR NOMINATION
• Board Chair of the Global Leadership Network • Board Director of the Mark Morton Memorial Fund
Mr. Venhuizen has served for 12 years as President and Chief Executive Officer of Ace Hardware Corporation, the largest hardware cooperative and hardline distributor in the world. Previously, he served for two years as Ace Hardware’s President and Chief Operating Officer and for two years as Executive Vice President, Supply Chain. During his 30-year tenure at Ace, he has held positions of increasing responsibility including leadership roles overseeing marketing, store operations, strategy, business development, supply chain, information technology and international. Mr. Venhuizen brings to our Board his global retail industry knowledge, experience as a Chief Executive Officer and expertise gained from his oversight of the Ace Hardware business spanning over 6,000 company-owned and franchise stores in all 50 states and 64 countries, an expansive network of distribution centers in the U.S., China, and Mexico. His extensive experience provides him with the relevant experience and qualifications to be a member of the Audit Committee and the Technology Committee.

CEO	DIGITAL AND CHANNEL CONNECTIVITY	RETAIL, BRAND MARKETING, AND SOCIAL MEDIA	SUPPLY CHAIN	ACCOUNTING AND FINANCE	FRANCHISE
BROAD-BASED BUSINESS	INTERNATIONAL	STRATEGIC INVESTMENTS	TARGET MARKET	CORPORATE DEVELOPMENT	RISK MANAGEMENT
CYBERSECURITY	PUBLIC POLICY AND GOVERNMENT	STRATEGIC PLANNING AND ANALYSIS	TECHNOLOGY AND SYSTEMS
COMMITTEES:	A | Audit	E | Executive	H | HCC	N | NCR	T | Technology	Committee Chair	Ex Officio Member

2025 Proxy Statement	Foot Locker, Inc.	35

Proposal 1

Tristan Walker, 40
Independent Director
Director since: 2020
Committees: N | T

PROFESSIONAL EXPERIENCE
Heirloom Management Company, LLC (micro venture capital fund)	Managing Member, since March 2022
Walker & Company Brands Inc. (manufacturer of health and beauty products for persons of color), a subsidiary of the Procter & Gamble Company	Founder and Chief Executive Officer, April 2013 to June 2023
CURRENT PUBLIC COMPANY BOARDS	REASONS FOR NOMINATION
• Director and member of the Nominating and Corporate Governance Committee, Shake Shack, Inc.
Mr. Walker’s brand marketing and technology experience are deeply connected to the mission of designing solutions for consumers. Mr. Walker understands how to utilize innovation and technology to drive change and deliver growth. His experience at the intersection of technology and consumer insights benefits our Technology Committee, and his experience as a former CEO provides him with relevant expertise as a member of the NCR Committee.

OTHER BOARD SERVICE

•
Trustee, Children’s Healthcare of Atlanta

•
Chairman, CODE2040 (non-profit organization that matches high-performing Black and Latino software engineering students and graduates with technology firms and start-ups), until January 2020

CEO	DIGITAL AND CHANNEL CONNECTIVITY	RETAIL, BRAND MARKETING, AND SOCIAL MEDIA	SUPPLY CHAIN	ACCOUNTING AND FINANCE	FRANCHISE
BROAD-BASED BUSINESS	INTERNATIONAL	STRATEGIC INVESTMENTS	TARGET MARKET	CORPORATE DEVELOPMENT	RISK MANAGEMENT
CYBERSECURITY	PUBLIC POLICY AND GOVERNMENT	STRATEGIC PLANNING AND ANALYSIS	TECHNOLOGY AND SYSTEMS
COMMITTEES:	A | Audit	E | Executive	H | HCC	N | NCR	T | Technology	Committee Chair	Ex Officio Member

36	Foot Locker, Inc.	2025 Proxy Statement

Proposal 1
DIRECTOR NOMINEES’ SKILLSET MATRIX
We believe that the director nominees possess the appropriate mix of skills, experience, qualifications and diversity. Each director is individually qualified to make unique and substantial contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making and cover the spectrum of areas that impact the Company’s current and evolving business as set forth in the skillset matrix below.
	YOUNG	DILLON	DROSOS	NICOSIA	PAYNE	SYNGAL	UNDERHILL	VENHUIZEN	WALKER
CORE

CEO experience is important because directors who have served as CEOs of public companies or significant private companies have experience working, communicating, and engaging with a variety of important stakeholder groups

Board Tenure (Year Joined)	‘01	‘22	‘22	‘20	‘16	‘25	‘16	‘25	‘20
Board Tenure (Years of Service)	24	3	3	5	9	—	9	—	5
Number of Other Public Company Boards	1	1	—	—	2	1	1	—	1

STRATEGY
Broad-Based Business experience is useful in evaluating issues and making business judgments
Cybersecurity experience is important given the importance of protecting Company and customer information
Digital and Channel Connectivity experience is important to the Company as we continue to build more powerful digital engagement with our customers
International experience is important in understanding and reviewing our business and strategy outside of North America, particularly in EMEA and APAC
Public Policy and Government experience is relevant to the Company given the impact of evolving public policy and government regulations
Retail, Brand Marketing, and Social Media experience helps directors overseeing our marketing and customer engagement strategies
Strategic Investments experience is important in evaluating our investment strategy
Strategic Planning and Analysis experience is helpful in overseeing our long-term financial objectives and strategic priorities
Supply Chain experience is important to understand the omni-channel commerce distribution model with multiple fulfilment points to serve our customers
Target Market experience is important to understand the Company’s target market and the strategic focus of its vendor partners
Technology and Systems experience is critical given the importance of technology and digital engagement to the Company’s strategy
Each director is individually qualified to make unique and substantial contributions. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision making. This blend of qualifications, attributes, and tenure results in highly-effective oversight.

2025 Proxy Statement	Foot Locker, Inc.	37

Proposal 1
	YOUNG	DILLON	DROSOS	NICOSIA	PAYNE	SYNGAL	UNDERHILL	VENHUIZEN	WALKER
GOVERNANCE

Accounting and Finance expertise gained from experience as a CEO, audit professional, or finance executive is important because it assists a director in understanding and overseeing the Company’s financial reporting and internal controls

Corporate Development experience is important because it helps in assessing potential growth opportunities
Franchise experience is important to help the Company navigate the unique challenges of the franchise business model
Risk Management experience is helpful in support of the Board’s role in overseeing strategic, financial, Iitigation, and execution risks
BOARD DEMOGRAPHICS
Gender
Female
Male
Age (as of April 10, 2025)
Years Old	71	63	62	57	69	55	60	54	40
Race/Ethnicity
Asian
African American/Black
Caucasian/White
LGBTQ+

38	Foot Locker, Inc.	2025 Proxy Statement

DIRECTOR COMPENSATION
This discussion relates to the compensation we pay to non-employee directors. We do not pay additional compensation to any director for service on the Board or any committee who is also a Company employee.
KEY PRINCIPLES OF OUR DIRECTOR COMPENSATION PROGRAM
The Company compensates its non-employee directors for their service according to the following principles:
CATEGORY	DESCRIPTION
Pay Position	The pay position for our non-employee director compensation program generally aligns with the median of the retail and general industry market reference points.
Peer Groups
When establishing reference points for market comparisons of our non-employee director compensation program, we consider the retail peer group used for our executive compensation purposes and general industry data for similarly-sized companies. See Peer Group Approach beginning on page 63 for more information on our peer group.

Pay Evaluation Perspective	When assessing the competitive position of our non-employee director compensation program, the primary focus is the total targeted compensation opportunity.
Pay Mix	Our non-employee director compensation program consists of a mix of cash and equity, with an emphasis on equity. See Components of Director Compensation Program on page 40 for further information.
No Poor Pay Practices	Our non-employee directors do not receive performance-based compensation and perquisites are limited to guest travel in connection with a director’s retirement dinner.
Differentiation
Non-employee directors receive additional compensation for leadership positions on the Board, including the Non-Executive Chair and committee chair roles. See Components of Director Compensation Program on page 40 for further information.

Stock Ownership	Our Stock Ownership Guidelines further align our directors with our shareholders’ interests, with compliance measured annually, as described further in Stock Ownership Guidelines on page 16.
Deferral Opportunities
Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including the Non-Executive Chair retainer and committee chair retainers, in the form of DSUs or have these amounts placed in an Interest Account. Directors may also elect to receive all or a portion of the stock component of their annual retainer fee or their RSU awards in the form of DSUs. Such DSUs promote alignment with shareholder interests.

Total Compensation Limits
Meaningful limits on non-employee director compensation have been established to ensure consistency with sound governance practices. See Components of Director Compensation Program on page 40 for further information.

Regular Review
The NCR Committee reviews our non-employee director compensation program annually and makes recommendations to the Board regarding the amount and form of director compensation. The NCR Committee also conducts regular reviews of governance practices and trends in director compensation to ensure our program’s consistency with sound governance practices and reports out these findings to the Board.

2025 Proxy Statement	Foot Locker, Inc.	39

DIRECTOR COMPENSATION
COMPONENTS OF DIRECTOR COMPENSATION PROGRAM
The Company’s non-employee directors were paid the following fees in Fiscal 2024:
Fee(1)	Amount ($)		Form of Payment
Annual Retainer (increased to $170,000 effective January 1, 2025)	150,000
Committee Chair Retainer
Audit Committee	25,000
HCC Committee	25,000
NCR Committee (increased to $18,000 effective January 1, 2025)	15,000
Technology Committee	15,000
Non-Executive Chair Retainer(4)	250,000		Cash
Meeting Fee (eliminated effective January 1, 2025)	2,000	per Board and committee meeting attended
Annual Committee Member Retainer (effective January 1, 2025)
Audit Committee	18,000
HCC Committee	13,000
NCR Committee	10,000
Technology Committee	10,000
Annual RSU Award (increased to $85,000 effective January 1, 2025)	80,002		RSUs(5)

(1)
All cash retainers are paid on a quarterly basis, with the first quarter commencing on January 1 of each calendar year.

(2)
Directors may defer all or a portion of the fee in the form of DSUs or have these amounts placed in an Interest Account.

(3)
Directors may defer all or a portion of the fee in the form of DSUs.

(4)
The Lead Independent Director or Non-Executive Chair, as applicable, may also elect to receive all or a portion of the fee in the form of DSUs.

(5)
Directors may defer all or a portion of the RSU awards in the form of DSUs.

Each non-employee director’s annual compensation, including cash and equity but excluding dividend equivalents paid on DSUs for previously-deferred compensation and credited in the form of additional DSUs, is capped at $600,000 per fiscal year. Directors are eligible to receive the same discount on purchases of merchandise from our stores and websites that is available to team members. In addition, the Company reimburses reasonable expenses incurred in attending Board and committee meetings, other meetings with management, and continuing education programs, including transportation, hotel accommodations, and meals.
For all compensation periods through and including Fiscal 2024, five of our current directors have previously elected to defer all or a portion of one or more of their annual retainers, committee chair retainers, or annual RSU award into DSUs, and none of the current directors have elected to place any amount of their deferred annual retainer fees into an Interest Account.
GOVERNANCE
The NCR Committee oversees our non-employee director compensation program, conducts annual reviews, and makes recommendations for adjustments, as appropriate, to the Board. The NCR Committee reviews trends and governance with regard to non-employee director compensation, reviews non-employee director compensation and makes recommendations to the Board concerning the form and amount of non-employee director compensation.
In connection with the review conducted in Fiscal 2024, the NCR Committee’s independent compensation consultant assessed the compensation paid to our non-employee directors against non-employee director compensation trends and data from our peer group, including overall trends and governance principles, market competitiveness of our program, and the mix of cash and equity provided under our program. Following this review, the NCR Committee recommended to the Board, and the Board approved, effective January 1, 2025, certain changes to our non-employee director compensation program to align the program with the market median. These changes included:
•
Elimination of Board and committee meeting fees;

40	Foot Locker, Inc.	2025 Proxy Statement

DIRECTOR COMPENSATION
•
Increased the Annual Retainer to $170,000;

•
Increased the Annual RSU Award to $85,000;

•
Established Annual Committee Member Retainers for the Audit Committee ($18,000), HCC Committee ($13,000), NCR Committee ($10,000), and Technology Committee ($10,000); and

•
Increased the NCR Committee Chair Retainer to $18,000.

FISCAL 2024 DIRECTOR COMPENSATION
The amounts paid to each non-employee director for Fiscal 2024, including amounts deferred under the Stock Incentive Plan, and the RSUs granted to each non-employee director are reported in the tables below:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
(a)	(b)	(c)	(d)
Drosos	126,182	154,986	281,168
Feldman(2)	43,000	31,250	74,250
Marmol	150,923	167,496	318,419
Nicosia	134,435	154,984	289,419
Oakland	129,250	162,502	291,752
Payne	131,125	162,502	293,627
Syngal	6,172	—	6,172
Underhill	142,256	167,496	309,752
Venhuizen	6,012	—	6,012
Walker	119,500	155,002	274,502
Young	382,167	155,002	537,169

(1)
Column (c) reflects the following three items:

(A)
the grant date fair value determined in accordance with FASB ASC 718 for the portion of a director’s annual retainer fees (including committee chair retainer fees) for Fiscal 2024 paid in shares of Common Stock (including any portions deferred in the form of DSUs under the Stock Incentive Plan) ($24.92 per share, representing the closing price of a share of Common Stock on June 28, 2024). Such shares of Common Stock are fully vested on grant, regardless of whether deferred into DSUs.

(B)
the grant date fair value determined in accordance with FASB ASC 718 for RSUs granted in Fiscal 2024 ($22.91 per share, representing the closing price of a share of Common Stock on the grant date of May 21, 2024). In May 2024, each then-current director received an award of 3,492 RSUs. The number of RSUs granted was calculated by dividing $80,000 by the closing price of a share of Common Stock on the grant date, rounded to the nearest full share ($80,002). The RSUs will vest in May 2025, provided the director continues to serve on the Board through the vesting date. Each RSU represents the right to receive one share of Common Stock on the vesting date. No dividends are paid or accrued on the RSU awards. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Mr. Feldman served as a director during 2024 until his retirement from the Board in May 2024. In connection with his retirement, 12,373 of the 33,621 DSUs he held in connection with his prior elections settled on June 1, 2024.

The following table sets forth the grant date fair value of the above stock awards granted to our non-employee directors in Fiscal 2024:
Name	Retainer Paid in Common Stock ($)(1)	RSUs ($)(2)	Total ($)
Drosos	74,984	80,002	154,986
Feldman	31,250	—	31,250
Marmol	87,494	80,002	167,496
Nicosia	74,982	80,002	154,984
Oakland	82,500	80,002	162,502
Payne	82,500	80,002	162,502
Syngal	—	—	—
Underhill	87,494	80,002	167,496
Venhuizen	—	—	—
Walker	75,000	80,002	155,002
Young	75,000	80,002	155,002

2025 Proxy Statement	Foot Locker, Inc.	41

DIRECTOR COMPENSATION
(1)
Messrs. Oakland, Payne and Walker, and Ms. Young elected to receive 100% of the stock portion of their annual retainer for Fiscal 2024 in DSUs. Ms. Nicosia elected to defer 30% of her stock portion of her annual retainer for Fiscal 2024 in DSUs.

(2)
Messrs. Oakland, Payne and Walker, and Mses. Nicosia and Young elected to receive 100% of their RSU awards granted in Fiscal 2024 in DSUs.

For additional information on the valuation assumptions, refer to Note 22 to the Company’s financial statements in our Annual Report, which is available at investors.footlocker-inc.com/ar.
As of the end of Fiscal 2024, the number of RSUs and DSUs held by our non-employee directors were as follows:
Name	RSUs (#)	DSUs (#)
Drosos	3,492	—
Marmol	3,492	—
Nicosia	—	17,378
Oakland	—	24,337
Payne	—	14,132
Syngal	—	—
Underhill	3,492	—
Venhuizen	—	—
Walker	—	18,216
Young	—	99,828

42	Foot Locker, Inc.	2025 Proxy Statement

ADVISORY VOTE TO APPROVE OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION
The Board recommends a vote FOR this proposal.

In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, our shareholders have the opportunity to cast a non-binding, advisory vote to approve the compensation of our NEOs, as disclosed in the CD&A, the compensation tables and related narrative discussion, beginning on page 44 (a “Say-on-Pay” vote). We currently hold our “Say-on-Pay” vote every year, consistent with the preference previously expressed by a majority of our shareholders.
Shareholders are being asked to approve the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our NEOs, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables and related narrative discussion.”
As an advisory vote, this proposal is not binding on the Company, the HCC Committee, or the Board. However, the HCC Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding our NEOs. It is expected that the next Say-on-Pay vote will occur at the 2026 Annual Meeting of Shareholders.

2025 Proxy Statement	Foot Locker, Inc.	43

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides information on our executive compensation program, including our global compensation philosophy, which focuses on rewarding team members for their roles in executing our performance against the goals that were established for the Annual Incentive Plan and LTI. While the principles underlying this philosophy extend within the organization, this CD&A primarily covers the compensation of our NEOs. For Fiscal 2024, our NEOs are the current executive officers named below.

45	Fiscal 2024 Highlights
45	Financial Performance
45	Performance-Based Compensation Targets and Outcomes
46	Listening to Shareholders and 2024 Say-on-Pay Shareholder Vote
47	CEO Target and Realizable Compensation
48	Compensation Program Design and Structure
48	Compensation Practices and Governance Policies
48	Compensation Philosophy
50	Compensation Mix
51	Components of Executive Compensation Program
51	Base Salary
52	Annual Incentive Plan
54	LTI Awards
59	Other Benefits
60	Employment Arrangements and Offer Letters
61	Severance and Change of Control Benefits
63	Procedures for Determining Compensation
63	Setting Compensation, Establishing Goals, and Evaluating Performance
63	Peer Group Approach
64	Use of Compensation Consultant
64	Management Involvement in Developing the Compensation Program
65	Accounting and Tax Considerations
65	Additional Information on Compensation Governance Policies
66	Compensation Program and Risk
67	2025 Compensation Program Design Changes

44	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
FISCAL 2024 HIGHLIGHTS
Financial Performance

Our 2024 results demonstrate that the Lace Up Plan is taking hold, as evidenced by the Company’s return to positive comparable sales growth, gross margin expansion, and free cash flow. Looking ahead, the organization will continue to prioritize customer-facing investments, while keeping inventories and expenses controlled. Highlights include the following:

(1)
Includes $401 million of cash and cash equivalents and $593 million remaining available under our secured asset-based revolving credit facility maturing June 20, 2029 as of February 1, 2025.

(2)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Our Fiscal 2024 compensation program, as outlined in detail on the following pages, was tied to our key objectives, demonstrating our strong connection between pay and performance.
Performance-Based Compensation Targets and Outcomes
The Fiscal 2024 performance-based compensation paid to our NEOs reflects our performance in a challenging macroeconomic environment, including the highlights noted above. Notable performance-based compensation outcomes for Fiscal 2024 include the following that are discussed in greater detail in this CD&A:
Fiscal 2024 Annual Incentive Plan Awards
None of our NEOs earned an Annual Incentive Plan award for Fiscal 2024 performance because the Company did not achieve at least 75% of the Adjusted Operating Income performance gate target established for Fiscal 2024.
Goal	Weighting	Threshold	Target	Maximum	Performance	Result
Adjusted Operating Income Gate (in millions)(1)	Performance Gate	N/A	$199.7	N/A	$197.1	Not Achieved
Adjusted Operating Income (in millions)(1)	80%	$213.0	$266.2	$319.5	$197.1	73.9%
Lace Up Plan Scorecard	20%					150%
Sales from Strategic Vendors	25%	N/A	38.7% to 40.1%	N/A	43.0%	Exceeded Target
Off-Mall Square Footage	25%	N/A	40.6% to 42.3%	N/A	42.0%	Met Target
Sales from Loyalty	25%	N/A	26.1% to 30.0%	N/A	33.0%	Exceeded Target
Sales from eCommerce	25%	N/A	17.9% to 18.5%	N/A	18.2%	Met Target

(1)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. To the extent Adjusted Operating Income falls between two discrete points in the table above, linear interpolation would be used to determine the applicable payout percentage. For the Lace Up Plan Scorecard, payouts are calculated by averaging the scores that correspond to each performance level (performance below target earns a score of 1,

2025 Proxy Statement	Foot Locker, Inc.	45

EXECUTIVE COMPENSATION
at target earns a score of 2, and above target earns a score of 3; an average score of 1.25, 2.0 or 3.0 results in a 25%, 100% or 200% payout, respectively, with linear interpolation used between these points).
STATUS OF PSU AWARDS
The 2023-25 PSU awards contingent on two-year average After Tax Income and ROIC targets were forfeited because the minimum financial targets were not achieved. The Transformation PSU Award and the 2024-26 PSU awards remain in progress.
	2023 2024 2025 2026	Goals(1)	Weight	Threshold	Target	Maximum	Performance as of End of Fiscal 2024	Result
2023-25 PSU Awards	100% Completed	Two-Year Average After-Tax Income (in millions)	70%	$317.3	$373.3	$447.9	$135.3	No payout
	100% Completed	Two-Year Average ROIC	30%	6.6%	7.4%	8.6%	4.0%	No payout
	100% Completed	rTSR Modifier (percentile)	N/A	30th	55th	80th	75%	No payout
Transformation PSU Award	2/3 Completed	Revenue(2)	40%	—	—	—	Below threshold	In progress
	2/3 Completed	EBIT Margin(2)	40%	—	—	—	Below threshold	In progress
	2/3 Completed	Lace Up Plan(2)	20%	—	—	—	Below threshold	In progress
	2/3 Completed	Sales from Strategic Vendors	25%	—	—	—	On target	In progress
	2/3 Completed	Off-Mall Square Footage	25%	—	—	—	Below target	In progress
	2/3 Completed	Sales from Loyalty	25%	—	—	—	Below target	In progress
	2/3 Completed	Sales from eCommerce	25%	—	—	—	Below target	In progress
2024-26 PSU Awards	1/3 Completed	Three-Year Cumulative Adjusted After-Tax Income(2)	50%	—	—	—	Below threshold	In progress
	1/3 Completed	Three-Year Cumulative Revenue(2)	25%	—	—	—	Below threshold	In progress
	1/3 Completed	rTSR(2)	25%	—	—	—	Below threshold	In progress
(1)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. To the extent Adjusted After-Tax Income, Revenue and relative TSR fall between two discrete points in the table above, linear interpolation will be used to determine the applicable payout percentage.

(2)
We are not disclosing the specific performance target levels for these goals in this Compensation Discussion and Analysis section because they represent confidential, commercially sensitive information that we do not disclose to the public and we believe, if disclosed, would cause competitive harm to the Company. The target levels for such performance measures are inherently competitive and, if disclosed, would provide valuable insight into specific customers, markets and areas on which we are focused. We will disclose the target levels once the performance period has been completed.

See Annual Incentive Plan and LTI Awards beginning on page 52 and page 54, respectively, for further information.
Listening to Shareholders and 2024 Say-on-Pay Shareholder Vote
At our 2024 annual meeting, nearly 94% of votes cast on the Say-on-Pay proposal supported the executive compensation program. The HCC Committee considered the results of the 2024 Say-on-Pay vote and our shareholders’ historically strong support of our executive compensation program in reviewing the program for 2025.
In light of the feedback received during our shareholder engagement during Fiscal 2023, we modified our executive compensation program in Fiscal 2024, which included linking the Lace Up Plan Scorecard to the Annual Incentive Plan and implementing a three-year performance period for the PSU awards granted in March 2024. See Shareholder Engagement beginning on page 22 for more details on our shareholder engagement program.
Notwithstanding these changes, our Fiscal 2024 performance fell short of targeted expectations. Based on our results, the HCC Committee decided to make certain further adjustments to our executive compensation program design for Fiscal 2025 in an effort to more effectively address potential volatility in company performance resulting from factors outside of management’s control

46	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
and to address the significant team member retention considerations resulting from the lack of payouts in variable pay in the prior two fiscal years. See 2025 Compensation Program Design Changes beginning on page 67 for a discussion of the Fiscal 2025 compensation program design changes. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback.
CEO Target and Realizable Compensation
The HCC Committee takes seriously its responsibility to maintain appropriate pay for performance alignment for all of our NEOs, including our CEO, with an emphasis on shareholder value. As of the end of Fiscal 2024, the realizable value of compensation awarded in Fiscal 2023 and Fiscal 2024 was only 12.3% and 29.3% of target, respectively, primarily due to the lack of Annual Incentive Plan payouts in Fiscal 2023 and Fiscal 2024, the forfeiture of the 2023-25 PSU awards, and the realizable value attributable to the one-time Transformation PSU Award granted to Ms. Dillon in Fiscal 2023 and the annual PSU awards granted to Ms. Dillon in Fiscal 2024 tracking below threshold performance, as described in more detail below.

CEO Target and Realizable Compensation
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$17,254,936
$2,120,887
$15,295,231
$4,525,607
Fiscal 2023
Fiscal 2024
Target Pay
Realizable Pay

	FY23 Target(1)	FY23 Realizable(2)	FY24 Target(1)	FY24 Realizable(2)
Base Salary	$1,300,000	$1,300,000	$1,431,250	$1,431,250
Annual Incentive Plan	$2,600,000	—	$2,863,934	—
Time-Based Options	$1,600,011	—	—	—
Time-Based RSUs	$1,600,013	$820,997	$4,400,005	$3,094,357
Annual PSUs	$4,800,014	—	$6,600,042	—
Transformation PSU Award	$5,354,898	—	—	—
TOTAL	$17,254,936	$2,120,887	$15,295,231	$4,525,607

(1)
“Target Pay” for each fiscal year reflects the sum of:

•
the salary rate for that year, pro-rated accordingly based on the effective date of any increase;

•
the target annual incentive; and

•
the grant date fair value of long-term incentives.

(2)
“Realizable Pay” for each fiscal year reflects the sum of:

•
the salary earned for that year;

•
the annual incentive earned for that year;

•
the value of time-based options granted in that fiscal year, which for vested options is valued based on the difference between the closing stock price on January 31, 2025, the last trading day of Fiscal 2024, and the exercise price, multiplied by the number of option shares (whether vested or unvested);

•
the value of time-based RSUs granted in that fiscal year, which for vested RSUs is equal to the closing stock price on the applicable vesting dates multiplied by the number of vested RSUs, and for unvested RSUs is valued based on our closing stock price on January 31, 2025, the last trading day of Fiscal 2024, multiplied by the number of unvested RSUs; and

•
the value of PSUs granted in that fiscal year, which are valued based on the number of shares that would have been earned based on actual results through February 1, 2025, multiplied by our closing stock price on January 31, 2025, the last trading day of Fiscal 2024. For FY24 PSUs, performance was trending below threshold as of January 31, 2025, and therefore the amount shown for FY24 Realizable assumes 0% performance achievement.

2025 Proxy Statement	Foot Locker, Inc.	47

EXECUTIVE COMPENSATION
COMPENSATION PROGRAM DESIGN AND STRUCTURE
Compensation Practices and Governance Policies
WHAT WE DO	WHAT WE DON’T DO

•
Pay for Performance. Align executive pay closely with the Company’s performance and strategy

•
Rigorous Performance Goals. Set rigorous and objective performance goals, including a target of 55th percentile for the rTSR performance metric in our PSUs

•
Balanced Mix of Performance Goals. The performance goals for our incentive awards focus on both near-term and long-term goals

•
Double Trigger Change in Control Benefits. Include double-trigger change in control provisions in employment agreements, offer letters, and equity awards

•
Clawback Policy. We maintain a clawback policy for the recovery of incentive compensation paid to executive officers in the event of a financial restatement that is compliant with NYSE Listing Standards and SEC requirements, as well as a more robust clawback policy that covers both time- and performance-based awards in the event of fraud or gross misconduct (whether or not the conduct results in an accounting adjustment) and legal or compliance violations of our Code of Business Conduct

•
Robust Stock Ownership Guidelines. All of our NEOs are in compliance with our Stock Ownership Guidelines

•
Independent HCC Committee. Our HCC Committee is composed solely of independent directors

•
Independent Compensation Consultant. Our HCC Committee directly retains Compensation Advisory Partners as an independent compensation consultant

•
Shareholder Engagement. We conduct proactive shareholder and proxy advisory firm engagement outreach to regularly obtain feedback on compensation and other topics

•
Annual Advisory Say-on-Pay Vote. We hold an annual advisory say-on-pay vote and nearly 94% of votes cast approved our Fiscal 2023 NEO compensation policies and procedures

•
Equity Burn Rate Management. We continue to closely manage our equity budget and equity burn rate, limiting gross share usage to 1.5% in Fiscal 2024

•
No Multi-Year Guaranteed Compensation. No guaranteed multi-year salary increases, bonuses, or equity awards

•
No In-Flight Adjustments. No performance metric or performance target changes to in-flight performance cycles

•
No Excessive Risks. Annual risk assessment of executive compensation program to ensure no excessive risk taking

•
No Single Trigger Vesting. All change of control payments are double trigger

•
No Excessive Severance or Change in Control Payments. Cash severance and cash change of control payments do not exceed two times annual target cash incentive compensation

•
No Tax Gross-Ups. We do not provide for “golden parachute” excise tax gross ups, or tax gross-ups in respect of any other compensation, benefits or perquisites (other than the international assignment program and relocation program available to all team members)

•
No Excessive Perks. We do not provide any excessive perquisites to our NEOs

•
No Hedging or Pledging. Directors, executive officers, corporate officers, and certain other team members are prohibited from engaging in hedging or pledging our stock

•
No Repricing of Underwater Options. No repricing of underwater options without shareholder approval

•
No Dividends on Unvested Equity Awards. Our 2007 Stock Incentive Plan, as amended and restated, prohibits paying out dividends and dividend equivalents on unvested awards

Compensation Philosophy
The centerpiece of our compensation program is our pay-for-performance philosophy that aligns compensation payouts with the achievement of our challenging financial and operational goals and long-term strategy, and consequently shareholder value. This is showcased at senior levels of the Company—particularly for the CEO—for whom most compensation is tied to the achievement of metrics driving the Company’s operating and stock performance, as described below.

48	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
FACTOR	DESCRIPTION
At-Risk	90% of the CEO’s annual target compensation mix is at-risk. 75% of the average annual target compensation mix of our remaining NEOs is at-risk.
Challenging Goals
Recent Annual Incentive Plan and PSU payouts underscore our pay-for-performance culture and the rigor of the financial goals approved by the HCC Committee. For example, only three times in the past five years has the Annual Incentive Plan paid out above target, and in the two most recently-completed fiscal years, the Annual Incentive Plan paid at zero. In three of the past five years, PSU awards were not earned and paid out at 0%.
None of our NEOs earned an Annual Incentive Plan award for Fiscal 2024 performance because the Company did not achieve at least 75% of the Adjusted Operating Income performance gate target established for Fiscal 2024. In addition, the PSUs granted in Fiscal 2023 contingent on two-year average After Tax Income and ROIC targets were forfeited because the minimum financial targets were not achieved.(1)

Formulaic	Our Annual Incentive Plan and PSU payouts are formulaically determined based on performance against challenging financial and operating goals.
Peer Benchmarked
We utilize an objective set of criteria to determine peer companies and evaluate CEO and other NEO compensation against the peer group median, while factoring in individual contributions and experience.

Responsive to Say-on-Pay Vote	We have historically received strong Say-on-Pay support. For example, at our 2024 annual meeting, nearly 94% of votes cast on the Say-on-Pay proposal supported the executive compensation program.
Compensation Mix	For LTI awards granted in Fiscal 2024, we utilized a consistent mix of PSU awards (60% for our CEO and 50% for other NEOs), and RSU awards (40% for our CEO and 50% for other NEOs).

(1)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

See Pay Versus Performance beginning on page 84 for further information.

2025 Proxy Statement	Foot Locker, Inc.	49

EXECUTIVE COMPENSATION
Compensation Mix
The HCC Committee seeks to align the compensation program with both our business strategy and our shareholders’ interests. Our executive compensation program includes both a mix of annual and long-term, as well as cash and equity, compensation. As shown in the charts below, for Fiscal 2024, 90% of the CEO’s annual target compensation mix, and 75%, on average, of the remaining NEOs annual target compensation mix, was variable based on performance.
2024 TARGET COMPENSATION	2024 PERFORMANCE-BASED COMPENSATION METRICS

50	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
Components of Executive Compensation Program
The key components of our executive compensation program are described in the following table:

COMPONENT	PURPOSE	KEY CHARACTERISTICS
	Base Salary	Supports the objective of attracting and retaining talented executives with annual fixed compensation.	Provides executives with market-competitive fixed compensation appropriate to their position, experience, and responsibilities.
At-Risk and/or Performance-Based	**Annual Incentive Plan**	Links annual cash compensation to attainment of short-term performance goals.	Multiple performance metrics: ○ Adjusted Operating Income (80%) ○ Lace Up Plan Scorecard (20%) ○ Performance Gate requiring achievement of at least 75% of target Adjusted Operating Income for the Lace Up Plan Scorecard to be eligible for payment Requires significant levels of achievement before payments are earned.
At-Risk and/or Performance-Based	**LTI Awards:**	Provides an incentive to work toward the achievement of long-term financial and strategic objectives.	Links to multi-year performance goals and the Company's stock price and provides an incentive to work toward the achievement of long-term financial and strategic objectives. Supports executive retention.
At-Risk and/or Performance-Based	**PSU Awards (50-60%)**	Links compensation to the attainment of long-term performance goals and a service requirement, supporting executive retention.	Vesting subject to achievement of Cumulative Adjusted After-Tax Income, Cumulative Revenue, and Relative TSR (rTSR). Three-year performance period.
At-Risk and/or Performance-Based	**RSU Awards (40-50%)**	Aligns executives' and shareholders' interests with value that fluctuates based on stock price performance. Supports executive retention.	Three-year pro-rata vesting subject to continued employment.
	Retirement Benefits	Aligns with the objectives of attracting and retaining talented executives.	Provides post-retirement security with retirement savings and pension (if eligible) benefits.
	Perquisites	Aids in attracting and retaining talented executives.	Offers reasonable perquisites similar to our peer companies.

Base Salary
All team members, including the NEOs, are measured against several Company and individual performance measures depending on the role to be eligible for an annual base salary rate increase. As part of its annual review of compensation, the HCC Committee approved an annual base salary rate increase, effective May 1, 2024, for each NEO (other than Ms. Carlisle), as shown below, based on each NEO’s performance and a position-oriented analysis of market salaries. Ms. Carlisle joined the Company in March 2024 and, as a result, did not receive an annual base salary rate increase.
Name	Year-End 2023 Base Salary Rate ($)	Year-End 2024 Base Salary Rate ($)	Base Salary Rate Increase (%)
Dillon	1,300,000	1,475,000	13.46
Baughn	650,000	680,000	4.62
Bracken	872,400	900,000	3.16
Rodgers	800,000	835,000	4.38
Carlisle(1)	N/A	525,000	N/A

(1)
Ms. Carlisle joined the Company and was appointed Executive Vice President and Chief Human Resources Officer, effective March 11, 2024.

2025 Proxy Statement	Foot Locker, Inc.	51

EXECUTIVE COMPENSATION
Annual Incentive Plan
We have a history of setting challenging performance goals. Incentive payouts are earned only when we achieve or exceed our goals, and awards are subject to negative discretion when appropriate to align management’s payouts with shareholders’ expectations regarding financial performance.
For our 2024 Annual Incentive Plan, our HCC Committee further aligned our Annual Incentive Plan with our pay-for-performance culture by making certain adjustments to the plan, as described in the table below.
Changes	Rationale

•
Replaced previous Net Promoter Score (NPS) goal with Lace Up Plan Scorecard targets.

•
Established rigorous Adjusted Operating Income targets (weighted 80%) and Lace Up Plan Scorecard targets (weighted 20%).

•
Established a Performance Gate requiring the Company to achieve at least 75% of target Adjusted Operating Income for the Lace Up Plan Scorecard to be paid.

•
Decreased the performance goal for a threshold payout from 90% to 80% of target performance.

•
Increased the performance goal for a maximum payout from 115% to 120% of target performance.

•
Continued use of Adjusted Operating Income and the introduction of the Lace Up Plan Scorecard as performance metrics are appropriate because of management’s direct ability to impact the results.

•
Encourages the attainment of critical strategic business goals intended to further align executive compensation with our short-term financial and operating strategy.

•
Decreases volatility of payouts given the wider range of performance to be able to earn the bonus and further stretches the organization to achieve a maximum performance payout.

•
Considers market-competitive compensation, which is necessary in attracting and retaining talented executives, particularly given the Company’s transformation initiatives.

Adjusted Operating Income
The HCC Committee established the Fiscal 2024 Adjusted Operating Income target of $266.2 million based upon the business plan and budget approved by the Board, which is notably higher than the Company’s actual Adjusted Operating Income for Fiscal 2023 of $198 million. Our objective is to set challenging performance goals throughout the Company. We believe that achieving these challenging performance goals is demanding. While the team experienced unforeseeable challenges during the year, including material deviations from our financial plan as a result of key vendor challenges, we continued to focus on delivering near-term results and building upon the momentum from our strategic initiatives to drive long-term shareholder value creation, as demonstrated by our outperformance on the strategic objectives of the Lace Up Plan Scorecard detailed below.
Lace Up Plan Scorecard And Performance Gate
The HCC Committee considered the significant transformation initiatives occurring in the Company’s business and the strategic work that would be necessary to achieve its near-term and long-term goals. In light of this, the HCC Committee determined it was appropriate to establish targets that focused on the Company’s transformation initiatives to encourage and reward superior performance of stretch performance goals aligned with the Lace Up Plan.
Strategic Imperative	Performance Metric (% to Total)	Weighting (%)	Fiscal 2024 Goal	Target Performance
Expand Sneaker Culture	Sales from Strategic Vendors	25	40.1%	38.7%–40.1%
Power Up Our Portfolio	Off-Mall Square Footage	25	42.3%	40.6%–42.3%
Deepen Our Relationship with Customers	Sales from Loyalty	25	30.0%	26.1%–30.0%
Be Best-in-Class Omni	Sales from eCommerce	25	18.5%	17.9%–18.5%
The HCC Committee also established a Performance Gate which requires the Company to achieve at least 75% of target Adjusted Operating Income for the Lace Up Plan Scorecard to be eligible for payment, which the HCC Committee viewed as challenging but attainable.
Annual Incentive Plan Payouts
During Fiscal 2024, we experienced a material deviation in our financial plans due to challenges experienced by one of our key vendors, which impacted our profitability and ability to attain the Performance Gate. The Company did not achieve the Performance Gate required for payment, so as a result, the NEOs did not earn any Annual Incentive Plan payouts for this performance period, notwithstanding that the Company met or exceeded each of the Lace Up Plan Scorecard targets. Without the Performance Gate,

52	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
performance on the Lace Up Plan Scorecard would have generated Annual Incentive Plan payouts equal to 150% of target for the Lace Up Plan portion of the Annual Incentive Plan.
Weighting	Performance Metric	Threshold	Target	Maximum	Payout as a Percentage of Target (%)
80%	Adjusted Operating Income (in millions)(1)	$213.0	$266.2	$319.5	0(2)
20%	Lace Up Plan Scorecard				150(2)
25%	Strategic Vendors	N/A	38.7% to 40.1%	N/A
25%	Off-Mall	N/A	40.6% to 42.3%	N/A
25%	Loyalty Sales	N/A	26.1% to 30.0%	N/A
25%	eCommerce	N/A	17.9% to 18.5%	N/A
Performance Gate	75% of Adjusted Operating Income for Lace Up Plan(1)				Not Met
Total Annual Incentive Payout					0(2)

(1)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable financial measures. To the extent Adjusted After-Tax Income falls between two discrete points in the table above, linear interpolation would be used to determine the applicable payout percentage. For the Lace Up Plan Scorecard, payouts are calculated by averaging the scores that correspond to each performance level (performance below target earns a score of 1, at target earns a score of 2, and above target earns a score of 3; an average score of 1.25, 2.0 or 3.0 results in a 25%, 100% or 200% payout, respectively, with linear interpolation used between these points).

(2)
The Company did not achieve the Performance Gate required for payment, so as a result, the NEOs did not earn any Annual Incentive Plan payouts for this performance period, notwithstanding the Lace Up Plan Scorecard portion achieving 150% of target.

Reconciliation Table
The Annual Incentive Plan payouts provide for the exclusion of certain items from such performance targets that the HCC Committee considers to be unusual or non-recurring. These items, if they occur, are excluded when calculating the Annual Incentive Plan payouts; however, such unusual or non-recurring items may not be material for purposes of the non-GAAP measures presented in the Annual Report. In addition, certain items may not be adjusted for purposes of the Annual Incentive Plan payouts, as they do not exceed a pre-established adjustment threshold, although they are adjusted for financial reporting purposes in the Annual Report consistent with past practices. See Appendix A for a reconciliation of our non-GAAP to GAAP financial results.
Additional Information
The Annual Incentive Plan for the NEOs makes incentive payments based upon the Company’s results, without individual performance adjustments. However, executives who receive a “not meeting expectations” rating in their annual performance review are ineligible to receive an annual incentive payment. All annual incentive targets and calculations are based on the results

2025 Proxy Statement	Foot Locker, Inc.	53

EXECUTIVE COMPENSATION
of continuing operations through the end of Fiscal 2024. None of our NEOs received a “not meeting expectations” rating in their annual performance review.
Annual Incentive Plan awards are calculated based on a percentage of the executive’s base salary rate during the year. For Fiscal 2024, the maximum payout under this plan for any NEO was 200% of target.
Annual incentive payouts are calculated on the basis of a straight-line interpolation between the threshold (80% of target), and maximum (120% of target) for the Adjusted Operating Income metric. For the Lace Up Plan Scorecard, payouts are calculated by averaging the scores that correspond to each performance level (performance below target earns a score of 1, at target earns a score of 2, and above target earns a score of 3; an average score of 1.25, 2.0 or 3.0 results in a 25%, 100% or 200% payout, respectively, with linear interpolation used between these points).
Name	Target as a Percentage of Base Salary Rate (%)	Actual Fiscal 2024 Payout as a Percentage of Target (%)	Actual 2024 Payout ($)
Dillon	200	0	0
Baughn	96	0	0
Bracken	110	0	0
Rodgers	100	0	0
Carlisle(1)	75	0	0

(1)
Ms. Carlisle was appointed Executive Vice President and Chief Human Resources Officer, effective March 11, 2024, so her target Annual Incentive Award would have been prorated for the Fiscal 2024 performance period based on her hire date during the fiscal year.

LTI Awards
We have a history of setting challenging performance goals. Incentive payouts are earned only when we achieve or exceed our goals.
Our LTI awards included a combination of PSU awards (60% for our CEO and 50% for other NEOs) and RSUs (40% for our CEO and 50% for other NEOs).
PSU Awards
The PSU awards are designed to reward executives for achieving multi-year performance targets. The PSU awards are formula-driven, with targets established by the HCC Committee based upon challenging financial and operational goals established each year by our Board. The actual number of PSUs awarded will be based upon the Company’s performance results, without individual performance adjustments.

54	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
For Fiscal 2024, our HCC Committee made certain adjustments to our PSU program, as described in the table below.
Changes to 2024 PSU Program	Rationale

•
Replaced Two-Year Average After-Tax Income (weighted 70%) and ROIC (weighted 30%) performance targets with Three-Year Cumulative Adjusted After-Tax Income (weighted 50%) and Revenue (weighted 25%)

•
Replaced the three-year rTSR modifier (applied after completion of the initial two-year performance period) with a three-year rTSR performance metric (weighted 25%)

•
Encourages the attainment of critical financial business goals intended to further align executive compensation with our long-term financial strategy

•
Aligns all performance metrics with a three-year performance period, further aligning the interests of our executives with the long-term interests of our shareholders

•
Aligns with market practice and compensation governance best practices

For additional detail on the material features of the PSU awards for the 2024-26 performance period, the 2023-25 performance period, and the 2022-24 performance period, see PSU Awards (2024-26) on page 55, PSU Awards (2023-25) beginning on page 56, and PSU Awards (2022-24) on page 57, respectively.
PSU Awards (2024-26)
In March 2024, the HCC Committee established that PSU performance goals for the 2024-26 performance period as well as the key features of the 2024-26 PSU awards, as further described in the table below.
Feature	Description
Performance Goals
•
Performance targets are based on the following financial metrics that are contained in the business and financial plan approved by the Board for the performance period:

•
Three-Year Cumulative Adjusted After-Tax Income (weighted 50%)

•
Three-Year Cumulative Revenue (weighted 25%)

•
rTSR to represent the Company’s TSR percent rank over a three-year performance period commencing at the beginning of Fiscal 2024 relative to the companies in the S&P 1500 Specialty Retail Index (weighted 25%)

Settlement Following End of Three-Year Period	The PSU payouts are calculated following the end of the three-year performance period.
Aligned with Shareholder Return	A decrease in the Company’s stock price results in a decrease in the value of previously-awarded PSUs. When our stock price increases and generates positive returns for our shareholders, the increase impacts an executive’s realized pay.
The maximum payout for the 2024-26 performance period remained 200% of target, which we believe is necessary in attracting and retaining talented executives, particularly given the Company’s transformation initiatives, when shareholders’ expectations of the target goals are exceeded. We are not disclosing the specific performance target levels for these goals because they represent confidential, commercially sensitive information that we do not disclose to the public and we believe, if disclosed, would cause competitive harm to the Company. The target levels for such performance measures are inherently competitive and, if disclosed, would provide valuable insight into specific customers, markets and areas on which we are focused. The HCC Committee will determine whether payouts have been earned following the end of Fiscal 2026. We will provide specific information on the targets and results after the completion of the performance period. For any awards earned for the 2024-26 performance period, payment will be made to participating executives in 2027.
The target PSU values for the NEOs for the 2024-26 performance period are listed in the following table:
Name	PSU Values at Target ($)
Dillon	6,600,042
Baughn	1,020,039
Bracken	1,350,041
Rodgers	1,252,505
Carlisle(1)	355,449

(1)
Ms. Carlisle was appointed Executive Vice President and Chief Human Resources Officer, effective March 11, 2024. Her target PSU award was prorated for the 2024-26 performance period based on her hire date during the fiscal year.

2025 Proxy Statement	Foot Locker, Inc.	55

EXECUTIVE COMPENSATION
PSU Awards (2023-25)
In March 2023, the HCC Committee established the PSU performance goals for the 2023-25 performance period as well as the key features of the 2023-25 PSU awards, as further described in the table below. The PSU payouts are formula-driven based upon Company performance, and calculated on the basis of a straight-line interpolation between the threshold and maximum. Our program does not provide for discretionary adjustments based upon individual performance.
Feature	2023-25 Performance Period
Performance Goals
•
Preliminary performance targets are based on the following financial metrics that are contained in the business and financial plan approved by the Board for the performance period:

•
Two-Year Average Adjusted After-Tax Income (70%); and

•
Two-Year Average ROIC (30%).

Settlement at End of Three-Year Period
•
Preliminary PSU payouts calculated following the end of two-year performance period.

•
The preliminary payout would then be adjusted by an rTSR modifier to represent the Company’s TSR percent rank over a three-year performance period commencing at the beginning of Fiscal 2023 relative to the companies in the S&P 1500 Specialty Index, such that it is multiplied by between 75% for TSR below the 30th percentile to 125% for TSR above the 80th percentile, with a target of the 55th percentile.

•
The rTSR modifier was designed to enhance the alignment of internal incentive plan payouts with changes in external shareholder value.

Aligned with Shareholder Return	A decrease in the Company’s stock price results in a decrease in the value of previously-awarded PSUs. When our stock price increases and generates positive returns for our shareholders, the increase impacts an executive’s realized pay.
The targets the HCC Committee established were based on the Company achieving Two-Year Average After-Tax Income of $373.3 million (which accounts for 70% of the payout) and ROIC of 7.4% (which accounts for 30% of the payout). The maximum payouts for the 2023-25 PSUs was 200% of target, including the impact of the rTSR modifier.
The Company achieved Two-Year Average After-Tax Income of $135.3 million and ROIC of 4.0% for this two-year performance period, which were below the threshold performance. As a result, no payouts were earned for this performance period and the 2023-25 PSU awards were forfeited. The targets, along with the adjusted actual performance for the period, are shown in the table below.
(1)
See Appendix A of this Proxy Statement for additional information regarding the non-GAAP financial measures discussed in this Proxy Statement and reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

56	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
The target PSU values and payouts for the NEOs for the 2023-25 performance period are listed in the following table:
Name	PSU Values at Target ($)	Value of PSU Payout ($)
Dillon	4,800,014	—
Baughn	637,819	—
Bracken	1,177,766	—
Rodgers	1,080,027	—
Carlisle(1)	—	—

(1)
Ms. Carlisle was appointed Executive Vice President and Chief Human Resources Officer, effective March 11, 2024, and did not receive an award for the 2023-25 performance period.

PSU Awards (2022-24)
As previously disclosed in the 2023 and 2024 Proxy Statements, in March 2022, the HCC Committee established Two-Year Average After-Tax Income and ROIC targets in 2022 for the 2022-24 performance period. The targets the HCC Committee established were based on the Company achieving Two-Year Average After-Tax Income of $410.9 million (which accounts for 70% of the payout) and ROIC of 8.0% (which accounts for 30% of the payout). The Company achieved Two-Year Average After-Tax Income of $304.9 million and ROIC of 6.6% for this performance period, which were below the threshold performance. As a result, no payouts were earned for this performance period.
Transformation PSU Award
As previously-disclosed in the 2023 and 2024 Proxy Statements, in connection with Ms. Dillon’s employment, the HCC Committee granted her an additional sign-on employment inducement award of PSUs focused on the Company’s transformation initiatives.

These shares will be earned based on a three-year performance period (2023-25) subject to the achievement of stretch performance goals aligned with the Lace Up Plan: (1) revenue (which accounts for 40% of the payout), (2) EBIT margin (which accounts for 40% of the payout), and (3) a scorecard that measures the quality of the revenue and EBIT margin outcomes equally against the Company’s four strategic imperatives embedded in the Lace Up Plan (which accounts for 20% of the payout):

Strategic Imperative	Performance Metric (% to Total)	Weighting (%)
Expand Sneaker Culture	Sales from Strategic Vendors	25
Power Up Our Portfolio	Off-Mall Square Footage	25
Deepen Our Relationship with Customers	Sales from Loyalty	25
Be Best-in-Class Omni	Sales from eCommerce	25
Each of the performance metrics included in the scorecard is objective, quantifiable, measurable, and critical to executing the Company’s transformation.
The percentage of achievement of the performance goals at the end of the three-year performance period will be applied to the target number of PSUs granted to Ms. Dillon to determine the actual number of PSUs that may be earned. The percentage of the target number of PSUs that may be earned at threshold is 44% and at maximum is 100%. If the threshold performance goals are not met, no PSUs will be earned or paid out to Ms. Dillon.
We are not disclosing the specific performance target levels for these goals because they represent confidential, commercially sensitive information that we do not disclose to the public and we believe, if disclosed, would cause competitive harm to the Company. The target levels for such performance measures are inherently competitive and, if disclosed, would provide valuable insight into specific customers, markets and areas on which we are focused. The HCC Committee will determine whether payouts have been earned following the end of Fiscal 2026. We will provide specific information on the targets and results after the completion of the performance period. However, as of the end of Fiscal 2024, the Transformation PSU Award performance is

2025 Proxy Statement	Foot Locker, Inc.	57

EXECUTIVE COMPENSATION
tracking below threshold and is not currently anticipated to pay out, other than with respect to the Sales from Strategic Vendors goal, as shown in the table below.

	2023	2024	2025	Goals	Weight	Performance As of End of Fiscal 2024	Result(1)
Transformation PSU Award		2/3 Completed		Revenue	40%	Below threshold	In progress
		2/3 Completed		EBIT Margin	40%	Below threshold	In progress
		2/3 Completed		Lace Up Plan	20%	Below threshold	In progress
			2/3 Completed	Sales from Strategic Vendors	25%	On target	In progress
			2/3 Completed	Off-Mall Square Footage	25%	Below threshold	In progress
			2/3 Completed	Sales from Loyalty	25%	Below threshold	In progress
			2/3 Completed	Sales from eCommerce	25%	Below threshold	In progress
Reconciliation Table
The HCC Committee establishes certain performance targets in connection with determining the Company’s PSU payouts. The PSU payouts provide for the exclusion of certain items from such performance targets that the HCC Committee considers to be unusual or non-recurring. These items, if they occur, are excluded when calculating the PSU payouts; however, such unusual or non-recurring items may not be material for purposes of the non-GAAP measures presented in the Annual Report. In addition, certain items may not be adjusted for purposes of the PSU payouts, as they do not exceed a pre-established adjustment threshold, although they are adjusted for financial reporting purposes in the Annual Report consistent with past practices. See Appendix A for a reconciliation of our non-GAAP to GAAP financial results.
Annual RSU Awards
The HCC Committee granted RSUs to the NEOs in Fiscal 2024. In deciding to grant these awards and determining the value of the awards, the HCC Committee considered each executive’s performance, position, and career potential and the competitive market for equivalent talent. See Grants of Plan-Based Awards in Fiscal 2024 beginning on page 73 for additional information on awards granted in Fiscal 2024.
In Fiscal 2024, we moved from granting RSUs which cliff vest after a period of three years based on continued employment, to RSUs which vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through the vesting dates. Such change was made to align with market practice and benchmarking (as 96% of our peers utilize the three-year ratable vesting schedule), increase executive stock ownership, and support retention. The HCC Committee does not typically consider an executive’s gains from prior stock awards in granting new awards as compensation in the current year.
Additional RSU Awards
The HCC Committee granted an RSU award to Ms. Carlisle on March 11, 2024 in connection with her commencement of employment with the Company in order to replace compensation she forfeited when she was recruited by the Company. The sign-on RSU award’s vesting schedule was designed to align with the vesting schedule of the stock-based awards Ms. Carlisle forfeited from her prior employment in connection with her recruitment to the Company. In deciding to grant this award and determine the value of the award, the HCC Committee considered Ms. Carlisle’s position and the Company’s recruiting needs. The HCC Committee determined that Ms. Carlisle’s additional RSU award was in the best interests of the Company and its shareholders. The additional RSU award vested on March 11, 2025, as she remained employed through the vesting date. The number and grant date value of the additional RSU awards granted to Ms. Carlisle are shown in the table below:
Name	RSUs 3/11/24 (#)	Aggregate Grant Date Fair Value ($)
Carlisle	8,282	200,010

58	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
Other Benefits
TYPE OF PLAN	MATERIAL FEATURES	RATIONALE
401(k) Plan	In the U.S., the Company maintains a 401(k) Plan, which is available to all team members and provides a discretionary employer matching contribution.	Provides executive officers with competitive broad-based employee benefits on the same terms as are generally available to the majority of our team members. Ms. Dillon and Messrs. Baughn, Bracken and Rodgers participated in the 401(k) plan during 2024. The 401(k) Plan, as well as the method of calculating contributions under the 401(k) Plan, are described beginning on page 79.
Excess Savings Plan	In the U.S., the Company maintains a non-qualified retirement plan, the Excess Savings Plan, for certain team members whose benefits under the 401(k) Plan would otherwise be capped based on restrictions imposed by the Internal Revenue Service.	Provides executive officers the opportunity to participate in retirement benefits that would otherwise be capped based on restrictions imposed by the Internal Revenue Service, and is a benefit offered by many of our peers. Of the NEOs, Ms. Dillon and Messrs. Bracken and Rodgers participated in the Excess Savings Plan during 2024. The Excess Savings Plan, as well as the method of calculating contributions under the Excess Savings Plan, are described on page 80.
Retirement Plan	The Company maintains a Retirement Plan for participants, which is a defined benefit plan with a cash balance formula, that covers eligible team members of the Company and substantially all of its U.S. subsidiaries who were at least 21 years old with one year of service before the Retirement Plan was frozen on December 31, 2019.	Of the NEOs, only Mr. Bracken participated in the Retirement Plan during 2024. The Retirement Plan, as well as the method of calculating benefits payable under the Retirement Plan, are described on page 79.
Excess Cash Plan	The Company maintains the Excess Cash Plan for certain team members whose benefits under the Retirement Plan would otherwise be capped based on restrictions imposed by the Internal Revenue Service. The Excess Cash Plan was frozen to new participants on December 31, 2019.	Provides executive officers the opportunity to participate in retirement benefits that would otherwise be capped based on restrictions imposed by the Internal Revenue Service. Of the NEOs, only Mr. Bracken participated in the Excess Cash Plan during 2024. The Excess Cash Plan, as well as the method of calculating benefits payable under the Excess Cash Plan, are described on page 79.
ESPP	The Company offers an Employee Stock Purchase Plan, which allows participating team members to purchase shares of common stock at a 15% discount through regular payroll deductions of up to 10% of their annual compensation, up to a maximum of $25,000 per calendar year.	Provides executive officers with the opportunity to purchase shares of common stock at a 15% discount on the same terms as are generally available to the majority of our team members.
Health and Welfare Plans	To attract and retain highly qualified team members, the Company offers benefit programs designed to be competitive in each country in which the Company operates. All U.S. team members and executive officers participate in similar healthcare, life and disability insurance, and other welfare programs.	Provides executive officers with competitive broad-based employee benefits on the same terms as are generally available to the majority of our team members.

2025 Proxy Statement	Foot Locker, Inc.	59

EXECUTIVE COMPENSATION
TYPE OF PLAN	MATERIAL FEATURES	RATIONALE
Perquisites	The Company provides each of the NEOs (other than Ms. Dillon) with an automobile reimbursement (which was changed to an automobile allowance during Fiscal 2024), medical expense reimbursement, supplemental long-term disability insurance, and financial planning. In addition, the Company reimburses Ms. Dillon for reasonable car service expenses for transportation in the New York metropolitan area while in New York on Company business for increased personal security and efficiency. We do not provide a gross-up to executives for the income tax liability they incur due to their receipt of these perquisites.	The HCC Committee believes the perquisites provided to the NEOs are reasonable and consistent with its overall objective of attracting and retaining talented executives in a competitive labor market, as well as encouraging financial planning and savings given the complexity of executive officer compensation and financial arrangements to allow executives to concentrate on responsibilities and our future success.
Employment Arrangements and Offer Letters
Ms. Dillon has an employment agreement and, effective as of March 26, 2025, Mr. Bracken has a letter agreement, and each of the other current named executive officers has an offer letter with substantially the same benefits, and subject to substantially the same provisions, as other similarly situated executive officers, as described on page 73. All of our NEOs are employed at-will.
In connection with Ms. Carlisle’s employment with the Company, we entered into an offer letter providing for, in addition to other customary elements of the Company’s compensation, a sign-on bonus equal to $300,000, which was intended to replace compensation that Ms. Carlisle forfeited from her prior employment in connection with her recruitment to the Company. The sign-on bonus is subject to clawback in the event Ms. Carlisle terminates her employment or the Company terminates her employment for “cause” prior to the two-year anniversary of the sign-on bonus payment date.

60	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
Severance and Change of Control Benefits
NAME OF PLAN	MATERIAL FEATURES	RATIONALE
CEO Employment Agreement
•
Provides for the following severance payments and benefits in connection with a termination by the Company without cause or a resignation by the CEO for good reason:

•
2 years’ base salary continuation if termination occurs outside the 2-year period following a change in control

•
A lump sum equal to 2 times the sum of base salary and target bonus (payable within 10 days following the termination date) if termination occurs during the 2-year period following a change in control

•
Prorated bonus for the year of termination, based on actual performance

•
1 year of appropriate outplacement services

•
Accelerated vesting of 50% of outstanding equity awards if Ms. Dillon’s employment terminates with the consent of the Board on or after the end of Fiscal 2026

•
Accelerated vesting of 100% of outstanding equity awards if Ms. Dillon’s employment terminates with the consent of the Board on or after the end of Fiscal 2027

•
Subject to her execution and nonrevocation of a general release in favor of the Company

•
In addition, if Ms. Dillon’s employment terminates due to death or disability, all then outstanding and unvested equity awards will vest (with performance awards vesting at the end of the performance period based on actual performance)

•
The employment of our CEO is “at will,” meaning we can terminate our CEO at any time, and our CEO can terminate her employment with us at any time

•
Provides reasonable compensation if our CEO leaves the Company under certain circumstances in consideration for a release of claims

•
“Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change in control

•
Provides for benefits which helps us attract a talented CEO and maintain a consistent management team

2025 Proxy Statement	Foot Locker, Inc.	61

EXECUTIVE COMPENSATION
NAME OF PLAN	MATERIAL FEATURES	RATIONALE
Other NEO Letter Agreements, Offer Letters and Executive Severance Plan
Under their letter agreements or offer letters, as applicable, the other NEOs are eligible for severance benefits consistent with our Executive Severance Plan, effective as of August 1, 2024.
•
Provides for the following severance payments and benefits in connection with a termination by the Company without cause or a resignation by the NEO for good reason:

•
A lump sum equal to 1.5 times base salary (payable within 10 days following the 6-month anniversary of the termination date) if such termination occurs outside the 2-year period following a change in control

•
A lump sum equal to 2 times the sum of base salary and target bonus (payable within 10 days following the 6-month anniversary of the termination date) if such termination occurs during the 2-year period following a change in control

•
1 year of appropriate outplacement services

•
In connection with his appointment as President, effective March 26, 2025, Mr. Bracken is also entitled to receive two times the sum of his base salary and target annual bonus if he resigns in connection with a qualifying change in the Chief Executive Officer of the Company

•
Subject to the NEO’s execution and non-revocation of a general release in favor of the Company

•
The employment of each of our NEOs is “at will,” meaning we can terminate our NEOs at any time, and our NEOs can terminate their employment with us at any time

•
Provides reasonable compensation if our NEOs leave the Company under certain circumstances in consideration for a release of claims

•
“Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change in control

•
Provides for benefits, which helps us attract a talented executive officers and maintain a consistent management team

PSU Awards
•
In the event of a termination without cause or resignation for good reason upon or following a change in control and after the HCC Committee certifies the achievement of the performance goals, all unvested PSU awards will fully vest

•
In the event of a termination without cause or resignation for good reason upon or within the 2-year period following a change in control, but before the HCC Committee certifies the achievement of the performance goals, a pro rata portion of the PSUs that the participant would have been entitled to receive based on the actual performance level achieved for any completed year in the performance period and the achievement of a target performance level for the remainder of the performance period will become vested

•
In the event of a termination due to death, disability or retirement, a pro rata portion of the PSUs that the participant would have received based on actual performance after the end of the performance period will vest after the end of the performance period

•
Preserves morale and productivity and encourages long-term retention of our executive officers

•
“Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change in control

•
Death, disability and retirement vesting is consistent with competitive market practice

62	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
NAME OF PLAN	MATERIAL FEATURES	RATIONALE
RSU Awards and Option Awards
•
In the event of a termination without cause or resignation for good reason upon or within the 2-year period following a change in control, all RSUs and options will fully vest

•
In the event of a termination due to death, disability or retirement, a prorated portion of RSUs and options will vest based on the number of days the participant was employed during the vesting period

•
Preserves morale and productivity and encourages long-term retention of our executive officers

•
“Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change in control

•
Death, disability and retirement vesting is consistent with competitive market practice

PROCEDURES FOR DETERMINING COMPENSATION
Setting Compensation, Establishing Goals, and Evaluating Performance
As reflected in the following timeline, the HCC Committee oversees a rigorous and comprehensive compensation approval, goal setting, and performance review process:
JANUARY	APRIL

•
The HCC Committee reviews any feedback from shareholder engagement meetings regarding the compensation program.

•
At its February meeting, the HCC Committee discusses further refined planning and preliminary recommendations for the compensation program.

•
At its March meeting, final recommendations are presented, and the HCC Committee approves the executive compensation design, components, and equity awards for each executive. The HCC Committee meets privately with its independent compensation consultant to review and recommend to the Board the CEO’s compensation. The HCC Committee also establishes the Annual Incentive Plan and PSU goals.

MAY	DECEMBER

•
During its meetings over this period, the HCC Committee has preliminary discussions with management and the HCC Committee’s independent compensation consultant regarding the compensation program design for the following year, including reviewing compensation trends, peer group composition, a competitive analysis of each executive’s compensation relative to market, preliminary pay recommendations and performance evaluations, and the current incentive payout forecast. The HCC Committee provides feedback and direction regarding the program design for the next fiscal year.

•
The HCC Committee meets privately with its independent compensation consultant regarding the CEO’s compensation.

Year-Round
The HCC Committee meets at other times throughout the year with management and privately with its independent compensation consultant to review performance against the established performance goals, discuss developments and emerging trends, and review specific executive compensation and management resources issues.

Peer Group Approach
We have established targets for compensation, including cash and equity, for each NEO. These targets are reviewed annually and are based upon compensation for comparable positions in a peer group consisting of (1) companies having revenues of approximately 0.5 to 2 times the Company’s revenue and an enterprise value of approximately 0.5 to 4 times the Company’s enterprise value; and (2) select sub-industries within the consumer discretionary sector most comparable to the Company’s business, including apparel retail; apparel, accessories, and luxury goods; footwear; home furnishing retail; and specialty stores. We also use the peer group data to assess the competitiveness of total direct compensation awarded to our senior executives and as a data point in designing compensation plans, benefits, and perquisites. The HCC Committee may also use data from third party surveys as an additional reference if data from our peer group is not available for a position and as a supplement to peer group data.

2025 Proxy Statement	Foot Locker, Inc.	63

EXECUTIVE COMPENSATION
The HCC Committee determined that the following companies, which comprised the peer group for Fiscal 2024 compensation decisions, were appropriate for executive compensation purposes based upon the nature of their businesses, revenues, and the talent pool from which they recruit their executives.
PEER GROUP FOR FISCAL 2024 COMPENSATION DECISIONS
Abercrombie & Fitch Co.	The Gap, Inc.	Signet Jewelers Limited
Academy Sports and Outdoors, Inc.	Hanesbrands Inc.	Tapestry, Inc.
American Eagle Outfitters, Inc.	Levi Strauss & Co	Under Armour, Inc.
Bath and Body Works, Inc.	The ODP Corporation	V.F. Corporation
Burlington Stores, Inc.	Petco Health and Wellness Company, Inc.	Victoria’s Secret & Co.
Capri Holdings Limited	PVH Corp.	Williams-Sonoma, Inc.
Dick’s Sporting Goods, Inc.	Ralph Lauren Corporation
The HCC Committee refreshes its peer group every three years, with interim adjustments when peers cease to be publicly traded or fall significantly outside the ranges used to establish the peer group. For Fiscal 2024, the HCC Committee approved adjustments to its peer group selection criteria to (1) replace market capitalization with enterprise value as a more comprehensive measure of company size and (2) exclude companies with founder-CEOs or that are privately controlled companies. In determining the peer group for Fiscal 2024 under these new selection criteria, the HCC Committee determined that it was appropriate to remove Qurate Retail, Inc. due to it no longer fitting into the consumer discretionary sub-industry criteria; Sally Beauty Holdings, Inc. due to its revenue being less than 0.5x; Skechers USA, Inc. and Urban Outfitters, Inc. due to their founder-CEOs; and Tractor Supply Company and Ulta Beauty, Inc. due to their enterprise value exceeding 4.0x. The HCC Committee also determined that it was appropriate to add Abercrombie & Fitch Co. and V.F. Corporation, each apparel companies fitting within the revenue and enterprise value criteria set by the HCC Committee.
One goal of the HCC Committee is to provide competitive total compensation opportunities for the NEOs that vary with Company performance. The HCC Committee uses the peer group target information as a reference point in evaluating executive compensation, assessing the competitiveness of total direct compensation awarded to our senior executives, and designing compensation plans, benefits, and perquisites. The HCC Committee does not, however, attempt to match the compensation of each executive position in the Company precisely with that of an equivalent position in the peer group. In general, the HCC Committee looks to position an executive’s total compensation at the median of comparable positions at peer companies, consistent with the Company’s size in relation to peer companies. The HCC Committee also considers other factors, including performance, responsibility, experience, tenure, internal equity, and market positioning, when determining compensation.
Use of Compensation Consultant
The HCC Committee has retained a nationally-recognized compensation consultant, that is independent and performs no work for management, as its advisor. The compensation consultant reports directly to the HCC Committee, meets with the HCC Committee privately without management present, and regularly communicates privately with the HCC Committee Chair. The compensation consultant also meets with the NCR Committee regarding non-employee director compensation and reports on related governance and trends. The HCC Committee has assessed the compensation consultant’s independence based on standards promulgated by the SEC and concluded that no conflict of interest exists that would prevent it from serving as an independent compensation consultant to the HCC Committee. Each year, the compensation consultant reviews a report on risk in relation to the Company’s compensation policies and practices, provides a pay-for-performance analysis of our executive compensation program, and reviews the CEO’s compensation. In addition, each year the compensation consultant reviews and makes recommendations regarding the compensation program for non-employee directors.
Management Involvement in Developing the Compensation Program
Management is involved in various aspects of developing the executive compensation program. Our Chief Human Resources Officer, Vice President—Total Rewards, and other Human Resources staff work with our CEO to develop compensation recommendations for all executive officers, other than the CEO. The CEO or the Chief Human Resources Officer reviews these proposals with the HCC Committee Chair, and may make changes to the recommendations based upon her input, before the recommendations are presented to the HCC Committee for review. As part of her responsibilities, the Non-Executive Chair also attends all HCC Committee meetings and advises the HCC Committee Chair in fulfilling her designated role and responsibilities. Our General Counsel and our Deputy General Counsel and Corporate Secretary also attend meetings of the HCC Committee and participate in certain of these discussions and preparations.

64	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
Accounting and Tax Considerations
While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the HCC Committee’s allocation of compensation among the different components. The HCC Committee believes that in certain instances it is in the best interests of the Company and our shareholders to have the flexibility to pay compensation that is not tax deductible so that we may provide compensation consistent with our program and objectives.
Additional Information on Compensation Governance Policies
Policy	Considerations	Material Features
Stock Ownership Guidelines	Aligns the interests of the executive officers with those of our shareholders and ensures that the executive officers responsible for overseeing operations have an ongoing financial stake in the Company’s success.
•
6x base salary for CEO.

•
3x base salary for Executive Vice President.

•
2x base salary for Senior Vice President.

•
5 years from hire or change in required ownership level (due to change in remuneration paid or the multiple) to comply.

•
In the event of failure to comply by the applicable date, the executive is required to hold the net shares obtained through all future stock option exercises and RSU vestings, after withholding for the payment of applicable taxes, until such executive is in compliance (unless the executive has been in compliance as of the end of at least one of the two preceding fiscal years and has not subsequently sold shares).

•
During Fiscal 2024, the executive officers complied with the Stock Ownership Guidelines, and at year end, all NEOs were in compliance with our Stock Ownership Guidelines. As President (effective March 26, 2025), Mr. Bracken continues to be subject to the Stock Ownership Guidelines applicable to Executive Vice Presidents.

Anti-Hedging and Anti-Pledging Policies	Permitting hedging is viewed as a poor pay program practice, as it insulates executives from stock price movement and reduces alignment with shareholders. In addition, we acknowledge that pledging raises potential risks to shareholder value, particularly if the pledge is significant. Our anti-hedging and anti-pledging policies were adopted in part to avoid potential or apparent conflict of interests resulting from bets against or hedges regarding our performance.
•
Directors, executive officers, corporate officers, and certain other team members are prohibited from (1) engaging in transactions involving publicly-traded options that relate to the Company’s securities, or (2) purchasing financial instruments (e.g., prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset a decrease in the market value of securities either granted to, or otherwise held, directly or indirectly, by, the director, executive officer, corporate officer, or certain other team member. No team member may engage in these types of transactions while aware of material nonpublic information about the Company.

Equity Grant Timing Policy	Equity award grants should not be timed to take advantage of the release of material nonpublic information.	• Annual equity award grants are approved at a pre-scheduled meeting during the first quarter of the fiscal year. Beginning in Fiscal 2024, the Company ceased granting stock options.

2025 Proxy Statement	Foot Locker, Inc.	65

EXECUTIVE COMPENSATION
Policy	Considerations	Material Features
Clawback Policy	Provides for recovery of cash and equity incentive compensation (time- and performance-based) if the HCC Committee determines that the participant engaged in certain misconduct.	Applies to each executive officer, corporate officer, certain other senior executives, and any other executive who reports directly to the CEO or CFO and allows recoupment of cash and equity incentive compensation if the HCC Committee determines that the participant (1) engaged in fraud or gross misconduct which results in an accounting adjustment, whether or not the adjustment results in a restatement of our financial statements, or (2) committed a significant legal or compliance violation of the Code of Business Conduct or other policies. The policy authorizes the cancellation and/or reduction of outstanding awards, including time-based awards, and the return of shares and/or cash paid and/or gain realized from an award.
Supplemental Clawback Policy	Permits the recovery of incentive compensation paid to executive officers in the event of a financial restatement that is compliant with NYSE listing standards and SEC requirements.	Applies to all current and former executive officers and allows recoupment of performance-based cash and equity awards if we are required to restate our financial statements due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws.
Compensation Program and Risk
We believe that our compensation program encourages our NEOs to take action to improve the Company’s performance without encouraging them to take undue risk. The Annual Incentive Plan and PSU awards are paid based upon performance as compared to the Company’s annual and two-year financial plans, respectively, which are prepared each year by management and approved by the Board. No incentive awards are earned or paid unless the applicable performance goals are achieved. We believe that the plans are rigorous, but reasonably achievable, under normal business conditions. This encourages our executives to manage the business well without pressuring them to take undue risks in order to obtain a payout.
Our LTI awards for the NEOs are designed with a similar goal in mind. We believe that our LTI awards are reasonable in relation to overall compensation. Stock options, and beginning in Fiscal 2024, RSUs, typically vest ratably over a three-year period and stock options have a 10-year term, thereby each reducing the risk that an executive will take short-term action to inflate the price of the Company’s stock for a brief period. Beginning in Fiscal 2024, PSU payouts are calculated at the conclusion of a three-year performance period. In addition to serving as a retention vehicle, this also requires that the executive continues to have the value of their award at risk and dependent on fluctuations in stock price over the performance period.
In addition, there are certain other factors related to our compensation programs for the NEOs that we believe help reduce the likelihood that our compensation programs will encourage our executives to take undue risk, as described below:
FACTOR	DESCRIPTION
No Bonus Payments to Executives with Poor Performance Ratings
We have designed our plans so that executives who receive a “Not Meeting Expectations” rating under the Company’s annual performance appraisal process are not eligible to receive an annual incentive payout. This serves to align pay with performance and helps prevent an individual executive from taking any action inconsistent with the business plan or otherwise exposing the Company to undue risk.

Incentive Targets	Annual Incentive Plan targets are based on challenging financial and operational goals established by the Board.
Annual Incentive Payout Caps	Annual incentive payouts to executives are capped and do not include excessive leverage.
Mix of Components	We use a mix of annual and long-term incentive components, as well as a mix between the use of cash and equity.

66	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
2025 COMPENSATION PROGRAM DESIGN CHANGES
As part of the comprehensive compensation approval, goal setting, and performance review process conducted by the HCC Committee for 2023-24, the HCC Committee considered shareholders’ feedback received as part of our 2023 shareholder engagement cycle concerning the design and effectiveness of the Company’s executive compensation program. See Shareholder Engagement beginning on page 22 for a discussion of the 2023 shareholder engagement cycle. The HCC Committee also considered the significant transformation initiatives occurring in the Company’s business and the strategic work that would be necessary by management to achieve its long-term goals. In light of this, the HCC Committee aligned the Company’s Annual Incentive Plan and LTI with the Lace Up Plan. This redesign is meant to encourage and reward performance aligned with the Lace Up Plan. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback.
For Fiscal 2024, we modified our executive compensation program based on prior feedback, which included linking the Lace Up Plan scorecard to the Annual Incentive Plan and implementing a three-year performance period for the PSU awards granted in March 2024. These modifications were implemented to address the historic volatility in our Annual Incentive Plan and PSU payouts. Notwithstanding these changes, and despite meeting or exceeding all four of the Lace Up Plan targets, our Fiscal 2024 performance fell short of targeted expectations, and our Annual Incentive Plan did not pay out due to unforeseeable challenges with a key vendor that impacted profitability and attainment of the Performance Gate. In addition, our 2022-24 and 2023-25 PSUs did not pay out. The HCC Committee decided to make certain further adjustments to our executive compensation program design for 2025 in an effort to more effectively address potential volatility in company performance resulting from factors outside of management’s control and to address the significant team member retention considerations resulting from the lack of payouts in variable pay in the prior two fiscal years. The HCC Committee will continue to assess the executive compensation program against changing business conditions and shareholder feedback.
Compensation Program		2024	2025
Annual Incentive Plan	Performance Goals	Adjusted Operating Income (80%) Lace Up Plan scorecard (assessed at the corporate level only, and not by division) (20%)	No change to metrics or weighting Differentiate threshold/maximum ranges around target by corporate level and region
	Performance Gate	Corporate Adjusted Operating Income for Lace Up Plan scorecard (75% of target) Corporate/Division Adjusted Operating Income for participants with individual objectives, as applicable (75% of target)
Revised the profit gate so our team members remain focused on achieving the Company’s critical Lace Up Plan goals, even when Corporate Adjusted Operating Income is negatively impacted by unanticipated external factors (as was the case in 2024)
If Corporate Adjusted Operating Income does not achieve threshold profitability, then the Lace Up Plan Scorecard payouts are capped at 100% even if performance is above 100%

	Performance Goal for Target	Target set as a discrete number	Target set as a range
	Performance Goal for Threshold Payouts	80% of target financial performance	80% of the low end of target
	Performance Goal for Maximum Payouts	120% of target financial performance	120% of the high end of target
LTI Awards	Vehicle Mix	• CEO PSU awards (60%) • CEO RSU awards (40%) • Other NEO PSU awards (50%) • Other NEO RSU awards (50%)	No change
PSU Awards	Performance Goals
50% on Three-Year Cumulative Adjusted After-Tax Income, 25% on Three-Year Cumulative Revenue, and 25% on rTSR to represent the Company’s TSR percent rank over a three-year performance period relative to the companies in the S&P 1500 Specialty Retail Index
No change

2025 Proxy Statement	Foot Locker, Inc.	67

EXECUTIVE COMPENSATION
Compensation Program		2024	2025
	Performance Period	3 years	No change
	Performance Goals for Threshold Payouts	• 80% of target Cumulative Adjusted After-Tax Income performance • 93% of target Cumulative Revenue performance • 30% relative TSR rank equates to a 25% payout	No change
	Performance Goals for Maximum Payouts	• 120% of target Cumulative Adjusted After-Tax Income performance • 107% of target Cumulative Revenue performance • 80% relative TSR rank equates to a 200% payout	135% of target Cumulative Adjusted After-Tax Income performance
RSU Awards	Vesting	Three-Year Ratable	No change

68	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
HCC COMMITTEE REPORT
The HCC Committee has reviewed and discussed the CD&A with management and, based on that review and discussion, has recommended to the Board that the CD&A be included in this Proxy Statement.
Members of the HCC Committee
KIMBERLY K. UNDERHILL Chair	GUILLERMO G. MARMOL Member	DARLENE NICOSIA Member	STEVEN OAKLAND Member	SONIA SYNGAL Member	DONA D. YOUNG Ex Officio Member
HCC COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mses. Underhill, Nicosia and Syngal and Messrs. Feldman, Oakland and Marmol served on the HCC Committee during Fiscal 2024, and Ms. Young served as an Ex Officio Member. Mr. Feldman retired when his term expired at the conclusion of the 2024 Annual Meeting. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.
COMPENSATION RISK ASSESSMENT
The HCC Committee aims to establish company-wide compensation policies and practices that reward contributions to long-term shareholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the HCC Committee conducted an annual assessment of our company-wide compensation arrangements. The assessment process included, among other things, a review of:
•
Our compensation philosophy;

•
Comparative compensation at peer group companies;

•
Our core compensation element mix; and

•
The terms and payments under our cash and equity incentive plans.

As part of that review, the HCC Committee requested that its independent compensation consultant perform a detailed review of our cash and equity compensation plans in comparison to market practices to determine if there were any areas of risk and recommend appropriate remediation policies, if necessary. The HCC Committee considered the following, among other factors, when determining the level of risk:
RISK ASSESSMENT FACTOR	RISK MITIGATION APPROACH
Revenue model and cash incentive plan	Encourage our team members to focus on creating a stable, predictable stream of revenue over multiple years, rather than focusing on current year revenue at the expense of succeeding years.
Allocation of compensation	Effectively balances short-term performance and long-term performance.
Cash and equity incentive awards
Focus on both near-term and long-term goals and, in the case of equity incentive awards, provide for compensation over a multi-year period, to encourage our team members to remain focused on our performance beyond the immediate fiscal year.

Performance goals for our cash and equity incentive awards	Use a variety of performance metrics, which diversifies the risk associated with any one metric or aspect of performance.
Cash and equity incentive awards	Contain a range of performance levels and payouts to discourage team members from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation.
Annual Incentive Plan
Caps cash incentive payments at a maximum award size and includes a threshold for funding affordability. In addition, the HCC Committee retains discretion to adjust our team members’ incentive payments under the plan.

Cash incentive payments and equity awards for executive officers	Subject to a clawback policy to recover incentive compensation paid to executive officers in the event of a financial restatement and certain misconduct.

2025 Proxy Statement	Foot Locker, Inc.	69

EXECUTIVE COMPENSATION
Based upon this assessment, our HCC Committee believes that our company-wide compensation policies and practices are reasonable and encourage appropriate behaviors without creating risks that are reasonably likely to have a material adverse effect on us.

70	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
For Fiscal 2024, our NEOs were the following five individuals, all of whom serve as executive officers as of the date of this Proxy Statement:
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mary N. Dillon Chief Executive Officer	2024	1,431,250	—	11,000,047	—	—	—	69,777	12,501,074
	2023	1,300,000	—	11,754,925	1,600,011	—	—	37,689	14,692,625
	2022	584,058	250,000	6,203,885	716,483	1,481,630	—	40,549	9,276,605
Michael A. Baughn Executive Vice President and Chief Financial Officer	2024	672,500	—	2,040,041	—	—	—	42,754	2,755,295
	2023	416,099	883,364	1,497,885	260,008	—	—	8,903	3,066,259
Franklin R. Bracken President	2024	893,100	—	2,700,047	—	—	836	90,915	3,684,898
	2023	860,550	—	1,570,364	392,582	—	3,489	119,841	2,946,826
	2022	818,750	—	2,485,048	371,255	1,104,253	—	63,942	4,843,248
Elliott D. Rodgers Executive Vice President and Chief Operations Officer	2024	826,250	—	2,505,006	—	—	—	75,338	3,406,594
	2023	800,000	—	1,440,032	360,010	—	—	1,643	2,601,685
	2022	133,333	700,000	831,844	200,003	—	—	—	1,865,180
Cynthia Carlisle(8) Executive Vice President and Chief Human Resources Officer	2024	468,750	300,000	922,981	—	—	—	85,186	1,776,917

(1)
The amounts in columns (c) and (g) reflect the annual base salaries and non-equity incentive plan compensation, respectively, earned by our NEOs for the designated years. For information on the NEOs’ employment agreements and offer letters, as applicable, see Employment Arrangements and Offer Letters on page 73.

(2)
The amount in column (d) related to Ms. Carlisle reflects the sign-on bonus that she received in connection with the commencement of her employment on March 11, 2024, which was intended to replace compensation Ms. Carlisle forfeited from her prior employment in connection with her recruitment to the Company.

(3)
The amounts reflected in columns (e) and (f) reflect the stock and option awards granted in the designated years. The amounts represent the aggregate grant date fair value of the awards granted in each respective year computed in accordance with stock-based compensation accounting rules. A discussion of the assumptions used in computing the award values may be found in Note 22 to our financial statements in our Annual Report, which is available at investors.footlocker-inc.com/ar. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Grants of plan-Based Awards in Fiscal 2024 beginning on page 73 for additional information on awards granted in Fiscal 2024. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the NEOs.

(4)
The amounts in column (e) include the grant date fair value of PSU awards granted for the 2024-26, 2023-25, and 2022-24 performance periods, calculated in accordance with stock-based compensation accounting rules. A discussion of the assumptions used in computing the award values is found in Note 22 to our financial statements in our Annual Report, which is available at investors.footlocker-inc.com/ar. For the RSUs, the fair values are calculated by multiplying the closing price of our Common Stock on the NYSE on the award date by the number of RSUs granted. For the 2024-26 PSUs, the fair value is calculated based upon the probable outcome of meeting the performance conditions at the target performance level and multiplying the number of PSUs that would be received at that level by: (i) for the Adjusted After-Tax Income and Revenue metrics, the closing price of our Common Stock on the grant date, and (ii) for the rTSR metric, the Monte Carlo valuation on the grant date, which applies a risk-free interest rate and expected volatility assumptions. This is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined at the grant date under stock-based compensation accounting rules. For Ms. Dillon’s Transformation PSU Award in connection with the 2023-25 performance period, the fair value is calculated based upon the probable outcome of meeting the performance conditions at the target performance level and multiplying the number of PSUs that would be received at that level by the closing price of our Common Stock on March 22, 2023 when HCC Committee approved the performance goals. All of these values for RSUs and PSUs granted in Fiscal 2024, and corresponding grant dates, are shown in the table below.

2025 Proxy Statement	Foot Locker, Inc.	71

EXECUTIVE COMPENSATION
Name	RSUs 03/11/24 ($)	RSUs 03/27/24 ($)	PSUs 03/27/24 ($)(A)	PSUs 03/27/24 ($)(B)
Dillon, Baughn, Bracken, and Rodgers	—	28.51	28.51	37.55
Carlisle	24.15	28.51	28.51	37.55

(A)
Reflects the fair value for the PSUs with Adjusted After-Tax Income and Cumulative Revenue metrics calculated based upon the probable outcome of meeting the performance conditions at the target performance level and multiplying the number of PSUs that would be received at that level by the closing price of our Common Stock on the grant date.

(B)
Reflects the Monte Carlo fair value for the PSUs with rTSR metric.

The following table includes the assumptions used to calculate the grant date fair value of the PSUs reported for fiscal years 2024, 2023 and 2022 (other than Ms. Dillon’s transformation PSU award).

	Assumptions (TSR Goal)
PSU Award	Dividend Yield (%)	Risk Free Rate (%)	Stock Price ($)	Fair Value ($)
Fiscal Year 2024	—	4.39	28.51	37.55
Fiscal Year 2023	3.56	3.79	39.08	39.78
Fiscal Year 2022	3.91	2.31	30.98	29.34
Assuming the maximum performance level, the grant date fair value of the PSU awards with Adjusted After-Tax Income and Cumulative Revenue metrics granted for the 2024-26 performance period would be $9,900,012 for Ms. Dillon; $1,530,018 for Mr. Baughn; $2,025,008 for Mr. Bracken; $1,878,752 for Mr. Rodgers; and $533,108 for Ms. Carlisle. The total grant date fair value of the PSUs with rTSR metrics that may be earned remains the same whether the maximum, target, or below target performance is earned.
This column also includes RSU awards, where applicable. See Grants of Plan-Based Awards in Fiscal 2024 beginning on page 73 for additional information on the awards granted in Fiscal 2024.
(5)
The amounts in column (g) reflect the cash incentive bonuses earned under the Annual Incentive Plan for the designated years, which amounts are paid to the NEO in the following year (subject to the NEO’s employment on such payment date).

(6)
The amounts in column (h) represent the annual change in pension value for the designated years. See Pension Benefits In Fiscal 2024 on page 78 for more information on Fiscal 2024 pension benefits.

(7)
The amounts in column (i) represent perquisites and other compensation attributable to the NEOs for 2024, valued at the incremental cost to the Company of providing them, which represents the actual cost, as reflected in the table below.

Name	Automobile Reimbursement/ Allowance ($)	Medical Expense Reimbursement ($)(A)	Supplemental Ltd Insurance Premiums ($)	Universal Life Insurance Premiums ($)	Financial Planning ($)(B)	401(k) Plan and Excess Savings Plan Match ($)	Relocation ($)(C)	Other ($)(D)	Total ($)
Dillon	—	7,500	6,942	5,752	—	49,583	—	—	69,777
Baughn	24,774	6,080	—	—	—	11,900	—	—	42,754
Bracken	35,010	5,000	4,881	2,721	12,125	31,178	—	—	90,915
Rodgers	37,171	4,669	2,719	—	—	28,817	—	1,962	75,338
Carlisle	16,027	210	2,809	1,776	—	—	62,133	2,231	85,186

(A)
The amounts shown reflect amounts reimbursed in 2024, including certain amounts submitted in 2024 for expenses incurred in 2023.

(B)
The amounts shown reflect the total amounts paid, including fees.

(C)
For Ms. Carlisle, the amount shown reflects (i) $38,926 in relocation expenses in connection with her recruitment by us and her relocation to the Company’s office in St. Petersburg, Florida and (ii) a $23,207 tax gross-up on such expenses, which were paid, in each case, in accordance with our relocation program.

(D)
For Mr. Rodgers, the amount shown reflects the incremental cost to the Company of his spouse’s travel in connection with Mr. Rodger’s attendance at certain business-related events in Fiscal 2024. For Ms. Carlisle, the amount shown reflects the difference between the cost of Ms. Carlisle’s COBRA benefits with her former employer and the employee premium under the Company’s medical benefit plan, the amount of which was reimbursed by the Company until she became eligible for benefits with the Company.

(8)
Ms. Carlisle was appointed Executive Vice President and Chief Human Resources Officer, effective March 11, 2024.

72	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
EMPLOYMENT ARRANGEMENTS AND OFFER LETTERS
Dillon. The Company has an employment agreement in place with Ms. Dillon. This agreement provides for an annual base salary of not less than $1,300,000, and participation in all bonus, incentive, and equity plans maintained by the Company for senior executives. If Ms. Dillon’s employment is terminated by the Company (other than for Cause, death, or disability), or if Ms. Dillon resigns with Good Reason (each as defined in the Employment Agreement), then she would be entitled to the following severance payments and benefits, subject to her execution and non-revocation of a general release of claims: (i) two years’ base salary continuation; (ii) a prorated bonus under the Annual Incentive Plan for the fiscal year in which the termination occurs, based on actual performance against the applicable performance goals, and (iii) appropriate outplacement services for one year following termination. In addition, any outstanding equity awards held by Ms. Dillon at the time of termination will be treated in accordance with the terms of the applicable plans and award agreements, provided, however, that with regard to equity awards granted to Ms. Dillon through March 2027 (i) if Ms. Dillon’s employment terminates with the consent of the Board on or after the end of Fiscal 2026, Ms. Dillon would become vested in 50% of her then outstanding equity awards, and (ii) if Ms. Dillon’s employment terminates with the consent of the Board on or after the end of Fiscal 2027, Ms. Dillon would become vested in 100% of her then outstanding equity awards. If the Company terminates Ms. Dillon’s employment without Cause or if she terminates her employment with Good Reason during the two-year period following a Change in Control (as defined in the Employment Agreement), rather than the severance payments provided for above, she would be entitled to an amount equal to two times the sum of her base salary and target bonus under the Company’s annual bonus plan, payable in a single lump sum within 10 days of such termination of employment.
Bracken. The Board appointed Mr. Bracken as President of the Company, effective as of March 26, 2025. In connection with Mr. Bracken’s appointment, the Company entered into a new letter agreement with Mr. Bracken, which replaced his previous offer letter in its entirety, which provides for an annual base salary of $1,000,000, an annual target bonus opportunity equal to 120% of his then-current base salary and an annual long-term incentive grant with a target grant date fair value equal to 275% of his then-current base salary, commencing with the regular 2025 grant. During the term of Mr. Bracken’s employment, Mr. Bracken will be entitled to receive the benefits provided under the Executive Severance Plan, except that Mr. Bracken will be entitled to receive two times the sum of his base salary and target annual bonus if he resigns in connection with a qualifying change in the Chief Executive Officer of the Company.
Other NEOs. The HCC Committee approves all offers to executive officers joining the Company. Other than Mr. Bracken, each of the other NEOs’ (who are current executive officers) offer letters includes customary elements of the Company’s compensation program (i.e., salary, Annual Incentive Plan, and LTI), and definitions of certain terms, such as “Cause” (i.e., dismissal by the Company under certain circumstances) and “Change in Control” (e.g., the acquisition of 35% or more of the Company’s outstanding stock). Information on estimated potential payments and benefits upon termination of the NEOs’ employment, including following a Change in Control, is described under Potential Payments Upon Termination or Change in Control beginning on page 81.
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2024
The following table shows the awards made to the NEOs in Fiscal 2024:
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Dillon	Annual Incentive	03/27/24(1)	715,984	2,863,934	5,727,869
	PSU	03/27/24(2)				54,393	217,566	435,130				6,600,042
	RSU	03/27/24(3)							154,332			4,400,005
Baughn	Annual Incentive	03/27/24(1)	162,162	648,648	1,297,295
	PSU	03/27/24(2)				8,408	33,625	67,248				1,020,039
	RSU	03/27/24(3)							35,777			1,020,002
Bracken	Annual Incentive	03/27/24(3)	245,634	982,534	1,965,069
	PSU	03/27/24(2)				11,127	44,503	89,005				1,350,041
	RSU	03/27/24(3)							47,352			1,350,006
Rodgers	Annual Incentive	03/27/24(1)	206,598	826,393	1,652,787
	PSU	03/27/24(2)				10,323	41,288	82,576				1,252,505
	RSU	03/27/24(3)							43,932			1,252,501

2025 Proxy Statement	Foot Locker, Inc.	73

EXECUTIVE COMPENSATION
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Carlisle	Annual Incentive	03/27/24(1)	87,948	351,793	703,586
	PSU	03/27/24(2)				2,931	11,717	23,432				355,449
	RSU	03/11/24(3)							8,282			200,010
	RSU	03/27/24(3)							12,891			367,522

(1)
Annual Incentive Awards

The amounts in columns (c), (d), and (e) reflect the payment levels at threshold, target, and maximum performance for Fiscal 2024 under the Annual Incentive Plan and reflect the potential amounts to be paid at the end of the period if the applicable performance goals are achieved. The estimated annual incentive payouts are based on a percentage of the NEO’s base salary rate, as shown in the table below:
Name	Threshold (%)	Target (%)	Maximum (%)
Dillon	50	200	400
Baughn	24.11	96.44	192.88
Bracken	27.50	110	220
Rodgers	25	100	200
Carlisle(A)	18.75	75	150

(A)
Ms. Carlisle was appointed Executive Vice President and Chief Human Resources Officer, effective March 11, 2024. Her target Annual Incentive Award was prorated for the Fiscal 2024 performance period based on her hire date during the fiscal year.

See Annual Incentive Plan beginning on page 52 for additional information on the Annual Incentive Plan for Fiscal 2024.
(2)
PSU Awards

The HCC Committee will determine whether payouts have been earned for the 2024-26 performance period following the end of Fiscal 2026. For any awards earned for the 2024-26 performance period, payment will be made to participating executives in 2027, following the completion of the three-year performance period at the end of Fiscal 2026. For each NEO, the amounts in columns (f), (g), and (h) reflect the number of shares of Company common stock that would be paid out at threshold, target, and maximum performance if the applicable performance goals (Internal Metrics (Cumulative Net Income (50%) and Cumulative Revenue (25%)) or TSR (25%)) are achieved for the 2024-26 performance period, the total payout of which will be based on the results of the two metrics added together. See LTI Awards—PSU Awards (2024-26) on page 55 for additional information on the PSUs granted in Fiscal 2024.
(3)
RSU Awards

The amounts in column (i) reflect the number of RSUs awarded for Fiscal 2024 under the Stock Incentive Plan. The RSU awards granted to our NEOs on March 27, 2024 will vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to continued employment through each vesting date. The RSU awards grant to Ms. Carlisle on March 11, 2024 vested on March 11, 2025, as she remained employed through the vesting date. See LTI Awards—Annual RSU Awards on page 58 and LTI Awards—Additional RSU Awards on page 58 for additional information on the RSUs granted in Fiscal 2024.
(4)
Grant Date Fair Value

See footnote 4 to the Summary Compensation Table beginning on page 71 for additional information on the grant date fair value of awards granted in Fiscal 2024.

74	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR-END
The following table shows the number of outstanding stock options, both vested and unvested, the number of unvested RSUs, and the number of unvested PSUs held by the NEOs at the end of Fiscal 2024:
	Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
Dillon	08/24/2022	36,268	18,134	—	36.49	08/24/2032	—	—	—	—
	03/22/2023	37,857	75,714	—	39.08	03/22/2033			—	—
	08/24/2022	—	—	—	—	—	74,446	1,492,642	—	—
	03/22/2023	—	—	—	—	—	40,942	820,887	—	—
	03/27/2024	—	—	—	—	—	154,332	3,094,357	—	—
	03/22/2023	—	—	—	—	—	—	—	137,024	2,747,331
	03/27/2024	—	—	—	—	—	—	—	54,393	1,090,580
Baughn	06/12/2023	9,668	19,337	—	26.74	06/12/2033	—	—	—	—
	06/12/2023	—	—	—	—	—	22,814	457,421	—	—
	03/27/2024	—	—	—	—	—	35,777	717,329	—	—
	03/27/2024	—	—	—	—	—	—	—	8,408	168,580
Bracken	03/25/2015	1,250	—	—	62.11	03/25/2025	—	—	—	—
	03/23/2016	6,336	—	—	63.79	03/23/2026	—	—	—	—
	03/22/2017	6,419	—	—	72.83	03/22/2027	—	—	—	—
	03/28/2018	4,049	—	—	44.78	03/28/2028	—	—	—	—
	03/27/2019	4,365	—	—	58.94	03/27/2029	—	—	—	—
	03/25/2020	14,922	—	—	21.60	03/25/2030	—	—	—	—
	03/24/2021	9,895	—	—	53.61	03/24/2031	—	—	—	—
	03/23/2022	23,741	11,871	—	30.98	03/23/2032	—	—	—	—
	03/22/2023	9,288	18,578	—	39.08	03/22/2033	—	—	—	—
	03/23/2022	—	—	—	—	—	11,984	240,279	—	—
	08/24/2022	—	—	—	—	—	27,405	549,470	—	—
	03/22/2023	—	—	—	—	—	10,046	201,422	—	—
	03/27/2024	—	—	—	—	—	47,352	949,408	—	—
	03/27/2024	—	—	—	—	—	—	—	11,127	223,096
Rodgers	12/01/2022	9,152	4,576	—	39.17	12/01/2032	—	—	—	—
	03/22/2023	8,518	17,036	—	39.08	03/22/2033	—	—	—	—
	12/01/2022	—	—	—	—	—	5,106	102,375	—	—
	03/22/2023	—	—	—	—	—	9,212	184,701	—	—
	03/27/2024	—	—	—	—	—	43,932	880,837	—	—
	03/27/2024	—	—	—	—	—	—	—	10,323	206,976
Carlisle	03/11/2024	—	—	—	—	—	8,282	166,054	—	—
	03/27/2024	—	—	—	—	—	12,891	258,465	—	—
	03/27/2024	—	—	—	—	—	—	—	2,931	58,767

2025 Proxy Statement	Foot Locker, Inc.	75

EXECUTIVE COMPENSATION
(1)
The Vesting Schedules for the unexercised options unexercisable shown in column (d) are as follows:

Name	Total Securities Underlying Unexercised Options Unexercisable (#)	Grant Date	Vesting Date	Options (#)	Vesting Date	Options (#)
Dillon	18,134	08/24/2022	08/19/2025	18,134	—	—
	75,714	03/22/2023	03/22/2025	37,857	03/22/2026	37,857
	93,848
Baughn	19,337	06/12/2023	06/12/2025	9,668	06/12/2026	9,669
	19,337
Bracken	11,871	03/23/2022	03/23/2025	11,871	—	—
	18,578	03/22/2023	03/22/2025	9,289	03/23/2026	9,289
	30,449
Rodgers	4.576	12/01/2022	12/01/2025	4,576	—	—
	17,036	03/22/2023	03/22/2025	8,518	03/22/2026	8,518
	21,612
Carlisle	—	—	—	—	—	—

(2)
The vesting dates for the RSU awards and earned PSUs shown in column (h) and the PSUs shown in column (j) are set forth in the table below. The PSUs shown in column (j) consist of (a) the Transformation PSU Award granted in 2023 for the 2023-25 performance period; and (b) PSUs granted in 2024 that will be earned only if the threshold performance goals for the 2024-26 performance period are achieved (and, if earned, will vest in March 2027). We have omitted PSUs granted in 2022 for the 2022-24 performance period and PSUs granted in 2023 for the 2023-25 performance period, as threshold performance for the financial goals for the 2022-24 and 2023-25 performance periods, respectively, was not achieved, and such PSUs were terminated at the conclusion of Fiscal 2024. See LTI Awards—PSU Awards (2024-26) on page 55, LTI Awards—PSU Awards (2023-25) on page 56 and LTI Awards—Transformation PSU Award beginning on page 57 for additional information on the PSUs.

Name	Grant Date	Type of Award	Shares (#)	Vesting Date
Dillon	08/24/2022	RSU	74,446	08/19/2025
	03/22/2023	RSU	40,942	03/22/2026
	03/22/2023	PSU	137,024	03/22/2026
	03/27/2024	RSU	51,444	03/27/2025
	03/27/2024	RSU	51,444	03/27/2026
	03/27/2024	RSU	51,444	03/27/2027
	03/27/2024	PSU	54,393	03/27/2027
Baughn	06/12/2023	RSU	13,090	06/12/2025
	06/12/2023	RSU	9,724	06/12/2026
	03/27/2024	RSU	11,925	03/27/2025
	03/27/2024	RSU	11,926	03/27/2026
	03/27/2024	RSU	11,926	03/27/2027
	03/27/2024	PSU	8,408	03/27/2027
Bracken	03/23/2022	RSU	11,984	03/23/2025
	08/24/2022	RSU	27,405	08/24/2025
	03/22/2023	RSU	10,046	03/22/2026
	03/27/2024	RSU	15,784	03/27/2025
	03/27/2024	RSU	15,784	03/27/2026
	03/27/2024	RSU	15,784	03/27/2027
	03/27/2024	PSU	11,127	03/27/2027

76	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
Name	Grant Date	Type of Award	Shares (#)	Vesting Date
Rodgers	12/01/2022	RSU	5,106	12/01/2025
	03/22/2023	RSU	9,212	03/22/2026
	03/27/2024	RSU	14,644	03/27/2025
	03/27/2024	RSU	14,644	03/27/2026
	03/27/2024	RSU	14,644	03/27/2027
	03/27/2024	PSU	10,323	03/27/2027
Carlisle	03/11/2024	RSU	8,282	03/11/2025
	03/27/2024	RSU	4,297	03/27/2025
	03/27/2024	RSU	4,297	03/27/2026
	03/27/2024	RSU	4,297	03/27/2027
	03/27/2024	PSU	2,931	03/27/2027

(3)
Values in columns (i) and (k) calculated by multiplying the number of unvested RSUs and PSUs, as applicable, by the closing price of $20.05 on January 31, 2025, which was the last trading day of Fiscal 2024. Pursuant to SEC rules, the values shown in column (i) and (k) for the PSUs are based on the number of PSUs that may be earned at threshold performance for the 2024-26 performance period (as performance was trending below threshold on January 31, 2025, the last trading day of Fiscal 2024), which, if earned, will vest in March 2027.

2025 Proxy Statement	Foot Locker, Inc.	77

EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2024
The following table provides information on the stock options exercised by, and RSU awards vested for, the NEOs during Fiscal 2024:

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dillon	—	—	—	—
Baughn	—	—	9,350	238,519
Bracken	—	—	36,227	875,155
Rodgers	—	—	—	—
Carlisle	—	—	—	—
PENSION BENEFITS IN FISCAL 2024
The table below provides the present value of the accumulated benefit payable to Mr. Bracken and the years of service credited to him under the Retirement Plan and the Excess Cash Plan, determined using interest rate and mortality rate assumptions consistent with those used in our 2024 financial statements in our Annual Report. None of the other NEOs participated in the Retirement Plan or the Excess Cash Plan.
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Dillon	N/A	—	—	—
Baughn	N/A	—	—	—
Bracken	Retirement Plan	9	65,947	0
	Excess Cash Plan	9	44,058	0
Rodgers	N/A	—	—	—
Carlisle	N/A	—	—	—

(1)
In general, the present value of accumulated benefits was determined using the same measurement date (February 1, 2025) and assumptions used for financial reporting purposes. The following key assumptions were used in calculating the values:

•
ASC 715 discount rate of 5.6% for the Retirement Plan and ASC 715 discount rate of 5.4% for the Excess Cash Plan;

•
For the Retirement Plan and the Excess Cash Plan, retirement age is assumed to be 65; and

•
Form of payment for the Retirement Plan is 80% lump sum and 20% single life annuity. Form of payment for the Excess Cash Plan is a lump sum.

78	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
DEFINED BENEFIT RETIREMENT PLANS
Retirement Plan
The Retirement Plan is a defined benefit plan with a cash balance formula, which takes into account only base salary and Annual Incentive Plan awards in determining pension benefits, that covers eligible team members of the Company and substantially all of its U.S. subsidiaries who were at least 21 years old with one year of service before the Retirement Plan was frozen on December 31, 2019. Plan participants become fully vested in their benefits under this plan generally upon completion of three years of service or upon reaching normal retirement age (age 65) while actively employed. The Retirement Plan was frozen as of December 31, 2019 for new participants (including rehires), and for benefit accruals for participants with fewer than 11 years of benefit service. Participants with 11 or more years of benefit service as of December 31, 2019 continued to earn credits annually for a three-year transition period ending December 31, 2022 under the cash balance formula based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. Compensation credits no longer accrue. All U.S.-based team members and expatriate U.S. team members who met the eligibility requirements prior to the plan being frozen on December 31, 2019 are participants in the Retirement Plan. Mr. Bracken is the only NEO who is a participant in the Retirement Plan.
Excess Cash Plan
The IRC limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person covered under a qualified retirement plan, such as the Retirement Plan. Accordingly, the Company adopted the Excess Cash Plan for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeded the limitations of the IRC. The Excess Cash Plan is an unfunded, non-qualified benefit plan, under which the individual was paid the difference between the IRC limitations and the retirement benefit to which they would otherwise be entitled under the Retirement Plan. The Excess Cash Plan takes into account only base salary and Annual Incentive Plan awards in determining pension benefits. The Excess Cash Plan was frozen as of December 31, 2019 for new participants (including rehires), and for benefit accruals for participants with fewer than 11 years of benefit service. Participants with 11 or more years of benefit service as of December 31, 2019 continued to earn credits annually for a three-year transition period ending December 31, 2022 under the cash balance formula based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. Compensation credits no longer accrue. Mr. Bracken is the only NEO who is a participant in the Excess Cash Plan.
Early Retirement Eligibility
The Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and the Excess Cash Plan as age 55 with at least 5 years of vesting service. Mr. Bracken, the only NEO who is a participant under these plans, is not currently eligible for early retirement under these plans.
401(K) PLAN
The Company has a 401(k) Plan that is available to team members whose primary place of employment is in the United States, as well as expatriate U.S. team members. Eligible team members may contribute to the 401(k) Plan following 28 days of employment and are eligible for Company matching contributions upon completion of one year of service consisting of at least 1,000 hours. As of January 1, 2024, the 401(k) Plan allows eligible team members to contribute up to 40% of their compensation on a pre-tax basis, subject to a maximum of $23,000 (which was increased to $23,500 effective January 1, 2025). The Company matches 100% of team members’ pre-tax contributions on up to the first 1% of the team members’ compensation (subject to certain IRC limitations), and 50% of the next 5%, subject to a maximum match of 3.5% if the participant contributes at least 6% to the plan. The matching contribution is made in cash and vests after the completion of two years. Of the NEOs, Ms. Dillon and Messrs. Baughn, Bracken and Rodgers participate in the 401(k) Plan. Ms. Dillon and Messrs. Bracken and Rodgers also participate in the Excess Savings Plan. Mr. Baughn is eligible for the Company matching contributions under the 401(k) Plan but did not have a Company contribution for the Excess Savings Plan. Ms. Carlisle is not yet eligible for Company matching contributions under the 401(k) Plan or the Excess Savings Plan. See Note 7 to the Summary Compensation Table on page 72 for the amount of the Company’s match under the 401(k) and Excess Savings Plans to the NEOs’ accounts.

2025 Proxy Statement	Foot Locker, Inc.	79

EXECUTIVE COMPENSATION
NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2024
Name	Executive Contributions During Last Fiscal Year ($)	Registrant Contributions During Last Fiscal Year ($)(1)	Aggregate Earnings During Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
Dillon	—	37,508	390	—	41,533
Baughn	—	—	—	—	—
Bracken	—	19,103	10,199	—	187,075
Rodgers	—	16,741	77	—	16,819
Carlisle	—	—	—	—

(1)
The amounts shown in column (c) are reported as compensation for the NEOs in Fiscal 2024 in the “All Other Compensation” column of the Summary Compensation Table beginning on page 71.

(2)
The amounts shown in column (d) are not reported in the Summary Compensation Table because the earnings are not preferential.

(3)
The following amounts shown in column (f) were reported in the Summary Compensation Table for the fiscal years prior to 2024: Ms. Dillon, $3,617 and Mr. Bracken, $140,328.

Excess Savings Plan
Participants in our 401(k) Plan for whom contributions are limited by Section 401(a)(17) of the IRC participate in the Excess Savings Plan, which is an unfunded, non-qualified benefit plan. See Note 7 to the Summary Compensation Table on page 72 for the amount of the Company’s match under the 401(k) and Excess Savings Plans to the NEOs’ accounts. The Excess Savings Plan does not permit team members to elect to defer any compensation, but instead solely provides for the crediting of Company matching contributions. In Fiscal 2024, we made a matching contribution to each participant’s bookkeeping account under the Excess Savings Plan at the same rate of contribution as our 401(k) Plan. Company matching contributions vest to the same extent that the participant’s employer matching contributions vest under the 401(k) Plan. Each participant’s account is credited with simple interest per annum at a rate of 120% of the annually compounded long-term applicable federal rate as reported as of December of the prior year. Following a termination of employment, distributions of a participant’s vested account balance will be made in a lump sum on the first payroll date of the month that occurs thirty days after the termination date (or such later date as may be required by Section 409A of the IRC, or in the event of death, no later than December 31 of the year following the year in which the participant’s death occurs).

80	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The NEOs’ employment agreements or offer letters, as applicable, and certain of the plans and programs that the NEOs participate in (including, in the case of the NEOs other than Ms. Dillon, the Executive Severance Plan), require the Company to pay compensation to the NEOs if their employment terminates under certain circumstances. Estimates of the compensation, benefits, and vesting of equity grants that may be payable to the NEOs under these circumstances are included in the tables below. The information in the tables assumes a termination date of February 1, 2025, and equity awards have been valued using the closing stock price on January 31, 2025, the last trading day of Fiscal 2024, of $20.05 per share. For information on the NEOs’ employment agreements and offer letters, as applicable, see Employment Arrangements and Offer Letters on page 73.
Termination Event	Severance Benefits ($)	LTI ($)	Excess Cash Balance Plan ($)(1)	Excess Saving Plan ($)(2)	Life Insurance ($)(3)
Dillon
By Company w/o Cause By Executive For Good Reason	2,954,750(4)	2,747,331(5)	—	41,533	—
Change in Control(6)	8,854,750(7)	12,517,416(5)(8)	—	41,533	—
Disability	—	6,816,378(5)(9)	—	41,533	—
Death	—	6,816,378(5)(9)	—	41,533	1,475,000
Baughn
By Company w/o Cause By Executive For Good Reason	1,024,750(10)	—	—	—	—
Change in Control(6)	2,724,750(7)	1,848,931(8)	—	—	—
Disability	—	751,815(9)	—	—	—
Death	—	751,815(9)	—	—	—
Bracken(11)
By Company w/o Cause By Executive For Good Reason	1,354,750(10)	—	40,903	187,075	—
Change in Control(6)	3,784,750(7)	2,832,865(8)	40,903	187,075	—
Disability	—	1,370,698(9)	40,903	187,075	—
Death	—	1,370,698(9)	40,903	187,075	900,000
Rodgers
By Company w/o Cause By Executive For Good Reason	1,257,250(10)	—	—	16,819	—
Change in Control(6)	3,344,750(7)	1,995,737(8)	—	16,819	—
Disability	—	716,206(9)	—	16,819	—
Death	—	716,206(9)	—	16,819	—
Carlisle
By Company w/o Cause By Executive For Good Reason	792,250(10)	—	—	—	—
Change in Control(6)	1,842,250(7)	659,445(8)	—	—	—
Disability	—	203,046(9)	—	—	—
Death	—	203,046(9)	—	—	525,000

(1)
Benefit payable in a lump sum under the Excess Cash Balance Plan on the first day of the month occurring 30 days following Mr. Bracken’s termination date (subject to any delay as may be required by Section 409A of the IRC). No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried team members (except as described in Retirement Plan on page 79) and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(2)
Benefit payable in a lump sum under the Excess Savings Plan on the first payroll date of the month that occurs thirty days following the termination date (or such later date as may be required by Section 409A of the IRC), or in the event of death, no later than December 31 of the year following the year in which the participant’s death occurs. No information is provided with respect to the benefit under the 401(k) Plan because that plan is available generally to all salaried team members and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)
Senior executive life insurance is payable following death in a lump sum to the NEO’s beneficiary. Mr. Baughn and Mr. Rodgers did not participate in our senior executive life insurance plan in Fiscal 2024.

(4)
This severance amount includes the following items, provided for under Ms. Dillon’s employment agreement:

Salary Continuation for 24 Months. Continued payment of Ms. Dillon’s base salary for 24 months, subject to any delay as may be required by Section 409A of the IRC.

2025 Proxy Statement	Foot Locker, Inc.	81

EXECUTIVE COMPENSATION
Annual Bonus for Year of Termination. For the fiscal year in which termination occurs, payment of the Annual Incentive Plan payouts that would have otherwise been earned if such termination had not occurred, prorated as of the termination date, to be paid at the same time as other Annual Incentive Plan payouts for the fiscal year in which the termination occurs ($0 for Fiscal 2024).
Outplacement. The approximate cost of one year of outplacement services at a level commensurate with that provided to other senior executives ($4,750).
(5)
The amount shown represents the intrinsic value of the Transformation PSU Award that would vest. The actual value of the PSUs would depend upon the Company’s stock price on the payout date.

Name	Transformation PSU Award (#)
Dillon	137,024

(6)
This covers termination by the Company without Cause or by the NEO for Good Reason during the two-year period following a Change in Control (each as defined in the NEO’s employment agreement or offer letter, as applicable, or if no such definition exists, as defined in the Executive Severance Plan). If the payments or benefits received by the NEO following a Change in Control are subject to the excise tax under Section 4999 of the IRC, then the Company would automatically reduce the NEO payments and benefits to an amount equal to $1 less than the amount that would subject the NEO to the excise tax, as long as the reduced amount would result in a greater benefit to the NEO compared to the unreduced amount on a net after-tax basis. The numbers set forth in the table assume that no such reduction is necessary or applied.

(7)
The severance amount equals two times the sum of the NEO’s annual salary plus the Annual Incentive Plan payout at target, payable in a lump sum. The severance amount also includes the approximate cost of one year of outplacement services at a level commensurate with that provided to other senior executives ($4,750).

(8)
The amount shown represents the sum of the (A) value of the RSUs that would vest, (B) value of the PSUs that the NEO would have been entitled to receive based on the (i) prorated target level achievement of the performance goals for the 2024-26 performance period and (ii) actual level achievement of the performance goals for the 2023-25 performance period, and (C) intrinsic value of the unvested stock options that would vest. The RSUs, PSUs, and stock options would become immediately vested and payable or exercisable (as applicable).

Name	RSUs (#)	PSUs (#)	Stock Options (#)
Dillon	269,720	354,590	93,849
Baughn	58,591	33,625	19,337
Bracken	96,787	44,503	30,449
Rodgers	58,250	41,288	21,612
Carlisle	21,173	11,717	—

(9)
The amount shown represents the sum of the (A) value of the RSUs, prorated based on the days employed between the grant date and termination date, (B) value of the PSUs that the NEO would have been entitled to receive based on the (i) target level achievement of the performance goals for the 2024-26 performance period, prorated to the termination date and (ii) actual level achievement of the performance goals for the 2023-25 performance period, and (C) intrinsic value of the unvested stock options that would vest. The PSUs would vest and be paid out at the same time as the payouts are made to the other participants in the plan. The actual value of the PSUs to the NEO would depend upon the Company’s stock price on the payout date.

Name	RSUs (#)	PSUs (#)	Stock Options (#)
Dillon	130,423	209,546	55,992
Baughn	26,288	11,209	9,668
Bracken	53,529	14,835	21,160
Rodgers	21,958	13,763	13,094
Carlisle	6,221	3,906	—

(10)
The severance amount equals one-and-a-half times the NEO’s annual salary, payable in substantially equal monthly installments over 18 months, plus the approximate cost of one year of outplacement services at a level commensurate with that provided to other senior executives ($4,750).

(11)
In connection with Mr. Bracken’s appointment as President, effective March 26, 2025, the Company entered into a new letter agreement with Mr. Bracken, dated March 25, 2025, which provides that, among other things, Mr. Bracken will continue to be entitled to receive benefits under the Executive Severance Plan and be entitled to receive two times the sum of his base salary and target annual bonus if he resigns in connection with a qualifying change in the Chief Executive Officer of the Company. The amounts disclosed for Mr. Bracken reflect his severance entitlements then in effect assuming a termination date of February 1, 2025.

82	Foot Locker, Inc.	2025 Proxy Statement

EXECUTIVE COMPENSATION
CEO PAY RATIO
The following information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology for identification of the median team member or calculation of the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions, or estimates in calculating their CEO pay ratio. Accordingly, CEO pay ratio disclosures may involve a degree of imprecision and may be inconsistent in methodology among different companies. Therefore, the CEO pay ratio disclosed by other companies may not be comparable to the Company’s CEO pay ratio as disclosed below. Using the methodology described below, our CEO pay ratio based on Fiscal 2024 compensation is approximately 1,056:1.
It is no longer appropriate for us to use the median team member we identified as of December 31, 2023, due to such team member’s separation from employment with Foot Locker. We have identified a new median team member based on the compensation measures used in prior years as noted below. We identified our median team member and calculated our CEO pay ratio as follows:
•
We identified the median team member using our team member population (excluding team members in two countries—Japan (259 team members) and Korea (173 team members), as further described below) as of the final day of our payroll year, December 31, 2024.

•
We utilized a consistently applied compensation measure (“CACM”) across our global team member population to identify the median team member. For our CACM, we used base salary derived from our payroll records. Our team members receive a base salary, calculated on an hourly, weekly, monthly, or annual basis. As a result, base salary provides an accurate depiction of earnings for the purpose of identifying our median team member. Because we do not offer short-term incentive awards or widely distribute equity or other long-term incentive awards to all team members, such awards are excluded from our CACM. Given our workforce and the high turnover rates inherent in the retail industry, our methodology included annualizing the compensation for all permanent team members (full-time and part-time) who did not work a full calendar year to properly reflect their compensation levels. For non-salaried team members, references to “base salary” refer to the product of their hourly wage rate and the average weekly hours they worked. We did not perform any full-time equivalency adjustments or annualize the compensation for temporary or seasonal positions. We did not make any other assumptions, adjustments, exclusions, or estimates with respect to base salary. We also did not make any cost-of-living adjustments or use any statistical sampling. We leveraged the de minimis exemption (removing up to 5% of non-US team members) to exclude Japan and Korea.

•
In total, on December 31, 2024, our workforce consisted of 50,007 global full-time, part-time, temporary, and seasonal team members located across 29 countries.

•
After identifying the median team member, we calculated this team member’s total annual compensation.

•
The CEO’s compensation was calculated by using an annualized base salary and bonus as well as any long-term incentives granted.

We are a global retailer and approximately 71% of our team members are part-time team members. Our median team member is a part-time associate who worked an average of 15 hours per week in one of our Foot Locker store locations in Orlando, Florida, USA, and whose annual total compensation was $11,841.17 in Fiscal 2024. Our CEO’s annual total compensation during the same period was $12,501,074.
Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
Historically, the HCC Committee has approved the grant of annual equity awards at a pre-scheduled meeting during the first quarter of the fiscal year. Beginning in Fiscal 2024, the Company ceased granting stock options to our team members, including our NEOs. During Fiscal 2024, no NEO received a grant of stock options during the period beginning four business days before, and ending one business day after, the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.

2025 Proxy Statement	Foot Locker, Inc.	83

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and the Company’s financial performance.
REQUIRED TABULAR DISCLOSURE OF CAP VERSUS PERFORMANCE
The following table discloses information on CAP to our principal executive officers (“PEOs”) and (on average) to our non-PEO NEOs during the specified years alongside TSR and net income metrics, as well as a Company-selected measure of Adjusted Operating Income. The Company selected this measure as the most important in linking CAP to our NEOs and Company performance, as Adjusted Operating Income was the predominant metric used in our Annual Incentive Plan, as described beginning on page 52.
Year	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(2)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) (In Millions) ($)(5)	Adjusted Operating Income (In Millions) ($)(6)
	Dillon ($)	Johnson ($)	Dillon ($)	Johnson ($)			Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	12,501,074	—	3,120,315	—	2,905,926	1,318,173	60.87	246.06	12	197
2023	14,692,625	—	(1,789,634)	—	1,950,150	344,969	89.59	228.62	(330)	198
2022	9,276,605	13,007,421	11,584,032	13,265,906	3,983,840	2,552,512	127.70	206.92	342	692
2021	—	14,458,325	—	20,132,914	2,804,318	2,591,300	122.45	211.51	893	1,049
2020	—	11,941,320	—	19,680,849	2,607,957	3,162,703	118.39	243.54	323	428

(1)
Our PEOs are the following individuals: for 2024 and 2023, Ms. Dillon, who currently serves as our CEO; for 2022, Ms. Dillon and Richard A. Johnson, who served as CEO until September 2022; and for 2021 and 2020, Mr. Johnson. Our non-PEO NEOs are the following individuals: for 2024, Mr. Baughn, Mr. Bracken, Mr. Rodgers, and Ms. Carlisle; for 2023, Mr. Baughn, Mr. Bracken, Mr. Rodgers, Ms. Reeves, Mr. Page, and Mr. Higginbotham; for 2022, Mr. Page, Mr. Bracken, Elizabeth S. Norberg, Susan J. Kuhn, Samantha Lomow, and Andrew I. Gray; for 2021, Mr. Page, Mr. Bracken, W. Scott Martin, Mr. Gray, Lauren B. Peters, and Vijay Talwar; and for 2020, Ms. Peters, Mr. Talwar, Mr. Martin, Mr. Gray, and Stephen D. Jacobs. Amounts shown are as calculated in the Summary Compensation Table for each of the years shown.

(2)
The dollar amounts shown in these columns reflect CAP to Ms. Dillon, Mr. Johnson, and our non-PEO NEOs, respectively, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to any individual during the applicable years. The adjustments made to each officer’s total compensation for 2024 to determine CAP are shown in the tables below.

Reconciliation of Summary Compensation Table Total to CAP Total(a)
		Summary Compensation Table Total ($)		Grant Date Fair Value of Awards Granted During Year ($)(b)		Fair Value of Equity Calculated Using SEC Methodology ($)(c)		Total Present Value of Pension Benefits from Summary Compensation Table ($)	CAP Total ($)
Dillon	2024	12,501,074	—	11,000,047	+	1,619,288	−	—	3,120,315
Average non-PEO NEOs	2024	2,905,926	—	2,042,019	+	454,475	−	209	1,318,173

(a)
As shown in these tables, the CAP totals represent the Summary Compensation Table totals for the applicable year, but adjusted as required by SEC rules to (1) include the fair value of current and prior year equity awards that are outstanding, vested, or forfeited during the applicable year, instead of the grant date value of awards granted during the applicable year, and (2) exclude any positive aggregate change in the actuarial present value of all defined benefit pension plan benefits for the applicable year. We note SEC rules also require CAP to include any actuarially-determined service cost or prior service cost under pension plans for services rendered by the executive during the applicable year.

(b)
Represents the total of the amounts reported in the Stock Awards and Option Awards columns of the Summary Compensation Table for the applicable year.

84	Foot Locker, Inc.	2025 Proxy Statement

PAY VERSUS PERFORMANCE
(c)
The fair value of the equity component of the CAP calculation was determined in accordance with SEC methodology for this disclosure. Unlike the Summary Compensation Table, which includes a calculation of the grant date value of equity awards granted during the applicable year, the CAP table includes a calculation of equity fair value as follows:

i.
for awards granted during the applicable year (and which are still outstanding), the year-end value; plus

ii
for awards granted during prior years that were still outstanding as of the applicable year-end, the change in value as of the applicable year-end compared against the prior year-end; plus

iii.
for awards granted in prior years that vested during the applicable year, the change in value as of the vesting date compared against the prior year-end; plus

iv.
for any awards granted in the applicable year that vested during the applicable year, the value as of the vesting date; plus

v.
for any awards that vested during the applicable year, the value of any dividend equivalents that accrued during the vesting period with respect to those awards and were paid out at the same time as the underlying awards, as of the vesting date; minus

vi.
for awards granted in prior years that were forfeited during the applicable year, the value as of the prior year-end.

The specific calculations for each of Ms. Dillon and our Average Non-PEO NEOs for 2024 are shown in the table below.
CAP Fair Value of Equity Calculation
		YE Value of Current Year Awards Outstanding As of YE ($)		Change in Value As of YE for Prior Year Awards Outstanding As of YE ($)		Change in Value As of Vesting Date for Awards that Vested During the Year ($)		Value As of Prior YE for Prior Year Awards Forfeited During the Year ($)	Value of Equity for CAP Purposes ($)
Dillon	2024	3,920,905	+	(2,250,808)	+	(50,809)	−	—	1,619,288
Average non-PEO NEOs	2024	867,573	+	(334,957)	+	(78,141)	−	—	454,475

(3)
Reflects the average total compensation of our non-PEO NEOs, as calculated in the Summary Compensation Table for each of the years shown.

(4)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on February 1, 2020. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P 600 Specialty Retail Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K. The separate peer group used by the HCC Committee for purposes of determining compensation paid to our executive officers is described beginning on page 64.

(5)
Reflects after-tax net income attributable to shareholders prepared in accordance with GAAP for each of the years shown.

(6)
As required by Item 402(v) of Regulation S-K, the Company has determined that Adjusted Operating Income is the Company Selected Measure, as it is the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to the NEOs to company performance for the most recently completed fiscal year. We place significant emphasis on Adjusted Operating Income because it reflects strong operating dynamics in the underlying business, which is imperative for sustained long-term growth. Adjusted Operating Income is defined on page 52 and is a non-GAAP financial measure.

REQUIRED TABULAR DISCLOSURE OF MOST IMPORTANT MEASURES LINKING CAP DURING Fiscal 2024 TO COMPANY PERFORMANCE
The following table discloses information on CAP to our PEOs and (on average) to our non-PEO NEOs. As required, we disclose below the most important measures used by the Company to link CAP to our NEOs for Fiscal 2024 to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, see CD&A beginning on page 44.
Fiscal 2024 Most Important Measures (unranked)
Adjusted Operating Income
Two-Year Average After-Tax Income
Two-Year Average ROIC

2025 Proxy Statement	Foot Locker, Inc.	85

PAY VERSUS PERFORMANCE
REQUIRED DISCLOSURE OF THE RELATIONSHIP BETWEEN CAP AND FINANCIAL PERFORMANCE MEASURES
The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company TSR and that of the S&P 600 Specialty Retail Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by, or actually paid to, the NEOs during the applicable years.
Relationship between CAP and Company/Peer Group TSR
Relationship between CAP and Net Income
Relationship between CAP and Adjusted Operating Income

86	Foot Locker, Inc.	2025 Proxy Statement

EQUITY COMPENSATION PLAN
INFORMATION
The following table provides information as of February 1, 2025 for compensation plans under which equity securities may be issued:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column(a)) (#)
	(a)	(b)(1)	(c)
Equity Compensation Plans Approved by Security Holders	4,524,489(2)	51.31	13,016,318(3)(4)
Equity Compensation Plans Not Approved by Security Holders(5)	265,873	36.49	0
Total	4,790,362	—	13,016,318

(1)
RSU and PSU awards have no exercise price and thus are not reflected in the weighted average exercise price set forth in this column (b).

(2)
Includes all outstanding stock options, RSUs and PSUs under the Stock Incentive Plan as of Fiscal 2024 end, including 989,069 shares underlying PSUs granted in 2024 that will be earned only if the threshold performance goals for the 2024-26 performance period are achieved (and, if earned, will vest in March 2027), assuming maximum performance. Excludes (i) PSUs granted in 2022 for the 2022-24 performance period, (ii) PSUs granted in 2023 for the 2023-25 performance period, as threshold performance for the financial goals for the 2022-24 and 2023-25 performance periods, respectively, was not achieved and such PSUs were terminated at or prior to the conclusion of Fiscal 2024, and (iii) purchase rights under the ESPP.

(3)
Includes 2,668,478 shares available for future issuance under the ESPP other than upon the exercise of options, warrants, or rights. Participating team members under the ESPP are permitted to purchase shares in June and December of each year and may contribute up to 10% of their annual compensation during a plan year to acquire shares of the Company’s Common Stock at 85% of the lower market price on specified dates in each plan year. In no event may the number of shares purchased on behalf of any one participant in any plan year exceed the number determined by dividing $25,000 by the fair market value of a share on the grant date.

(4)
The Stock Incentive Plan currently is the only plan under which stock awards may be granted to directors, officers, and other team members of the Company.

(5)
Represents the employment inducement awards issued in 2022 to Ms. Dillon in connection with her recruitment, in reliance on the employment inducement award exemption under the NYSE Listed Company Manual Rule 303A.08. The employment inducement awards cover shares of our Common Stock which may be issued upon (i) the vesting and settlement of RSUs, in accordance with the terms of the RSU Inducement Award Agreement, by and between the Company and Ms. Dillon, (ii) the vesting and settlement of PSUs, in accordance with the terms of the PSU Inducement Award Agreement (Transformation PSU Award), by and between the Company and Ms. Dillon, (iii) the vesting and exercise of stock options, in accordance with the terms of the Nonstatutory Stock Option Inducement Award Agreement (Annual Award), by and between the Company and Ms. Dillon, (iv) the vesting and settlement of RSUs, in accordance with the RSU Inducement Award Agreement (Annual Award), by and between the Company and Ms. Dillon, and (v) the vesting and settlement of PSUs, in accordance with the PSU Inducement Award Agreement (Annual Award), by and between the Company and Ms. Dillon. The Annual PSU Award was subsequently forfeited, as threshold performance for the financial goals for the 2022-24 performance period was not achieved. Please see the section entitled “Inducement Awards” below for additional details.

INDUCEMENT AWARDS
In connection with Ms. Dillon’s appointment as President and Chief Executive Officer in 2022, Ms. Dillon was granted certain employment inducement awards, effective August 24, 2022, as follows: (i) a grant of 54,810 sign-on RSUs (which will cliff vest on August 19, 2025, generally subject to continued employment through the vesting date), (ii) a grant of 19,636 annual RSUs (which will cliff vest on August 19, 2025, generally subject to continued employment through the vesting date), (iii) a grant of 54,403 annual non-qualified stock options (which will vest at the rate of one-third on each of August 19, 2023, 2024 and 2025, generally subject to continued employment through each vesting date), and (iv) a grant of 137,024 shares under the Transformation PSU Award (further described under Transformation PSU Award beginning on page 57).These awards were granted outside of the Company’s 2007 Stock Incentive Plan, as amended and restated, without shareholder approval as “employment inducement awards” under the NYSE Listed Company Manual Rule 303A.08. No shares remain available for issuance as employment inducement awards, other than in respect of outstanding employment inducement awards shown in column (a) of the Equity Compensation Plan Information

2025 Proxy Statement	Foot Locker, Inc.	87

EQUITY COMPENSATION PLAN
INFORMATION
Table as of February 1, 2025. In addition under NYSE Listed Company Manual Rules, shares in respect of the employment inducement awards were not capable of being granted after 2022, Ms. Dillon’s year of hire. Accordingly, any shares in excess of the outstanding employment inducement awards shown in column (a) of the Equity Compensation Plan Information Table were not granted and expired without issuance.

88	Foot Locker, Inc.	2025 Proxy Statement

APPROVAL OF AN AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
The Board recommends a vote FOR this proposal.

OVERVIEW
On March 25, 2025, the Board approved, subject to shareholder approval at the Annual Meeting, an amendment to the Stock Incentive Plan (the “Amendment”) to increase the share reserve (the number of shares of Common Stock authorized for issuance) under the Stock Incentive Plan. The Amendment also eliminates the fungible share counting ratio for new awards under the Stock Incentive Plan. The Stock Incentive Plan was originally approved at the 2007 annual meeting of shareholders, and subsequently amended and restated. The purpose of the Amendment is to better reflect the Company’s current grant practices and to increase the aggregate share reserve under the Stock Incentive Plan to enable the Company to continue to use equity incentives to attract, retain, and motivate talent who are essential to the Company’s long-term success, align the interests of officers, other team members, and non-employee directors of the Company with those of the Company’s shareholders; to reinforce corporate, organizational, and business development goals.
The changes made by the Amendment, together with the shares currently available for future grants, are expected to cover grants for approximately two years based on our current grant practices and certain other assumptions. Except as described below, the terms and conditions of the Stock Incentive Plan, as most recently approved by Foot Locker shareholders at the 2023 Annual Meeting, remain the same.
•
Increase of the Aggregate Share Reserve. The number of shares originally authorized for issuance under the Stock Incentive Plan was 6 million, which reserve was subsequently increased with the approval of shareholders in 2010, 2014 and 2023. Most recently in 2023, shareholders approved an increase in the number of shares authorized for issuance to 13,950,694 shares, resulting in a net increase of 10,300,000 shares. The Amendment subject to this Proposal 3 increases the number of shares available for issuance to 7,090,630, inclusive of the shares remaining available for award and issuance as of March 31, 2025. As of fiscal year end, February 1, 2025, and March 31, 2025, a total of 10,347,840 shares and 2,790,630 shares, respectively, were available for grant under the Stock Incentive Plan. Accordingly, approval of the Amendment will result in a net increase of 4,300,000 shares available for award and issuance.

•
Removal of the Fungible Share Ratio. Under the Stock Incentive Plan, each full value award granted, such as RSUs and PSUs, reduced the number of shares available for issuance under the plan by 2.5 shares and each stock option and SAR granted reduced the number of shares available for issuance by 1 share. Pursuant to the Amendment, the Stock Incentive Plan no longer includes this fungible share counting ratio so that all awards granted after the date of the Annual Meeting will reduce the number of shares available for issuance by 1 share for every 1 share issued. This change, along with the additional 4,300,000 shares we are requesting and the shares currently available under the Stock Incentive for future grants, is intended to meet our equity grant needs for approximately two years based on our current grant practices and certain other assumptions and outcomes. The shares reserved may, however, last for a greater or fewer number of years depending on currently unknown factors, such as the number of grant recipients, future grant practices, and our stock price.

In determining the scope of the share increase, the HCC Committee, in consultation with its independent compensation consultant, carefully evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards, as discussed further below. The Amendment is intended to attract, motivate, and retain highly competent, effective, and loyal officers, team members, and non-employee directors in order to create per share intrinsic value for shareholders. The Board believes that the proposed increase in the share reserve is necessary to ensure that a sufficient share reserve remains available for long-term incentive awards. The share reserve for such equity incentives will provide the Company with reasonable flexibility to meet both current and anticipated future needs to align the interests of participants with those of our shareholders.
The text of the Stock Incentive Plan as proposed to be amended by the Amendment, marked to show the changes to be effected by the Amendment, is set forth in Appendix C to this Proxy Statement, and the description set forth herein of the material provisions of the Stock Incentive Plan and the Amendment is qualified in its entirety by reference to the text of the Stock Incentive Plan, as set forth in Appendix C to this Proxy Statement. If our shareholders do not approve the Amendment, the Amendment will not take effect, the Stock Incentive Plan will remain in effect under its current terms, and the existing share reserve will remain unchanged.
REASONS FOR SEEKING SHAREHOLDER APPROVAL
We utilize equity compensation as a key tool to attract, retain, and motivate talent. We anticipate that the number of shares available for issuance under the Stock Incentive Plan, which was limited to 2,790,630 shares as of March 31, 2025, will be insufficient

2025 Proxy Statement	Foot Locker, Inc.	89

Proposal 3
to cover the needs of the compensation program going forward. In addition, given that our equity awards in recent years have been granted primarily as restricted stock units and performance-based restricted stock units (i.e., full value awards) rather than stock options and stock appreciation rights, we do not believe that continuing to include a fungible share counting ratio is warranted. Accordingly, approval of the Amendment to increase the share reserve is critical to ensuring that we have adequate shares available to provide an appropriate mix of equity-based versus cash compensation and to continue to attract, retain, and motivate talent.
Share Reserve	Shares (#)
A. Total Shares Available as of March 31, 2025	2,790,630
B. Additional Share Request Under Proposal 3	4,300,000
Shares Remaining Available After Annual Meeting (A + B)	7,090,630
Our shareholders are also being asked to approve the Amendment to satisfy NYSE rules requiring shareholder approval of any material amendment of equity compensation plans. If our shareholders do not approve the Amendment to the Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the Stock Incentive Plan as described herein, the Amendment will not take effect, the share reserve under the Stock Incentive Plan will remain unchanged, the Stock Incentive Plan will remain in effect under its current terms, and we will consider other ways to appropriately compensate employees and our non-employee directors.
HISTORICAL OVERHANG AND ANNUAL SHARE USAGE
Our annual burn rate, dilution, and overhang information for the past three fiscal years with regard to our stock-based compensation programs are provided below. The annual burn rate is determined by dividing the number of shares subject to stock awards we grant in a fiscal year by the weighted average number of our shares outstanding for that fiscal year. Dilution is calculated by dividing (i) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year and the number of shares available for future grants by (ii) the sum of the number of shares outstanding at the end of the fiscal year, the number of shares of outstanding equity awards, and the number of shares available for future grant. Overhang is calculated by dividing (i) the number shares subject to equity awards outstanding at the end of the fiscal year by (ii) the sum of the number of shares outstanding at the end of the fiscal year, the number of shares of outstanding equity awards, and the number of shares available for future grant.
Key Equity Metrics—Fiscal Year End	2024 (%)	2023 (%)	2022 (%)
Equity Burn Rate	1.5	1.7	2.0
Dilution	12.9	15.1	8.7
Overhang	3.7	4.2	5.3
As of March 31, 2025:
Equity	Awards (#)	Weighted Average Exercise Price ($)	Weighted Average Term (years)
RSUs and PSUs Outstanding	3,384,035	—	—
Stock Options Outstanding	1,695,100	48.62	3.1
Inducement RSUs and PSUs Outstanding	101,851	—	—
Inducement Stock Options Outstanding	54,403	36.49	7.4
Available Shares Under Stock Incentive Plan	2,790,630	—	—
Available Shares Under Inducement Awards(a)	0	—	—

(a)
Explanation of Available Shares Under Inducement Awards. The inducement awards granted to Ms. Dillon were made in the year of Ms. Dillon’s hire pursuant to the employment inducement award exemption under the NYSE Listed Company Manual Rule 303A.08, and are limited to the outstanding inducement awards shown in the table above. No shares are currently reserved and no shares are available for the grant of new inducement awards (which could only be made in connection with Ms. Dillon’s recruitment in the year of her hire). Accordingly, any shares in excess of the outstanding employment inducement awards shown in the table above were not granted and expired without issuance. Further, Foot Locker will not grant any such inducement awards between March 31, 2025 and the date of the 2025 Annual Meeting, or thereafter.

As of March 31, 2025, a total of 2,790,630 shares were available for grant under the Stock Incentive Plan. The Amendment provides for a total of 7,090,630 authorized shares, inclusive of the shares currently remaining under the Stock Incentive Plan. Approval of the Amendment will result in a net increase of 4,300,000 shares available for award and issuance. Overhang from outstanding options and full value shares as of March 31, 2025 is estimated at 5.1% on a fully diluted basis. The Company expects total potential dilution as of March 31, 2025 would be 11.5% on a fully diluted basis, based on including the net additional 4,300,000 shares that

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would be available for issuance under the Stock Incentive Plan upon approval of the Amendment by shareholders at the Annual Meeting. Expected potential dilution is based on 95,245,829 Foot Locker common shares outstanding as of March 31, 2025. The Board and the HCC Committee believe that the expected potential dilution that will result from the increase in shares issuable under the Stock Incentive Plan is reasonable for a company of Foot Locker’s size in its industry under the current circumstances.
The affirmative vote of a majority of votes cast by shareholders is required to approve the Amendment.
Subject to shareholder approval, the Amendment will become effective on the date of the Annual Meeting. We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares available for award and issuance, as soon as practicable following shareholder approval of the Amendment.
HIGHLIGHTS OF BEST PRACTICES UNDER THE STOCK INCENTIVE PLAN
Below are some highlights included in the Stock Incentive Plan that demonstrate the Company’s continued commitment to best governance practices and the protection of our shareholders’ interests:
Feature	Description
No Repricing	The Stock Incentive Plan prohibits repricing and exchange of underwater options and stock appreciation rights for cash or shares without shareholder approval.
Minimum Vesting Periods for Awards	The Stock Incentive Plan requires a minimum vesting period of one year for the majority of awards, including performance-based and time-based awards.
Dividend and Dividend Equivalents Subject to the Same Vesting Requirement as Underlying Awards
The Stock Incentive Plan includes an express provision documenting the Company’s practice of subjecting any dividend or dividend equivalent to the same vesting conditions that apply to the underlying awards. Such dividends and dividend equivalents are never paid unless the underlying award vests.

Director Limit
No participant who is a non-employee director may be granted new equity awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $600,000 in value.

No Single-Trigger Vesting Upon a Change in Control
The Stock Incentive Plan does not provide for vesting of equity awards solely on the occurrence of a change in control, without an accompanying job loss or unless awards are not assumed or substituted in connection with the change in control.

Clawback Policy	The Company maintains a robust Incentive Compensation Recoupment Policy as described in Clawback Policy and Supplemental Clawback Policy on page 66.
Stock Ownership Guidelines	The Stock Ownership Guidelines apply to non-employee directors and executive officers.
DESCRIPTION OF THE PRINCIPAL FEATURES OF THE STOCK INCENTIVE PLAN AS PROPOSED TO BE AMENDED BY THE AMENDMENT
The following is a summary of the material terms of the Stock Incentive Plan as amended by the Amendment and is qualified in its entirety by the complete text of the Stock Incentive Plan as amended, which is attached as  Appendix C. Capitalized terms used but not defined in this summary have the meanings given to them in the Stock Incentive Plan. A discussion of the assumptions used in calculating the award values are found in Note 22 to our financial statements in our Annual Report, which is available at investors.footlocker-inc.com/ar.
The Amendment was adopted on March 25, 2025, subject to the approval by the Company’s shareholders at the Annual Meeting. The authority to grant Options under the Stock Incentive Plan will expire on March 22, 2033. The expiration of the power to grant options or termination of the Stock Incentive Plan will not adversely affect the terms of any award outstanding at the time of such expiration or termination.
ADMINISTRATION
The Stock Incentive Plan will be administered and interpreted by the HCC Committee or a subcommittee thereof, which is composed of two or more non-employee directors under SEC and NYSE rules. The HCC Committee will, or will delegate its authority subject to the Stock Incentive Plan to a committee of one or more members of the Board to, select the officers and other team members to

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receive awards, determine the types of awards and number of shares to be awarded to them, and set the terms, conditions, and provisions of the awards consistent with the terms of the Stock Incentive Plan. The HCC Committee may establish rules for the administration of the Stock Incentive Plan. With respect to the application of the Stock Incentive Plan to non-employee directors, the Board will administer and interpret the Stock Incentive Plan.
No repricing of an Option or SAR (whether by amendment, cancellation and regrant, or otherwise) is permitted under the Stock Incentive Plan unless approved by shareholders.
ELIGIBLE NON-EMPLOYEE DIRECTORS, OFFICERS, AND TEAM MEMBERS
Non-employee directors are eligible to receive awards under the Stock Incentive Plan. The stock portion of the non-employee directors’ annual retainer, RSUs, and DSUs will be paid out of the Stock Incentive Plan. The HCC Committee may grant Awards to officers and other team members, including our subsidiaries and operating divisions worldwide.
As of February 1, 2025, the Company had ten non-employee directors and approximately 13,140 full-time and 34,166 part-time employees and, based on the compensation program established by the HCC Committee, approximately 308 participants are eligible to receive awards under the Stock Incentive Plan, as selected by the HCC Committee in its sole discretion.
SHARES SUBJECT TO THE STOCK INCENTIVE PLAN
An Award made under the Stock Incentive Plan may be made in the form of an Option, SAR, Restricted Stock, RSU, DSU, or Other Stock-Based Award. The maximum number of shares that may be issued or used for reference purposes under the Stock Incentive Plan as amended by the Amendment is 7,090,630, inclusive of the 2,790,630 shares remaining available under the Stock Incentive Plan as of March 31, 2025 subject to adjustment as described below. Shares that are subject to awards that are not full value awards are counted against this limit as one share for every share granted. Shares that are subject to full value awards are counted against this limit as two and one-half (2.5) shares for every share granted; provided that as of the effective date of the Amendment (May 21, 2025), the fungible share ratio will be eliminated and full value awards will also count against this limit as one share for every share granted. The portion of the non-employee directors’ Annual Retainer paid in stock or DSUs will be counted against this limit as one share for every one share granted.
If any shares that are subject to awards that are not full value awards or shares paid for the non-employee directors’ Annual Retainer are forfeited, cancelled, exchanged, or surrendered, or if an Award otherwise terminates or expires without a distribution of shares, the shares with respect to such Award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, or expiration, again be available for Awards under the Stock Incentive Plan. If any shares that are subject to any full value awards are forfeited, cancelled, exchanged, or surrendered, or if such an Award otherwise terminates or expires without a distribution of shares, two and one-half (2.5) shares for every share granted prior to the effective date of the Amendment, or one share for every share granted on or after the effective date of the Amendment, will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination, or expiration, again be available for awards under the Stock Incentive Plan.
ADJUSTMENTS
In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Common Stock, adjustment will be made to the number of shares, cash, or other property available for Award grants and to the number of shares, cash, or other property and price under outstanding grants made before the event. The shares may be either authorized and unissued shares or issued shares acquired and held in the Company’s treasury account.
CAP ON NUMBER OF SHARES AWARDED AS ISOs
No participant may receive Awards of ISOs relating to more than 1.5 million shares per year (subject to adjustment as described above).
ANNUAL LIMIT ON DIRECTOR COMPENSATION
No participant who is a non-employee director may be granted awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $600,000 in value.
MINIMUM VESTING PERIOD
Awards will generally be subject to a minimum vesting period of at least one year from the grant date, with certain exceptions, including a Change in Control, a Participant’s Termination, Awards granted in substitution or in exchange for an Award, Awards

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covering a number of equity-based awards representing a maximum of 5% of the shares reserved for issuance under the Stock Incentive Plan, and Awards granted to non-employee directors in connection with an annual meeting to vest the following year, provided that the interval between such annual meetings is no less than 50 weeks.
STOCK OPTIONS
Non-Employee Directors. Options granted to non-employee directors will be Non-Qualified Options and, unless a different vesting schedule is determined at the grant date, will vest one year following the grant date, provided the holder is a non-employee director on such date. The exercise price per share covered by an Option granted to a non-employee director will be determined by the Board when the Option is granted; provided, however, that the exercise price will not be less than the closing price of a share on the grant date.
Team Members. Options granted to team members under the Stock Incentive Plan may be either ISOs or Non-Qualified Stock Options. The exercise price per share covered by an Option will be determined by the HCC Committee when the Option is granted; provided, however, that the exercise price will not be less than the closing price of a share on the grant date. The HCC Committee has the authority to establish the vesting schedule for Options granted to team members. Options may become exercisable in equal installments over a three-year period, beginning with the first anniversary of the grant date. However, the HCC Committee has the right to establish a shorter or longer exercise schedule for any Options granted, subject to the minimum vesting period requirement. The majority of Options granted to team members by the HCC Committee since 2007 have been granted with a three-year vesting schedule.
General. Each Option will expire ten years from its grant date, subject to earlier expiration upon or following a termination of service or unless the HCC Committee determines an earlier expiration date. Payment of the exercise price of any Option may be made (a) in cash, (b) by delivering shares owned by the participant, (c) through a cashless exercise with a broker consistent with applicable law, or (d) a combination of shares and cash.
STOCK APPRECIATION RIGHTS
The Stock Incentive Plan permits the award of SARs to participants. Upon the exercise of a SAR, the participant will be entitled to receive an amount equal to (i) the excess of the (x) Fair Market Value (as defined below) of a share on the exercise date of the SAR over (y) the price specified in the SAR on the grant date, multiplied by (ii) the number of shares of stock as to which the SAR is being exercised. Any payment with respect to a SAR will be made in Common Stock determined on the basis of the Fair Market Value on the exercise date of the SAR or, alternatively, at the discretion of the HCC Committee, solely in cash, or in a combination of cash and Common Stock. For purposes of the Stock Incentive Plan, the Fair Market Value of a share of Common Stock is determined based on the closing price on the applicable date of a share as reported on the NYSE.
RESTRICTED STOCK AND RSUs
The Stock Incentive Plan authorizes Awards of Restricted Stock and RSUs. The HCC Committee, or the Board for Awards to non-employee directors, will determine the terms and conditions of Restricted Stock Awards and RSU Awards, including the Restriction Period. The participant may not sell, assign, transfer, or otherwise dispose of, except by will or the laws of descent and distribution, shares of Restricted Stock or RSUs during the restriction period.
Except as otherwise provided by the Award Agreement or the Stock Incentive Plan, during the restriction period, the participant with Restricted Stock will possess all incidents of ownership of the shares, including the right to receive dividends paid on the shares and to vote the shares, but any dividends are payable only if the underlying awards vest. During the restricted period, participants with RSUs will generally not have any rights of a shareholder, but, if the applicable individual award agreement so provides, may be credited with dividend equivalent rights that will be paid at the time that shares in respect of the related RSUs are delivered to the participant.
Recipients of Restricted Stock and RSUs are required to enter into an Award Agreement with the Company describing the restrictions, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which the restrictions will lapse. If the restrictions, performance objectives, or other conditions determined by the HCC Committee are not satisfied, the Restricted Stock and RSUs will be forfeited.
If the grant of Restricted Stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the HCC Committee may establish for each recipient the applicable performance goals, formulas or standards, and vesting percentages with reference to the attainment of the goals or satisfaction of the formulas or standards while the outcome of the performance goals are substantially uncertain. The performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions), and other similar events or circumstances. The performance goals will be determined by the HCC Committee in its sole discretion and based on one or more of the criteria set forth on Exhibit A to the Stock Incentive Plan and discussed in general below.

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OTHER STOCK-BASED AWARDS
The Stock Incentive Plan authorizes the HCC Committee to grant other Awards that are valued in whole or in part by reference to, or payable in or otherwise based on, Common Stock (“Other Stock-Based Awards”). The HCC Committee, or, with regard to the non-employee directors, the Board, may determine the terms and conditions of the Other Stock-Based Awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period. The performance goals for performance-based Other Stock-Based Awards will be determined by the HCC Committee in its sole discretion and based on one or more criteria set out on Exhibit A to the Stock Incentive Plan and discussed in general below.
PERFORMANCE GOALS
The HCC Committee may grant equity-based awards and incentives under the Stock Incentive Plan that are subject to the achievement of performance objectives selected by the HCC Committee in its sole discretion, including, without limitation, one or more performance measures set forth in Exhibit A to the Stock Incentive Plan. The list of performance measures is not exhaustive and does not limit the HCC Committee’s authority to grant performance-based awards in its discretion. In addition, the HCC Committee will have the authority to adjust the business criteria, as may be determined by the HCC Committee in its sole discretion. The HCC Committee may designate additional business criteria on which performance goals may be based, or adjust, modify, or amend the performance goals.
PAYMENT OF ANNUAL RETAINERS FOR NON-EMPLOYEE DIRECTORS IN STOCK
Mandatory Portion. Each non-employee director will receive a whole number of shares equal in value to 50% of such Director’s annual retainer, including committee chair annual retainers (“Annual Retainer”), payable for services as a director in lieu of payment in cash. The shares will be issued on July 1, or the next business day if this date is not a business day, of the applicable calendar year (“Stock Payment Date”), unless deferred in accordance with the Stock Incentive Plan.
Elective Portion. A non-employee director may elect to receive a whole number of shares equal to up to 100% of such Director’s Annual Retainer. Elections must be made in increments of 5% and must be made in writing no later than December 31 of the year preceding the applicable calendar year. Elections will be irrevocable for the applicable calendar year.
Valuation of Shares. Each share will be valued at the closing price of a share on the NYSE on the last business day prior to the Stock Payment Date. The value of any fractional shares will be paid in cash.
VOLUNTARY DEFERRAL OF ANNUAL RETAINER PAYABLE TO NON-EMPLOYEE DIRECTORS
Deferral Election. A non-employee director may elect to receive all or a portion of the cash component of their Annual Retainer in the form of DSUs or to have such amounts placed in an Interest Account. The non-employee director may also elect to receive all or part of the stock portion (including all Awards except ISOs) of the Annual Retainer in the form of DSUs. The Non-Executive Chair may also elect to receive all or a portion of her retainer in the form of DSUs. Directors may defer all or a portion of their annual RSU awards in the form of DSUs. A deferral election is irrevocable and is valid only for the calendar year following the election.
Number of DSUs. The number of DSUs to be granted in connection with a deferral election will equal the portion of the Annual Retainer being deferred into DSUs divided by the Fair Market Value of a share on the scheduled payment date of the amount deferred or, in the case of the stock portion of the Annual Retainer, the Stock Payment Date. When dividends are paid on shares, dividend equivalents would be earned on the DSUs acquired by the non-employee directors under the Stock Incentive Plan.
Distribution. The distribution of amounts deferred by the non-employee directors will occur on the first day of the month coincident with or next following the non-employee director’s termination of service as a director (or as soon as administratively feasible thereafter). The non-employee director will receive a cash lump sum distribution equal to any balance of the deferred Annual Retainer allocated to the Director’s Interest Account, and a distribution in shares of Common Stock for the number of shares allocated to the Director’s DSU Account based on their prior election. Alternatively, the non-employee director may elect to receive such Director’s distribution in up to three annual installments, with the annual installment amount frozen as of the first distribution date.
TRANSFERABILITY
In general, no Award may be transferred by the participant other than by will or by the laws of descent and distribution. The HCC Committee, or the Board, may, however, determine at the time of grant or thereafter that an Award (other than an ISO) is transferable to a family member in whole or in part under circumstances and conditions specified by the HCC Committee or the Board.

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CHANGE IN CONTROL
Except as provided in the applicable Award Agreement, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and a Participant other than a non-employee director incurs a Termination by the Company, its successor or an affiliate thereof without Cause, or by the Participant for Good Reason, in either case on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then (1) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (2) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to an Award granted under the Stock Incentive Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target or actual performance levels. An outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control (other than performance conditions, which may be appropriately adjusted or waived), except that, if the Award related to shares of Stock, the Award instead confers the right to receive Common Stock of the acquiring entity (or such other security or entity as may be determined by the HCC Committee in its sole discretion).
Upon a Change in Control, the HCC Committee, in its sole discretion, may provide for the purchase of any Awards (whether or not then vested) by the Company (or the cancellation and extinguishment thereof with payment pursuant to the terms of a merger agreement entered into by the Company) for an amount of cash equal to the Change in Control Price for each share of Stock underlying an Award, or in the case of an Option, SAR, or Other Stock-Based Award that is an appreciation Award, an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Stock covered by such Awards, over the aggregate exercise price of such Awards, or provide for cancellation of an Option, SAR, or Other Stock-Based Award that is an appreciation Award without payment if the Change in Control Price is less than the exercise price or base price of such Awards. “Change in Control Price” shall mean the highest price per share of Stock paid in any transaction related to a Change in Control of the Company.
Under the Stock Incentive Plan, a Change in Control generally means the occurrence of one of the following events:
•
under certain circumstances set forth in the Stock Incentive Plan, a merger or consolidation of the Company, or a sale or disposition of all or substantially all of the Company’s assets;

•
a person, group, or entity acquires beneficial ownership of securities of the Company possessing 35% or more of the combined voting power of the Company’s issued and outstanding securities; or

•
during any period of 12 months, individuals who at the beginning of such period constitute the Board, together with certain new directors, cease for any reason to constitute a majority of the Board.

AMENDMENTS
The Board or the HCC Committee may amend the Stock Incentive Plan, provided that no amendment that requires shareholder approval under New York law, the NYSE listing requirements, or in order for the Stock Incentive Plan to continue to comply with Rule 16b-3 of the Exchange Act will be effective, unless it is approved by the requisite vote of shareholders. No amendment will adversely affect any of the rights of any participant under any Award without the participant’s consent, provided that consent will not be required for amendments to comply with Section 409A of the IRC or any other applicable law.
U.S. FEDERAL INCOME TAX CONSEQUENCES
Set forth below is a general summary of certain U.S. federal income tax consequences with respect to certain awards that may be granted pursuant to the Stock Incentive Plan. The following discussion is a brief summary only, and reference is made to the IRC and the relevant regulations and interpretations effective as of the date hereof. This summary deals with the general federal income tax principles that apply and is provided only for general information and is not intended to be exhaustive. Some kinds of taxes, such as state, local, and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
ISOs. A participant does not realize taxable income, and no tax deduction is available to the Company, upon either the grant or exercise of an ISO. If a participant holds the shares acquired upon the exercise of an ISO for more than one year after the Option exercise and more than two years after the date of the Option grant (the “Holding Period”), the difference between the Option price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss, and no deduction will be available to the Company. If the shares are sold before the expiration of the Holding Period, the participant will realize ordinary income, and the Company will be entitled to a deduction for the portion of the gain, if any, equal to the difference between the Option price and the lesser of the Fair Market Value of the shares on the exercise date or the amount realized upon the disposition. Any further gain or loss will be taxable as a long-term or short-term capital gain or loss depending upon the Holding Period before disposition.

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Non-Qualified Stock Options. A participant does not realize taxable income, and no deduction is available to the Company, upon the grant of a Non-Qualified Stock Option. When a Non-Qualified Stock Option is exercised, the excess of the Fair Market Value of the shares on the exercise date over the exercise price of the Option will be taxable to the participant as ordinary income and deductible by the Company. The tax basis of shares acquired will be the Fair Market Value of the shares on the exercise date. For shares held for more than one year following the exercise date, the participant will realize a long-term capital gain or loss upon disposition.
SARs. In general, the grant of a SAR will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of a SAR, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at such time in the same amount.
Restricted Stock. In general, a participant will not recognize any income upon the grant of restricted stock, unless the participant elects under Section 83(b) of the IRC, within thirty days after such grant, to recognize ordinary income in an amount equal to the Fair Market Value of the restricted stock at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the Fair Market Value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.
RSUs. In general, a participant will not recognize any income upon the grant of RSUs. Rather, upon the settlement of the RSUs, the participant will recognize ordinary income equal to the Fair Market Value of Common Stock received, as applicable. The Company will generally be entitled to a tax deduction at such time equal to the amount of income recognized by the participant.
Other Awards. In general, a participant will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the Stock Incentive Plan and the Company will become entitled to a deduction at such time equal to the amount of income recognized by the participant.
In the event that the exercisability or vesting of any award is accelerated due to a Change in Control, payments relating to the awards (or a portion thereof), either alone or together with other payments, may constitute parachute payments under Section 280G of the IRC, which excess amounts may be subject to excise taxes and may be nondeductible to the Company.
NEW PLAN BENEFITS
Information regarding awards of Stock Options, restricted stock, and RSUs granted under the Stock Incentive Plan to the NEOs in 2024 appears in Grants of Plan-Based Awards in Fiscal 2024 beginning on page 73. Information regarding awards of RSUs and the payment of retainer fees in stock and accrual of DSUs with regard to the non-employee directors in 2024 under the Stock Incentive Plan appears in Components of Director Compensation Program beginning on page 40.
The awards to be made under the Stock Incentive Plan are subject to the discretion of the HCC Committee and, therefore, are not determinable at this time. Moreover, the number of awards that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time. In addition, since the number of shares to be issued to each non-employee director in payment of such Director’s Annual Retainer is a function of the Fair Market Value on the Stock Payment Date, the actual number of shares to be issued to the non-employee directors under the Amendment is not determinable. Finally, the ultimate value of any awards that are made will depend on the value of the underlying shares of Common Stock at the time of settlement, which likewise is not currently determinable. However, for illustrative purposes, the table below shows the awards made by the HCC Committee under the Stock Incentive Plan in the first quarter of 2025 to the NEOs based on each active officer’s target incentive percentage that is in effect for Fiscal 2025, and the estimated awards that will be made in the form of RSUs to non-employee directors of the Company in 2025 under the Amendment in respect of the equity portion of such directors’ annual retainer and committee fees.
Name	Value(1) ($)	Units(2) (#)
Mary N. Dillon Chief Executive Officer	9,301,897	659,709(3)
Michael A. Baughn Executive Vice President and Chief Financial Officer	1,574,914	111,696(3)
Franklin R. Bracken President	2,341,065	166,033(3)
Elliott D. Rodgers Executive Vice President and Chief Operations Officer	1,631,948	115,741(3)

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Name	Value(1) ($)	Units(2) (#)
Cynthia Carlisle Executive Vice President and Chief Human Resources Officer	783,227	55,548(3)
All current executive officers as a group (6 people)	16,343,042	1,159,081(3)
All current directors who are not executive officers as a group (10 people)	1,547,856	109,777(3)
All team members, including all current officers who are not executive officers, as a group	17,001,625	1,205,789(3)

(1)
Figures are calculated based on $14.10, the closing price of Common Stock on March 31, 2025.

(2)
See Grants of Plan-Based Awards Table in Fiscal 2024 for further information regarding the equity awarded to our NEOs during Fiscal 2024. Grants to be made in the future under the Stock Incentive Plan, including, without limitation, the mix of award types, are entirely in the discretion of the HCC Committee and are not determinable.

(3)
For PSU awards granted in 2025, the number of PSUs with Adjusted After-Tax Income and Cumulative Revenue metrics is derived by applying the grant date fair value of the award to the target grant value, and the number of PSUs with rTSR metric is derived by applying a Monte Carlo valuation of the award to the target grant value; the number of RSUs granted was calculated by dividing the grant value by the closing price of a share of Common Stock on the grant date, in each case rounded to the nearest full share.

ADDITIONAL PLAN INFORMATION
The outstanding aggregate number of Shares subject to Stock Options and other equity awards under the Stock Incentive Plan since its inception through but not including March 24, 2025 is set forth in the table below, which does not include the awards reflected in the New Plan Benefits table above. The closing price of a share of Common Stock on March 31, 2025 was $14.10 per share.
Name	Options Granted (#)	Average Per Share Exercise Price ($)	Shares Subject to Stock Awards(1) (#)	Market Value of Shares Subject to Stock Awards ($)
Mary N. Dillon(2) Chief Executive Officer	113,571	39.08	361,396	5,095,684
Michael A. Baughn Executive Vice President and Chief Financial Officer	29,005	26.74	80,291	1,132,103
Franklin R. Bracken President	110,714	40.04	113,522	1,600,660
Elliott D. Rodgers Executive Vice President and Chief Operations Officer	39,282	39.11	84,894	1,197,005
Cynthia Carlisle Executive Vice President and Chief Human Resources Officer	—	—	20,311	286,385
All current executive officers as a group (6 people)	292,572	38.22	685,611	9,667,115
All current directors who are not executive officers as a group (10 people)	—	—	184,369	2,599,606
All nominees for election as directors as a group (9 people)(3)	113,571	39.08	517,936	7,302,894
Each associate of any such directors, executive officers, or nominees	—	—	—	—
Each other person who received or is to receive 5% of such options, warrants, or rights	—	—	—	—
All team members, including all current officers who are not executive officers, as a group (269 people)	1,402,528	50.79	829,978	11,702,690

(1)
Stock awards were in the form of Restricted Stock, RSU, PSU, and DSU awards. Unearned performance-based awards are reflected assuming “target” performance and earned performance-based awards are reflected at the earned share amounts. See the CD&A for additional details.

(2)
Excludes the employment inducement awards issued in 2022 to Ms. Dillon in connection with her recruitment, in reliance on the employment inducement award exemption under the NYSE Listed Company Manual Rule 303A.08. The employment inducement awards cover shares of our Common Stock which may be issued upon (i) the vesting and settlement of RSUs, in accordance with the terms of the RSU Inducement Award Agreement, by and between the Company and Ms. Dillon, (ii) the vesting and settlement of PSUs, in accordance with the terms of the PSU Inducement Award Agreement (Transformation Award), by and between the Company and Ms. Dillon, (iii) the vesting and exercise of stock options, in accordance with the terms of the Nonstatutory Stock Option Inducement Award Agreement (Annual Award), by and between the Company and Ms. Dillon, (iv) the vesting and settlement of RSUs, in accordance with the RSU Inducement Award Agreement (Annual Award), by and between the Company and Ms. Dillon, and (v) the vesting and settlement of PSUs, in accordance with the PSU Inducement Award

2025 Proxy Statement	Foot Locker, Inc.	97

Proposal 3
Agreement (Annual Award), by and between the Company and Ms. Dillon. The Annual PSU Award was subsequently forfeited, as threshold performance for the financial goals for the 2022-24 performance period was not achieved.
(3)
The total number of shares that such nominees were granted on an individual basis are as follows: Virginia C. Drosos; 3,492; Darlene Nicosia: 17,378; Ulice Payne, Jr.: 14,132; Sonia Syngal: —; Kimberly Underhill: 3,492; John Venhuizen: —; Tristan Walker: 18,216; and Dona D. Young: 99,828. The total for Mary N. Dillon is included in the table above.

SUMMARY
Approval of the Amendment is important to ensure that the Company may continue to use equity incentives to attract, retain, and motivate talent who are essential to the Company’s long-term success. The HCC Committee estimates that our remaining share reserve will not be sufficient to permit us to make ordinary course equity grants for both Fiscal 2025 and Fiscal 2026. If the Amendment is approved by shareholders, the Amendment will be effective as of the date of such approval. If the Amendment is not approved by shareholders, we may continue to make awards under the Stock Incentive Plan, subject to its existing terms and conditions.

98	Foot Locker, Inc.	2025 Proxy Statement

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends a vote FOR this proposal.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee exercises sole authority to approve all audit engagement fees.
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for Fiscal 2025.
In evaluating and selecting KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee considered, among other things:
•
historical and recent performance of KPMG LLP;

•
an analysis of known significant legal or regulatory proceedings related to the firm;

•
external data on audit quality and performance, including PCAOB reports;

•
industry experience;

•
audit fee revenues;

•
firm capabilities and audit approach;

•
the independence, tenure, and partner rotation of KPMG LLP; and

•
the advisability and potential impact of selecting a different independent registered public accounting firm.

We are asking shareholders at the Annual Meeting to ratify this appointment of KPMG LLP for 2025. KPMG LLP has served as our independent registered public accounting firm since 1995. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of KPMG LLP to our shareholders for ratification because we value our shareholders’ views regarding this appointment and we view it as a good corporate governance practice. In the event that shareholders do not ratify this appointment, it will be deemed a recommendation to the Board and the Audit Committee to consider selecting a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.
AUDIT AND NON-AUDIT FEES
The following table shows the fees we paid to KPMG LLP for the audit of the Company’s annual financial statements for Fiscal 2023 and Fiscal 2024, as well as the fees billed for other services KPMG LLP provided during these two fiscal years:
Category	Fiscal 2023 ($)	Fiscal 2024 ($)
Audit Fees(1)	5,529,000	5,706,000
Audit-Related Fees(2)	542,000	380,000
Tax Fees(3)	371,000	346,000
Total	6,442,000	6,432,000

(1)
Audit fees related principally to professional services provided in connection with the audit of our annual financial statements, reviews of financial statements included in our Quarterly Reports on Form 10-Q, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)
Audit-related fees related principally to audits of financial statements of certain employee benefit plans, the Foot Locker Foundation, Inc., and assurance services related to the Company’s Impact Report.

(3)
Tax fees related principally to certain corporate income tax compliance assistance services.

2025 Proxy Statement	Foot Locker, Inc.	99

Proposal 4
AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES
The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. The Audit Committee has delegated this authority to the Audit Committee Chair to approve fees between meetings, and then the fees are reviewed with the Audit Committee at a subsequent meeting. Management reviews the total amount and nature of the audit and non-audit services provided by the independent accountants since its prior meeting, including services for our subsidiaries and affiliates, with the Audit Committee at regularly-scheduled meetings.
AUDIT COMMITTEE REPORT
The Audit Committee held 8 meetings during Fiscal 2024. At these meetings, the Audit Committee discussed with management, KPMG LLP, and the Company’s internal auditors the assessment of the Company’s internal controls over financial reporting. The Audit Committee also discussed with KPMG LLP its attestation report and opinion on the Company’s internal controls over financial reporting contained in the Annual Report. The Audit Committee regularly meets privately with KPMG LLP, the internal auditors, and the Vice President of Internal Audit.
The Audit Committee obtained from KPMG LLP the written disclosures and the letter required by applicable PCAOB requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence and any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided to the Company by KPMG LLP are compatible with maintaining KPMG LLP’s independence. The Audit Committee has satisfied itself that KPMG LLP is independent.
The Audit Committee reviewed and discussed with management and KPMG LLP the audited financial statements for Fiscal 2024. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by applicable PCAOB and SEC standards. The Audit Committee, both with and without management present, discussed and reviewed the results of KPMG LLP’s examination of the financial statements and the overall quality of the Company’s financial reporting.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report.
Members of the Audit Committee
DARLENE NICOSIA CHAIR (Audit Committee Financial Expert)	Other Members: Virginia C. Drosos, Guillermo G. Marmol, Sonia Syngal, John Venhuizen and Dona D. Young

100	Foot Locker, Inc.	2025 Proxy Statement

SHAREHOLDER OWNERSHIP
DIRECTORS AND EXECUTIVE OFFICERS
The table below shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and NEOs, and by all directors, NEOs, and other executive officers as a group, as of the Record Date, including shares of Common Stock that they have a right to acquire within 60 days after the Record Date by the exercise of stock options or pursuant to vested RSUs and DSUs.
No director or NEO beneficially owned 1% or more of the total number of outstanding shares as of the Record Date. Each person has sole voting and investment power for the number of shares shown, except as otherwise noted below:
Name(1)	Common Stock Beneficially Owned (#)(2)	Total (#)	Percent of Class (%)
Baughn	5,562	27,155	*
Bracken	55,405	171,364	*
Carlisle	5,997	10,294	*
Dillon	27,649	191,075	*
Drosos	12,686	16,178	*
Marmol	57,936	61,428	*
Nicosia	9,287	26,665	*
Oakland	19,119	43,456	*
Payne	18,301	32,433	*
Rodgers	—	40,832	*
Syngal	—	—	*
Underhill	30,971	34,463	*
Venhuizen	—	—	*
Walker	5,965	24,181	*
Young	36,951	136,779	*
All current directors and executive officers, as a group (16 persons)	295,266	846,654

*
Less than 1%

(1)
Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares. The address for each named person is 330 West 34th Street, New York, New York.

(2)
The listed directors and NEOs also hold the following stock options and stock-based units representing shares that may be acquired within 60 days of the Record Date, which are reflected in the Total column:

Name	Stock Options Exercisable Within 60 Days After the Record Date (#)	DSUs and RSUs that Vest Within 60 Days After the Record Date (#)(A)
Baughn	9,668	11,925
Bracken	100,175	15,784
Carlisle	—	4,297
Dillon	111,982	51,444
Drosos	—	3,492
Marmol	—	3,492

2025 Proxy Statement	Foot Locker, Inc.	101

SHAREHOLDER OWNERSHIP
Name	Stock Options Exercisable Within 60 Days After the Record Date (#)	DSUs and RSUs that Vest Within 60 Days After the Record Date (#)(A)
Nicosia	—	17,378
Oakland	—	24,337
Payne	—	14,132
Rodgers	26,188	14,644
Syngal	—	—
Underhill	—	3,492
Venhuizen	—	—
Walker	—	18,216
Young	—	99,828
All current directors and executive officers, as a group (16 persons)	248,013	303,375

(A)
This column includes the (a) DSUs credited to the accounts of the directors who elected to defer fees and (b) executives’ unvested RSUs that vest within 60 days of the Record Date. The DSUs and RSUs do not have current voting or investment power.

PRINCIPAL SHAREHOLDERS
The table below provides information on shareholders who beneficially owned more than 5% of our Common Stock as of December 31, 2024 (unless otherwise noted below) according to reports filed with the SEC. To the best of our knowledge, there are no other shareholders who beneficially own more than 5% of a class of the Company’s voting securities.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	13,656,047(a)	14.40(a)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	10,187,297(b)	10.82(b)
Vesa Equity Investment s.à r.l., EP Equity Investment s.à r.l., EP Investment S.à r.l., and Daniel Křetínský 2, place de Paris L-2314 Luxembourg, Luxembourg	10,055,814(c)	10.60(c)
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, Texas 78746	5,521,854(d)	5.80(d)
Allspring Global Investments Holdings, LLC 1415 Vantage Park Drive Charlotte, North Carolina 28203	5,296,098(e)	5.60(e)

(a)
Reflects shares beneficially owned as of September 30, 2024, according to Amendment No. 4 to Schedule 13G filed with the SEC on November 8, 2024. As reported in this schedule, BlackRock, Inc., a parent holding company, holds sole voting power with respect to 13,378,097 shares and sole dispositive power with respect to 13,656,047 shares.

(b)
Reflects shares beneficially owned as of December 29, 2023, according to Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024. As reported in this schedule, The Vanguard Group, an investment adviser, holds shared voting power with respect to 55,082 shares, sole dispositive power with respect to 10,040,991 shares, and shared dispositive power with respect to 146,306 shares.

(c)
Reflects shares beneficially owned as of September 30, 2024, according to Amendment No. 4 to Schedule 13G filed with the SEC on November 7, 2024. As reported in this schedule, Vesa Equity Investment S.à r.l., a corporation, is the record holder of the reported shares of Common Stock. The principal shareholder of Vesa Equity Investment S.à r.l. is EP Equity Investment S.à r.l. and its principal shareholder is EP Investment S.à r.l., the ultimate beneficial owner of which is Daniel Křetínský. Each of EP Equity Investment S.à r.l., EP Investment S.à r.l., and Mr. Křetínský may be deemed to hold shared voting power with respect to 10,055,814 shares and shared dispositive power with respect to 10,055,814 shares, and to be an indirect beneficial owner of the shares owned by Vesa Equity Investment S.à r.l.

(d)
Reflects shares beneficially owned as of September 30, 2024, according to Schedule 13G filed with the SEC on October 31, 2024. As reported in this schedule, Dimensional Fund Advisors LP, an investment adviser, holds sole voting power with respect to 5,366,849 shares and sole dispositive power with respect to 5,521,854 shares.

(e)
Reflects shares beneficially owned as of December 31, 2024, according to Schedule 13G filed with the SEC on January 13, 2025. As reported in this schedule, Allspring Global Investments Holdings, LLC, a parent holding company, holds sole voting power with respect to 5,129,714 shares and sole dispositive power with respect to 5,296,098 shares.

102	Foot Locker, Inc.	2025 Proxy Statement

VOTE ON A SHAREHOLDER PROPOSAL REQUESTING THAT THE COMPANY ADOPT A GOAL FOR REDUCING ITS ENTERPRISE-WIDE GREENHOUSE GAS EMISSIONS IN LINE WITH THE PARIS AGREEMENT
The Board recommends a vote AGAINST this proposal.

The Company has received notice of the intention of the As You Sow Foundation Fund, and co-filer Green Century Capital Management, Inc., to present the following proposal for voting at the Annual Meeting. The proponents’ addresses and numbers of shares held may be obtained upon request to our Corporate Secretary. In accordance with SEC rules, the following text of the proposal is presented exactly as it was submitted to the Company.
Request That the Company Adopt A Goal For Reducing Its Enterprise-wide
Greenhouse Gas Emissions In Line with The Paris Agreement
WHEREAS: The Intergovernmental Panel on Climate Change reports that immediate and sustained reductions in greenhouse gas (“GHG”) emissions are required to align with the Paris Agreement, which seeks to achieve net zero emissions by 2050 and limit the worst consequences of climate change. Each 1°C temperature increase may reduce global GDP by as much as 12%, contributing to physical and systemic risks for companies and investors.1 In response to material climate risk, shareholders, including over 600 investors in the Climate Action 100+ coalition, continue to seek clear and consistent climate goals from companies.
Foot Locker, Inc., a global athletic footwear and apparel retailer, is significantly exposed to climate-related risks.2 As disclosed in its 10-K filing, growing consumer emphasis on sustainability has led the company to acknowledge that falling short on environmental standards could damage its brand reputation. Moreover, the Company warns that climate change-driven extreme weather events “could create delays, and inefficiencies in our supply chain,”3 particularly in its key manufacturing countries including China, Bangladesh, and Vietnam.4
While Foot Locker has taken some steps to reduce its GHG emissions, including installing LED lighting and increasing zero-emission electricity usage, the company lacks GHG reduction targets for its enterprise-wide operations and value chain, which comprises the largest source of the Company’s GHG emissions.5 The absence of these targets is especially concerning given that Foot Locker previously announced a net zero commitment and interim targets6 but rescinded this commitment in its latest sustainability report.7
Foot Locker lags behind its major peers, including Puma, Under Armour, New Balance, Nike, Adidas, and VF Corporation. These companies have set emission reduction targets in line with the Science-Based Targets initiative and disclosed plans to achieve these reductions.8 Foot Locker’s failure to adopt operational or value chain targets exposes the company to competitive risks, including the potential for loss of customer loyalty, eroded brand reputation, and higher long-term operating costs compared to peers.
By setting GHG emissions reduction targets and demonstrating progress to shareholders, Foot Locker can assure investors that the Company is taking the necessary steps to address the growing risks associated with climate change.
RESOLVED: Shareholders request that Foot Locker adopt a goal for reducing its enterprise-wide greenhouse gas emissions in line with the Paris Agreement.
SUPPORTING STATEMENT: Proponents suggest, at Board discretion, that the goal of reducing greenhouse gas emissions is informed by credible third parties such as the Intergovernmental Panel on Climate Change reports and the Science Based Targets initiative.

1
https://www.weforum.org/agenda/2024/06/nature-climate-news-global-warming-hurricanes/

2
https://investors.footlocker-inc.com/node/21641/html#item1a p.13, 14

3
https://investors.footlocker-inc.com/node/18901/html#Item1ARiskFactors_632314, p.12

4
https://www.mckinsey.com/industries/retail/our-insights/sustainable-style-how-fashion-can-afford-and-accelerate-decarbonization

5
https://investors.footlocker-inc.com/static-files/6a51d02e-eef5-4b42-9ed6-7728df9dcfe4, p.42. 41

6
https://investors.footlocker-inc.com/news-releases/news-release-details/foot-locker-inc-announces-ambition-achieve-netzero- greenhouse#:~:text=(NYSE%3A%20FL)%2C%20the,worst%20impacts%20of%20climate%20change.

7
https://investors.footlocker-inc.com/static-files/6a51d02e-eef5-4b42-9ed6-7728df9dcfe4, p.40

8
https://sciencebasedtargets.org/companies-taking-action

2025 Proxy Statement	Foot Locker, Inc.	103

Proposal 5
Statement of Opposition
Our Board has carefully considered the above proposal and believes that it is not in the best interests of our shareholders. Our Board recommends that shareholders vote AGAINST this proposal because:
•
Foot Locker has not only identified but has taken reasonable and proportionate steps to manage its climate-related risks.

•
Foot Locker has made progress in reducing its combined Scope 1 and 2 enterprise-wide greenhouse gas (GHG) emissions and is working to reduce its Scope 3 GHG emissions.

•
Foot Locker is committed to continuing to disclose Scope 1, 2 and 3 GHG emissions.

•
Foot Locker is committed to continuing to take a right-sized approach to reducing its GHG emissions and will continue to explore whether adopting company-specific climate targets is appropriate.

Foot Locker has not only identified but has taken reasonable and proportionate steps to manage its climate-related risks.
The Board is actively engaged in the oversight of Foot Locker’s global sustainability strategy, which includes oversight of our climate change impacts. This includes oversight by the Nominating and Corporate Responsibility Committee of our global sustainability strategy and public reporting related thereto, review by the Audit Committee of risk assessments regarding business-related risks, including climate-related risks, and reporting on risks to the full Board. At the management level, our Chief Executive Officer is ultimately responsible for developing and executing our sustainability strategy, and for ensuring that our Board receives transparent information regarding our sustainability practices, including our climate-related practices. Our executive leadership team provides additional oversight of our sustainability strategy, including the assessment of potential climate-related goals and targets, to ensure that our sustainability strategy is subject to effective management and aligned with our business strategy.
The Audit Committee has established risk management procedures for reviewing the Company’s risks, including climate-related and supply chain-related risks. These procedures include regular risk monitoring by management to track existing risks and identify potential new and emerging risks, quarterly risk reviews by management with the Audit Committee, and an annual risk report to the Board. As part of this process, Internal Audit facilitates an annual risk assessment in which we assess the enterprise risks to the organization, and both physical and transition climate risks are part of the assessment each year. In our risk analyses, we consider climate change and portfolio claim loss history reported to our property insurers, our global exposures to catastrophic events, and our physical property location data to identify the regions and sites where we may be most exposed to climate hazards and risks. In addition, the Audit Committee receives regular briefings from our Chief Financial Officer, Chief Accounting Officer, General Counsel, and Vice President of Internal Audit. During these meetings, the Audit Committee and management discuss these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies, the effectiveness of our controls, and other related matters.
We have also established a management-level, cross-functional ESG leadership team that provides day-to-day leadership for our sustainability strategy and assists Foot Locker in making continued progress in addressing the risks and opportunities that impact our business, including progress on managing and reducing our environmental impacts and climate-related risks and reducing our enterprise-wide Scope 1 and Scope 2 GHG emissions. The ESG leadership team keeps the Board apprised of its progress through updates to the Nominating and Corporate Responsibility Committee.
More importantly, we believe that we have taken appropriate steps to manage the climate-related risks that we have identified through the processes described above. Risk management measures implemented by Foot Locker include:
•
Obtaining property insurance;

•
Establishing severe weather preparedness plans;

•
Taking into account flood risk and natural hazards (among other factors) when assessing potential store locations; and

•
Prioritizing short lease lives for site selection, which provides Foot Locker the flexibility to relocate stores in the event of extreme weather, including extreme weather driven by climate change.

We believe that these measures enable Foot Locker to operate a more resilient business and are a reasonable and proportionate response to the climate-related risks we have identified to date.
Foot Locker has made progress in reducing its combined Scope 1 and 2 enterprise-wide GHG emissions and is working to reduce its Scope 3 GHG emissions.
Foot Locker reduced its combined Scope 1 and 2 (market-based) enterprise-wide GHG emissions by approximately 16% between Fiscal 2022 and Fiscal 2023. Specific actions implemented by management to help reduce GHG emissions include the procurement of renewable energy through zero emissions power contracts, which accounted for 28% of our total electricity use in Fiscal 2023. In addition, Foot Locker has worked to identify opportunities to reduce Scope 3 GHG emissions. Specific actions implemented to help reduce GHG emissions include incorporating lower impact materials into our procurement processes and implementing lower emissions logistics and transportation initiatives. We continue to assess opportunities to reduce Scope 3 GHG emissions, including by monitoring our brand partners’ progress in reducing GHG emissions.

104	Foot Locker, Inc.	2025 Proxy Statement

Proposal 5
Foot Locker is committed to continuing to disclose Scope 1, 2 and 3 GHG emissions.
Since 2021, Foot Locker has disclosed (i) our Scope 1, 2 and 3 GHG emissions in accordance with the standards of the GHG Protocol and (ii) our progress in reducing GHG emissions. Foot Locker also provides climate disclosures in its Impact Report, which are informed by the Sustainability Accounting Standards Board standards and the recommendations of the Task Force on Climate-related Financial Disclosures. Foot Locker is committed to continuing to provide transparency regarding both Foot Locker’s GHG emissions and our efforts to reduce our GHG emissions.
Foot Locker is committed to continuing to take a right-sized approach to reducing its GHG emissions and will continue to explore whether adopting company-specific climate targets is appropriate.
Foot Locker is committed to taking a right-sized approach to reducing its GHG emissions that balances our critical business priorities with the interests of our stakeholders and supports the long-term sustainability of our business. While we had previously committed to setting science-based GHG emissions reduction targets for validation by the Science Based Targets initiative (SBTi), this commitment was made a year prior to the adoption of the Lace Up Plan strategy in March 2023, which is focused on investing in Foot Locker’s core banners and simplifying our operations in a sustainable manner, among other key priorities. While Foot Locker is committed to continuing to reduce GHG emissions, we believe that it is critical to prioritize our execution against the Lace Up Plan to create long-term value for our shareholders.
In addition, we believe that Foot Locker cannot effectively set right-sized GHG emissions reduction targets until we have made further progress against the Lace Up Plan. Foot Locker’s emissions profile is likely to change as a result of the execution of the Lace Up Plan, and prematurely setting targets could expose the Company to additional risks, particularly if Foot Locker is unable to achieve such targets.
In addition, Foot Locker is committed to continuing to reassess the feasibility and practicality of climate targets (including with respect to SBTi-validated targets) as we execute on the Lace Up Plan. We plan to provide updates to our stakeholders as we continue to advance our GHG emission reduction strategies.
Concurrently with the execution of the Lace Up Plan, Foot Locker is undertaking the following Scope 1, 2 and 3 GHG emissions reduction initiatives, which we believe will further reduce emissions as the Company continues to grow and implement the Lace Up Plan:
•
Foot Locker plans to continue to purchase zero emissions electricity contracts.

•
Foot Locker will consider our energy use when executing the Lace Up Plan, which will include assessing opportunities for utilizing sustainable design and construction principles for new and Reimagined store formats, offices, and distribution centers.

•
When executing on the Lace Up Plan, Foot Locker plans to explore methods of reducing supply chain GHG emissions that are consistent with value creation, including (i) assessing lower impact materials in product design, and (ii) implementing initiatives to lower GHG emissions associated with logistics and transportation.

Following careful consideration and for all the reasons above, the Board recommends that shareholders vote AGAINST this proposal.

2025 Proxy Statement	Foot Locker, Inc.	105

ADDITIONAL INFORMATION
DEADLINES AND PROCEDURES FOR NOMINATIONS AND SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
NOMINATIONS AND SHAREHOLDER PROPOSALS	PROCEDURE	DEADLINE
Proposals for Inclusion in Our 2026 Proxy Materials
Under SEC Rule 14a-8, if a shareholder would like us to include a proposal in our Proxy Statement and form of proxy for the 2026 annual meeting, our Corporate Secretary must receive the proposal at our Corporate Headquarters in order to be considered for inclusion in the 2026 proxy statement.
December 11, 2025
Director Nominations Under Our Proxy Access Bylaw
Under our proxy access bylaw, a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding Common Stock continuously for at least three years as of the date of the notice of nomination, may nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board, whichever is greater (subject to certain limitations set forth in the Bylaws), provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. Notices of proxy access nomination for the 2026 annual meeting should be addressed to our Corporate Secretary at our Corporate Headquarters. You should carefully review the requirements specified in the Bylaws, which are available at investors.footlocker-inc.com/by-laws.
No earlier than November 11, 2025 and no later than December 11, 2025
Other Proposals or Nominations for the 2026 Annual Meeting
For any shareholder proposal that is not submitted under SEC Rule 14a-8, and any nomination of directors not submitted pursuant to our proxy access bylaw provision, our Bylaws describe the procedures that must be followed. Proposals for nomination for directors and other items of business should be addressed to our Corporate Secretary at our Corporate Headquarters and must contain the information specified in the Bylaws, which are available at investors.footlocker-inc.com/by-laws.
Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of SEC Rule 14a-19 including providing us with a notice that sets forth the information required by Rule 14a-19 no later than February 20, 2026.

No earlier than January 21, 2026 and no later than February 20, 2026.
However, if we hold the 2026 annual meeting on a date that is not within 25 days before or after the first anniversary of the Annual Meeting, then we must receive the notice no later than 10 days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

106	Foot Locker, Inc.	2025 Proxy Statement

FREQUENTLY ASKED QUESTIONS
ANNUAL MEETING
Q:
What constitutes a quorum for the Annual Meeting?

A:
We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding and entitled to vote are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

Q:
How do I attend the Annual Meeting?

A:
We are pleased to welcome shareholders to the Annual Meeting. The Annual Meeting will be held in a virtual format only. All shareholders will be afforded the same rights they would have had at a physical meeting. The live audio webcast of the meeting will begin promptly at 9:00 a.m. EDT. Online access to the audio webcast will open shortly prior to the start of the meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. A support line will be available on the meeting website shortly prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the meeting. To be admitted to the Annual Meeting, you will need to log-in to virtualshareholdermeeting.com/FL2025 using the 16-digit control number found on your Notice, proxy card, VIF, or email previously sent to shareholders entitled to vote at the Annual Meeting. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting. If you are not a shareholder or do not have the 16-digit control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the Annual Meeting.

Q:
Could matters be voted on at the Annual Meeting other than the proposals on page i?

A:
We do not know of any other business that will be presented at the Annual Meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

Q:
Will there be a question and answer session at the Annual Meeting?

A:
Live questions may be submitted online shortly prior to, and during, the Annual Meeting by logging in with the 16-digit control number at virtualshareholdermeeting.com/FL2025. Shareholders as of the Record Date who attend the Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. Shareholders must have available their 16-digit control to ask questions during the meeting. We will answer questions during the meeting that are pertinent to the Company as time permits and in accordance with our rules of conduct for the Annual Meeting, which will be available on the virtual meeting website. Additional rules and procedures regarding asking questions will be available on the virtual meeting website. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. Answers to any pertinent questions that are not addressed during the meeting may be published following the meeting on our corporate website at footlocker.com/corp.

Q:
Will the Annual Meeting be available for replay?

A:
A replay of the Annual Meeting will be made publicly available approximately 24 hours after the Annual Meeting at

virtualshareholdermeeting.com/FL2025. The replay will be available for approximately one year.
VOTING
Q:
Who may vote at the Annual Meeting?

A:
Only shareholders of record on the books of the Company as of the Record Date are entitled to vote at the Annual Meeting, and any adjournments or postponements of the meeting, on the items of business described in this Proxy Statement. There were 94,954,372 shares of Common Stock outstanding as of the Record Date. Each share of Common Stock is entitled to one vote.

Q:
What is the required vote to pass each proposal?

A:
A majority of votes cast by shareholders is needed to pass each proposal.

2025 Proxy Statement	Foot Locker, Inc.	107

FREQUENTLY ASKED QUESTIONS
Proposal		Board’s Voting Recommendation	Vote Required to Approve
	Elect nine directors to the Board to serve for one-year terms	FOR EACH OF THE NOMINEES	Majority of Votes Cast by Shareholders
	Vote, on an advisory basis, to approve our named executive officers' compensation	FOR
	Approval of an Amendment to the 2007 Stock Incentive Plan, as amended and restated	FOR
	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for Fiscal 2025	FOR
	Vote on a shareholder proposal requesting that the Company adopt a goal for reducing its enterprise-wide greenhouse gas emissions in line with the Paris Agreement	AGAINST
In addition, the Board may transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement of the meeting.

108	Foot Locker, Inc.	2025 Proxy Statement

FREQUENTLY ASKED QUESTIONS
Q:
How Do I Vote?

A:
You may vote using any of the following methods:

TELEPHONE
If you are located within the United States or Canada, you may vote your shares by calling 800-690-6903 and following the recorded instructions. Telephone voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 20, 2025. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or VIF.
INTERNET
You may vote your shares through the internet at
proxyvote.com. Internet voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 20, 2025. You will be able to confirm that the system has properly recorded your vote. If you vote through the internet, you do NOT need to return a proxy card or VIF.
SCANNING
You may scan the QR Code provided to you to vote your shares through the internet with your mobile device. Internet voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 20, 2025. You will be able to confirm that the system has properly recorded your vote. If you scan your QR code to vote, you do NOT need to return a proxy card or VIF.

MAIL
If you received printed copies of the proxy materials by mail, you may vote by mail. Simply mark your proxy card or VIF, date and sign it, and return it in the postage-paid envelope that we included with your materials.
	AT THE VIRTUAL ANNUAL MEETING	You may vote at the virtual Annual Meeting using the 16-digit control number included on your Notice, proxy card, and VIF that accompanied your proxy materials.	APP
You may vote your shares by using the ProxyVote app. Download it for free wherever you get your apps, scan or enter your control number, and vote. App voting is available 24 hours per day and will be accessible until 11:59 p.m. EDT on May 20, 2025. You will be able to confirm that the system has properly recorded your vote. If you vote using the app, you do NOT need to return a proxy card or VIF.

Q:
Can I vote shares held in employee plans?

A:
If you hold shares of Common Stock through the 401(k) Plan or the 1165(e) Plan, your proxy card includes the number of shares allocated to your plan account. Your proxy card will serve as a VIF for these shares for the plan trustee to vote the shares. If the plan trustee does not receive directions on how to vote the shares, the trustee will vote such shares in the same proportion as the shares which were voted by plan participants and beneficiaries. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by 11:59 p.m. EDT on May 18, 2025.

Q:
What happens if I do not vote my shares?

A:
This depends on how you hold your shares and the type of proposal. If you hold your shares in “street name,” such as through a bank or brokerage account, it is important that you cast your vote if you want it to count for Proposals 1, 2, 3 and 5. If you do not instruct your bank or broker regarding how to vote your shares, no votes will be cast on your behalf on Proposals 1, 2, 3 and 5. because the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Your bank or broker will have discretion to vote any uninstructed shares on Proposal 4. If you are a “shareholder of record,” meaning your stock ownership is reflected directly on the books and records of the Company’s transfer agent, no votes will be cast on your behalf on any of the proposals if you do not cast your vote. If you timely and validly sign and return a proxy card but do not specify how you want your shares voted, your shares will be voted in line with the “Board’s Voting Recommendations” as shown in the table on page 108.

2025 Proxy Statement	Foot Locker, Inc.	109

FREQUENTLY ASKED QUESTIONS
Q:
Can I change my mind after voting my shares?

A:
Yes, you may revoke your proxy at any time before it is used by:

•
sending a written notice to our Corporate Secretary at our Corporate Headquarters,

•
delivering a valid proxy card with a later date,

•
providing a later-dated vote by telephone, scanning, internet, or app, or

•
voting at the Annual Meeting.

Q:
How will the votes be counted?

A:
Votes will be counted and certified by an independent inspector of election. If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote because abstentions and broker non-votes are not considered to be votes cast.

PROXY MATERIALS
Q:
Who pays the cost of this proxy solicitation?

A:
The Company will pay for the cost of the solicitation of proxies, including the preparation, printing, and mailing of the proxy materials. Proxies may be solicited, without additional compensation, by our directors, officers, or team members by mail, telephone, facsimile, in person, or otherwise. We will request banks, brokers, and other custodians, nominees, and fiduciaries to deliver proxy materials to the beneficial owners of the Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under both SEC and NYSE rules. In addition, we have retained Innisfree to assist us in the solicitation of proxies for a fee of $15,000 plus out-of-pocket expenses.

Q:
Why did I receive a notice, but no proxy materials?

A:
We are furnishing proxy materials to our shareholders primarily over the internet under the SEC’s notice and access rules instead of mailing full sets of the printed materials. We believe that this procedure reduces costs, provides greater flexibility to our shareholders, and decreases the environmental impact of our Annual Meeting. The Notice contains instructions on how to access our Proxy Statement and Annual Report on the internet and vote online. If you received a Notice, you will not receive paper copies of the proxy materials, unless you request them. If you received a Notice and would like to receive paper copies of the proxy materials, please follow the instructions on the Notice for requesting the materials, and we will promptly mail the materials to you.

Q:
What is “householding” and how does it affect me?

A:
The Company has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/VIFs to vote their shares. Shareholders who receive the Notice will get instructions on submitting their proxy cards/VIF via the internet. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge using their contact information provided under Helpful Resources on page 112. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information concerning householding.

NO INCORPORATION BY
REFERENCE
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement. The sections titled Audit Committee Report and HCC Committee Report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and are not to be incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

110	Foot Locker, Inc.	2025 Proxy Statement

CAUTIONARY NOTE REGARDING
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the U.S. securities laws. Other than statements of historical facts, all statements that address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, growth of the Company’s business and operations, strategic plans, expectations and objectives, fulfillment of our climate goals, business strategies and financial results, market trends, expected or future equity usage or dilution expectations, shares outstanding, and expected benefits, use and enforcement of our compensation decisions. These forward-looking statements are based on many assumptions and factors, which are detailed in the Company’s SEC filings.
These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. For additional discussion on risks and uncertainties that may affect forward-looking statements, see “Risk Factors” disclosed in the Annual Report and subsequent SEC filings. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

2025 Proxy Statement	Foot Locker, Inc.	111

HELPFUL RESOURCES
Annual Meeting	virtualshareholdermeeting.com/FL2025
Board of Directors
Board	investors.footlocker-inc.com/board
Committees	investors.footlocker-inc.com/bcommittees
Committee Charters
Audit Committee	investors.footlocker-inc.com/audit
HCC Committee	investors.footlocker-inc.com/comp
NCR Committee	investors.footlocker-inc.com/gov
Technology Committee	investors.footlocker-inc.com/tech
Public Reporting
Annual Report	investors.footlocker-inc.com/ar
Impact Report	investors.footlocker-inc.com/impactreport
Governance Documents
Anti-Corruption Policy	investors.footlocker-inc.com/acp
Bylaws	investors.footlocker-inc.com/by-laws
Certificate of Incorporation	investors.footlocker-inc.com/coi
Code of Business Conduct	investors.footlocker-inc.com/cobc
Corporate Governance Guidelines	investors.footlocker-inc.com/cgg
Incentive Compensation Recoupment Policy	investors.footlocker-inc.com/clawback
Policy Prohibiting Insider Trading	investors.footlocker-inc.com/trading
Procedures for Communications with the Board	investors.footlocker-inc.com/boardcomms
Stock Ownership Guidelines	investors.footlocker-inc.com/stock
Contacts

To Request Copies of our Annual Report
A copy of our 2024 Annual Report on Form 10-K is available without charge upon written request to: Corporate Secretary,
Foot Locker, Inc.
330 West 34th Street
New York, New York 10001
212-720-3700 or CorporateSecretary@footlocker.com

To Request Copies of the Internet Notice or Proxy Materials
Broadridge Financial Solutions, Inc.
(Tabulator/Inspector of Election)
proxyvote.com sendmaterial@proxyvote.com
800-579-1639
To Change Your Householding Election
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
866-540-7095
For Questions or Assistance Voting
Innisfree M&A Incorporated (Proxy Solicitor)
Shareholders in the United States and Canada: 866-239-1762
Shareholders in all other locations: 412-232-3651
Banks and brokers: 212-750-5833

112	Foot Locker, Inc.	2025 Proxy Statement

APPENDIX A
GAAP TO NON-GAAP RECONCILIATION
Non-GAAP Financial Performance Measures
The Company provides certain financial measures in this Proxy Statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States (“GAAP”) including non-GAAP EPS and free cash flow. Our non-GAAP financial measure of non-GAAP earnings per share excludes (i) impairment and other matters that we believe are nonrecurring or unusual in nature and (ii) gains or losses related to our minority investments. We define free cash flow as net cash provided by operating activities less capital expenditures (which is classified as an investing activity). These non-GAAP measures are presented because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core business or affect comparability. In addition, we believe these non-GAAP measures are useful in assessing our progress in achieving our long-term financial objectives. Further, management evaluates and makes decisions about our business operations using these non-GAAP financial measures. We also believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from underlying operations in a manner similar to the method used by management. Foot Locker’s management does not itself, nor does it suggest that investors should, consider these non-GAAP measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP.
Non-GAAP EPS. Please note the following reconciliation:

2024
Earnings per share:
Earnings per share from continuing operations	$0.19
Diluted per share amounts excluded from GAAP:
Impairment and other(1)	0.80
Other expense / income, net(2)	0.38
Adjusted diluted earnings per share (non-GAAP)	$1.37

(1)
For Fiscal 2024, impairment and other included impairment charges of $32 million from a review of underperforming stores and accelerated tenancy charges on right-of-use assets primarily related to its decision to exit the underperforming operations and the closure and sublease of an unprofitable store in Europe. Additionally, the Company incurred $26 million of reorganization costs primarily related to the announced closure and relocation of the Company’s global headquarters. During the third quarter, the Company recorded a $25 million write down of the atmos trade name following an impairment review. Additionally, the fiscal year reflected a charge of $14 million related to legal and other matters.

(2)
For Fiscal 2024, other expense / income included a $35 million impairment charge related to a minority investment. The Company evaluates the minority investment for impairment whenever events or circumstances indicate that the carrying value of the investment may not be recoverable and that impairment is other than temporary. If an indication of impairment occurs, the Company evaluates recoverability of the carrying value based on the fair value of the minority investment. If an impairment is indicated, the Company adjusts the carrying values of the investment downward, if necessary, to their estimated fair values. Other expense / income also included $2 million of the Company’s share of losses related to equity method investments.

Free Cash Flow. Please note the following reconciliation:

2024
($ in millions)
Net cash provided by operating activities	$345
Capital expenditures	(240)
Free cash flow	$105
Non-GAAP Executive Compensation Measures
Foot Locker presents Adjusted Operating Income, Two-Year Average After-Tax Income and ROIC in this Proxy Statement to provide investors with an additional means of evaluating Foot Locker’s Annual Incentive Plan payouts. Foot Locker’s management does not itself, nor does it suggest that investors should, consider Adjusted Operating Income, Two-Year Average After-Tax Income and ROIC in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP.
The Annual Incentive Plan payouts provide for the exclusion of certain items from such performance targets that the HCC Committee considers to be unusual or non-recurring. These items, if they occur, are excluded when calculating the Annual Incentive Plan

2025 Proxy Statement	Foot Locker, Inc.	A-1

APPENDIX A
payouts, however, such unusual or non-recurring items may not be material for purposes of the non-GAAP measures presented in the Annual Report. In addition, certain items may not be adjusted for purposes of the Annual Incentive Plan payouts, as they do not exceed a pre-established adjustment threshold, although they are adjusted for financial reporting purposes in the Annual Report consistent with past practices.
These non-GAAP measures are used for our executive compensation programs because we believe they allow more direct comparison of our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core business or affect comparability. In addition, we believe these non-GAAP measures are useful in assessing our progress in achieving our long-term financial objectives.
Adjusted Operating Income Calculation for Annual Incentive Plan Payouts. Please note the following reconciliation:

2024
($ in millions)
Pre-tax income:
Income from continuing operations before income taxes	$51
Pre-tax adjustments excluded from GAAP:
Impairment and other	97
Other expense / income, net	37
Other items disregarded for bonus	4
Interest expense, net	8
Adjusted Operating Income	$197
Two-Year Average After-Tax Income Calculation for 2023-25 PSU Payouts. Please note the following reconciliation:

	2024	2023	Average
		($ in millions)
After-tax income:
Net income (loss) attributable to Foot Locker, Inc.	$12	$(330)
After-tax adjustments excluded from GAAP:
Impairment and other charges, net of income tax benefit of $22 million and $18 million, respectively(1)	75	62
Other expense / income, net of income tax benefit of $− million and $(142) million, respectively(2)	37	406
Net loss from discontinued operations, net of income tax benefit of $(2) and $− million, respectively(3)	6	—
Tax reserves benefit/charge(4)	—	(4)
Two-Year Average After-Tax Income (non-GAAP)	—	134
Disregarded items for the PSU awards, not part of non-GAAP adjustments(5)	6	—
Two-Year Average After-Tax Income (PSU payouts)	$136	$134	$135

(1)
For 2024 and 2023, we recorded impairment and other of $97 million ($75 million after tax) and $80 million ($62 million after tax), respectively.

(2)
During 2024 and 2023, we recorded other expense of $37 million ($37 million after tax) and $548 million ($406 million after tax), respectively. These adjustments represent impairments, fair value and other changes in minority investments, pension settlement charges, and gains on sales of properties and businesses.

(3)
During 2024, we recognized a charge to discontinued operations of $8 million ($6 million after tax) related to legal matters of a business we formerly operated.

(4)
In the first quarter of 2023, we recorded a $4 million benefit related to income tax reserves due to a statute of limitations release.

(5)
The PSU awards provide for the exclusion of certain items that the HCC Committee considers unusual or non-recurring. The disregarded items permitted under the PSU awards include adjustments relating to certain legal costs incurred, and the excess tax deficiency related to share-based compensation awards.

A-2	Foot Locker, Inc.	2025 Proxy Statement

APPENDIX A
ROIC Calculation for 2023-25 PSU Payouts. Please note the following reconciliation:
	2024	2023	Average
		($ in millions)
Pre-tax income:
Income (loss) from continuing operations before income taxes	$51	$(423)
Pre-tax adjustments excluded from GAAP:
Impairment and other charges(1)	97	80
Other expense / income, net(2)	37	548
Adjusted income before income taxes (non-GAAP)	185	205
Disregarded items for the PSU awards, not part of non-GAAP adjustments	4	—
Interest expense, net	8	9
Adjusted EBIT for ROIC (PSU awards)	197	214
+ Interest component of straight-line rent expense(3)	139	133
Adjusted net operating profit	336	347
- Adjusted income tax expense(4)	(93)	(107)
= Adjusted return after taxes	243	240	242
Average total assets	6,808	7,388
- Average cash and cash equivalents	(349)	(417)
- Average non-interest-bearing current liabilities	(803)	(927)
- Average merchandise inventories	(1,517)	(1,576)
+ 13-month average merchandise inventories	1,681	1,804
= Average invested capital	5,820	6,272	6,046
ROIC % (PSU payouts)	4.2%	3.8%	4.0%

(1)
For 2024 and 2023, we recorded impairment and other of $97 million and $80 million, respectively.

(2)
During 2024 and 2023, we recorded other expense of $37 million and $548 million, respectively. These adjustments represent impairment, fair value and other changes in minority investments, pension settlement charges, and gains on sales of properties and businesses.

(3)
Represents the add-back to operating income driven by the hypothetical interest expense we would incur if the property under our operating leases were owned or accounted for as finance leases. Calculated using the discount rate for each operating lease recorded as a component of rent expense. Operating lease interest is added back to adjusted net operating profit in the ROIC calculation to account for differences in capital structure between us and our competitors.

(4)
The adjusted income tax expense represents the marginal tax rate applied to adjusted net operating profit for each of the periods presented.

2025 Proxy Statement	Foot Locker, Inc.	A-3

APPENDIX B
DEFINED TERMS
1165(e) Plan	Foot Locker Puerto Rico 1165(e) Plan, as amended and restated
401(k) Plan	Foot Locker 401(k) Plan, as amended and restated
Annual Incentive Plan	Foot Locker Executive Incentive Cash Compensation Plan
Annual Meeting	2025 Annual Meeting of Shareholders
Annual Report	Annual Report on Form 10-K for the fiscal year ended February 1, 2025
Board	Board of Directors
Broadridge	Broadridge Financial Solutions, Inc.
Bylaws	Bylaws of Foot Locker, Inc. as Amended and Restated as of September 22, 2023
CACM	Consistently Applied Compensation Measure
CAP	Compensation Actually Paid
CD&A	Compensation Discussion and Analysis
Code of Business Conduct	Foot Locker Code of Business Conduct
Common Stock	Foot Locker’s Common Stock, par value $0.01 per share
Company/Foot Locker	Foot Locker, Inc.
Corporate Headquarters	330 West 34th Street, New York, New York 10001
DSU	Deferred Stock Unit (an accounting equivalent of one share of Common Stock)
EBIT	Earnings Before Interest and Taxes
EDT	Eastern Daylight Time
ERM	Enterprise Risk Management
ESG	Environmental, Social, and Governance
ESPP	Foot Locker Employee Stock Purchase Plan
Excess Cash Plan	Foot Locker Excess Cash Balance Plan
Excess Savings Plan	Foot Locker Excess Savings Plan
Exchange Act	Securities Exchange Act of 1934, as amended
Executive Severance Plan	Foot Locker Executive Severance Plan, as of August 1, 2024
FASB	Financial Accounting Standards Board
Fiscal 2023	Fiscal year ended February 3, 2024
Fiscal 2024	Fiscal year ending February 1, 2025
Fiscal 2025	Fiscal year ending January 31, 2026
Fiscal 2026	Fiscal year ending January 30, 2027
Fiscal 2027	Fiscal year ending January 29, 2028
GAAP	U.S. Generally Accepted Accounting Principles
GHG	Greenhouse Gas
HCC Committee	Human Capital and Compensation Committee
Innisfree	Innisfree M&A Incorporated
Insider Trading Policy	Foot Locker Policy Prohibiting Insider Trading
Interest Account	A hypothetical investment account bearing interest at the rate of 120% of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year
IRC	Internal Revenue Code of 1986, as amended
LTI	Foot Locker Long-Term Incentive Program
NACD	National Association of Corporate Directors
NCR Committee	Nominating and Corporate Responsibility Committee
NEO	Named Executive Officer

2025 Proxy Statement	Foot Locker, Inc.	B-1

APPENDIX B
Non-Executive Chair	Non-Executive Chair of the Board
Non-Qualified Stock Option	Stock Option that is not subject to the provisions of Section 422 of the IRC
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PEO	Principal Executive Officer
PSU	Performance Stock Unit
Record Date	March 24, 2025
Retirement Plan	Foot Locker Retirement Plan, as amended and restated
ROIC	Return on Invested Capital
RSU	Restricted Stock Unit (time-based)
SEC	U.S. Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
SERP	Foot Locker Supplemental Executive Retirement Plan, as amended and restated
Stock Incentive Plan	Foot Locker 2007 Stock Incentive Plan, as amended and restated
Stripers	Store team members across all Company banners
Technology Committee	Technology and Digital Engagement Committee
TSR	Total Shareholder Return
VIF	Voting Instruction Form

B-2	Foot Locker, Inc.	2025 Proxy Statement

APPENDIX C
FOOT LOCKER 2007 STOCK INCENTIVE PLAN
(Amended and Restated as of March 22, 2023,
and as further amended effective as of May 21, 2025)
1.
Purpose.

The purpose of the Foot Locker 2007 Stock Incentive Plan (Amended and Restated as of March 22, 2023, and as further amended effective as of May 21, 2025) (this “Plan”) is to align the interests of officers, other employees, and nonemployee directors of Foot Locker, Inc. and its successors by operation of law and all subsidiaries now held or hereafter acquired (collectively, the “Company”) with those of the shareholders of Foot Locker, Inc., a New York corporation, or any successor corporation by operation of law (“Foot Locker”); to reinforce corporate, organizational and business development goals; to promote the achievement of year to year and long range financial and other business objectives; to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long range achievements, and to appropriately remunerate nonemployee directors.
The Plan, in the form set forth herein, is effective as of ~~March 22, 2023~~May 21, 2025 (“Effective Date”), subject to the requisite approval of shareholders at Foot Locker’s ~~2023~~2025 annual shareholders’ meeting, and ~~is~~reflects an amendment of the Foot Locker 2007 Stock Incentive Plan (the “Initial Plan”), which was originally effective as of May  30, 2007, amended and restated as of May  19, 2010, and March  21, 2014, and further amended as of March 23, 2017, and amended and restated as of March 22, 2023.
2.
Definitions.

The following terms, as used herein, shall have the following meanings:
(a)
“Account” means the total of the Interest Account and the Deferred Stock Unit Account to which a Nonemployee Director’s deferred Annual Retainer shall be credited. A separate Account shall be established with respect to the deferred Annual Retainer for each Plan Year.

(b)
“Annual Retainer” shall mean the annual retainer payable for services on the Board as a Nonemployee Director, in any capacity, including the annual retainer payable to a Nonemployee Director for service as a committee chair. Annual Retainer shall not include expense reimbursements, meeting attendance fees, amounts realized upon the exercise of Options, or any other amount paid to a Nonemployee Director.

(c)
“Appreciation Award” shall mean any Award under the Plan of any Option, SAR or Other Stock-Based Award; provided that such Other Stock-Based Award is based on the appreciation in value of a share of Stock in excess of an amount equal to at least the Fair Market Value of the Stock on the date such Other Stock-Based Award is granted.

(d)
“Award” shall mean any Option, Restricted Stock, Restricted Stock Unit, SAR, Stock Unit or Other Stock-Based Award granted pursuant to the Plan.

(e)
“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including through electronic medium, between Foot Locker and a Participant evidencing an Award.

(f)
“Beneficiary” shall mean the individual designated by the Participant, on a form acceptable to the Committee, to receive benefits payable under the Plan in the event of the Participant’s death. If no Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon the Participant’s death shall be made to the Participant’s estate, or with respect to an applicable Award, the person given authority to exercise such Award by the Participant’s will or by operation of law. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee prior to the Participant’s death. Notwithstanding the foregoing, no Beneficiary designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death.

(g)
“Board” shall mean the Board of Directors of Foot Locker.

(h)
“Cause” shall mean, with respect to a Termination of a Participant other than a Nonemployee Director, (i) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to (A) a Participant’s dishonesty, fraud, willful misconduct, misappropriation with regard to the Company or any of its subsidiaries or affiliates or any of their assets or businesses, (B) material insubordination or refusal to perform for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company, or (C) any violation of the

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APPENDIX C
Company’s Code of Conduct or other material policies, or (ii) in the case where there is an employment agreement between the Company and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement. With respect to a Termination of a Nonemployee Director, “cause” shall mean an act or failure to act that constitutes cause for removal of a director under applicable New York law.
(i)
“Change in Control” shall mean the earliest to occur of the following:

(1)
the consummation of a merger or consolidation of Foot Locker with, or the sale or disposition of all or substantially all of the assets of Foot Locker to, any Person other than (a) a merger or consolidation which would result in the voting securities of Foot Locker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of Foot Locker or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of Foot Locker (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (2) below;

(2)
the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of Foot Locker representing thirty-five percent (35%) or more of the total combined voting power of Foot Locker’s then issued and outstanding voting securities by any Person (other than Foot Locker or any of its subsidiaries, any trustee or other fiduciary holding securities under any employee benefit plan of Foot Locker, or any company owned, directly or indirectly, by the shareholders of Foot Locker in substantially the same proportions as their ownership of Stock) acting in concert; or

(3)
during any period of not more than twelve (12) months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by Foot Locker’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

Notwithstanding anything herein to the contrary, for Awards that are subject to Section 409A of the Code, the Committee may, in its sole discretion, prescribe in an applicable Award Agreement or other written agreement approved by the Committee, an alternative definition of “Change in Control” that is intended to satisfy the requirements of Section 409A of the Code and, to the extent required by Section 409A of the Code, provides that a Change in Control shall not be deemed to occur unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code.
(j)
“Code” shall mean the Internal Revenue Code of 1986, as amended.

(k)
“Committee” shall mean the Human Capital and Compensation Committee of the Board, or a subcommittee thereof, appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be a “non-employee director” as defined in Rule 16b-3, and an “independent director” as defined under Section 303A.02 of the NYSE Listed Company Manual or such other applicable stock exchange rule. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. With respect to the application of the Plan to Nonemployee Directors, the Committee shall defer to the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed to be references to the Board.

(l)
“Deferral Agreement” shall mean an irrevocable agreement entered into between a Nonemployee Director and the Company to authorize the Company to reduce the amount of the Nonemployee Director’s Annual Retainer and credit the amount of such reduction to the Plan consistent with the requirements of Section 409A of the Code. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or the Board, including without limitation:

(1)
the dollar amount of the cash component and the stock component of the Annual Retainer to be deferred or the amount to be deferred in whole percentages;

(2)
the amount of Deferred Annual Retainer to be credited to the Interest Account and to the Deferred Stock Unit Account;

(3)
the form of payment in which the Nonemployee Director’s distribution from his Deferred Stock Unit Account shall be distributed pursuant to Section 11(f); and

(4)
any provisions which may be advisable to comply with applicable laws, regulations, rulings, or guidelines of any government authority.

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A Deferral Agreement, once made, shall be irrevocable in all respects. A Deferral Agreement may, to the extent permitted by the Board and by applicable law, be made by paper or electronic means.
(m)
“Deferral Period” shall mean, with regard to the Nonemployee Director’s Deferred Annual Retainer for each Plan Year in which a Deferral Agreement is in effect, the period commencing upon the effective date of a deferral election and ending on date of the Participant’s Termination.

(n)
“Deferred Annual Retainer” shall mean the amount of Annual Retainer deferred by a Nonemployee Director pursuant to Section 11.

(o)
“Deferred Stock Unit” shall mean a Stock Unit granted pursuant to Section 11 and that is deferred pursuant to Section 11.

(p)
“Deferred Stock Unit Account” shall mean an account established and maintained by the Company for each Nonemployee Director who receives Stock Units under the Plan.

(q)
“Disability” shall mean a disability which would qualify as such under Foot Locker’s Long-Term Disability Plan. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code.

(r)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s)
“Fair Market Value” of a share of Stock shall mean, as of any date, the closing price of a share of such Stock as reported for such date on the New York Stock Exchange, or, if Stock was not traded on the New York Stock Exchange on such date, the “Fair Market Value” of a share of Stock as of such date shall be the closing price of a share of such Stock as reported on the prior day on which the Stock was traded on the New York Stock Exchange.

(t)
“Good Reason” shall mean, with respect to the Termination of a Participant other than a Nonemployee Director, a termination due to “good reason” (or words of like import), as specifically provided in an employment agreement between the Company and the Participant.

(u)
“Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(v)
“Interest Account” shall mean a hypothetical investment account bearing interest at the rate of one hundred and twenty percent (120%) of the applicable federal long-term rate, compounded annually, and set as of the first day of each Plan Year.

(w)
“Key Employee” shall mean a Participant who is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, and as determined in accordance with the rules and procedures specified by the Committee in accordance with the requirements of Section 409A of the Code.

(x)
“Nonemployee Director” shall mean a member of the Board who is not an employee of the Company or any subsidiary or affiliate of the Company.

(y)
“Non-Qualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(z)
“Option” shall mean the right, granted pursuant to the Plan, of a holder to purchase shares of Stock under Sections 6 and 7 hereof at a price and upon the terms to be specified by the Committee.

(aa)
“Other Stock-Based Award” shall mean an award, granted pursuant to the Plan, that is valued in whole or in part by reference to, or is payable in or otherwise based on Stock.

(bb)
“Participant” shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein, or a Nonemployee Director.

(cc)
“Plan” shall mean the Foot Locker 2007 Stock Incentive Plan (Amended and Restated as of March 22, 2023).

(dd)
“Plan Year” shall mean, for purposes of Section 11 hereof, the calendar year.

(ee)
“Restricted Stock” shall mean any shares of Stock issued to a Participant, without payment to the Company to the extent permitted by applicable law, pursuant to Section 8(b).

(ff)
“Restricted Stock Unit” shall mean the right, granted pursuant to Section 8(c) of the Plan, to receive a number of shares of Stock subject to certain restrictions, which may include performance-based restrictions, that lapse at the end of a specified period or periods.

(gg)
“Restricted Period” shall have the meaning set forth in Section 8(a).

(hh)
“Retirement” shall mean: (A) the Termination of a Participant other than a Nonemployee Director, if at the time of such Termination, (i) the Participant has at least five (5) years of continuous service with the Company (measured from

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APPENDIX C
the Participant’s most recent first day of employment with the Company), and (ii) the Participant has attained age fifty-five (55); or (B) the Termination of a Nonemployee Director pursuant to Foot Locker’s retirement policy for directors or, with the consent of the Board, after the Director attains age 65.
(ii)
“Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

(jj)
“SAR” shall mean a tandem or freestanding stock appreciation right, granted to a Participant under Section 6(a)(7) or 6(b), as the case may be, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(kk)
“Stock” shall mean shares of common stock, par value $.01 per share, of Foot Locker.

(ll)
“Stock Payment Date” shall mean July 1 (or if such date is not a business day, the next succeeding business day) in any calendar year.

(mm)
“Stock Unit” shall mean the equivalent of one share of Stock granted to a Nonemployee Director pursuant to Section 11.

(nn)
“Ten Percent Shareholder” shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a parent corporation or subsidiary corporation within the meaning of Code Sections 424(e) or 424(f), respectively.

(oo)
“Termination” shall mean: (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from or among the Company and a parent corporation or subsidiary corporation, as defined under Code Sections 424(e) or 424(f), respectively, or (2) when a subsidiary, which is employing a Participant, ceases to be a subsidiary corporation, as defined under Section 424(f) of the Code. Notwithstanding the foregoing, with respect to any Award or amount subject to the requirements of Section 409A of the Code, a Termination will not occur until the Participant has a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, unless otherwise specified in an employment agreement or other agreement, a Termination will not occur until the Participant is no longer an officer, employee and Nonemployee Director.

(pp)
“Transfer” or “Transferred” or “Transferable” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

(qq)
“Valuation” shall mean valuation of a Deferred Stock Unit based on changes in the Fair Market Value of the Stock, as determined by the Board or the Committee pursuant to the Plan.

(rr)
“Valuation Date” shall mean the day of any Plan Year on which a Nonemployee Director’s Deferral Period ends.

3.
Administration.

(a)
The Committee.   The Plan shall be administered and interpreted by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted and the number of shares of Stock to which an Award may relate; to determine the terms, conditions, restrictions and performance criteria, not inconsistent with the terms of the Plan, relating to any Award (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture or waiver thereof, based on such factors, if any, as the Committee shall determine in its sole discretion); to determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside the Plan; to determine whether, to what extent and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option or SAR (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to determine whether to require, as a condition of the granting of any Award, a Participant to not sell or otherwise dispose of Stock acquired pursuant to the exercise of an Option or Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Subject to Section 12(f) hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the

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APPENDIX C
administration of the Plan. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 3; provided, however, that in no event shall such individuals be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act or (b) officers of the Company (or Non-Employee Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board of Directors or Committee specifies at the time of such delegation, and the Board of Directors or Committee, as the case may be, may at any time rescind the authority so delegated or appoint a new delegatee.
The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3. The Committee may adopt special guidelines for persons who are residing in, or subject to taxes of, countries other than the United States to comply with applicable tax and securities laws.
The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.
The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.
(b)
Designation of Consultants/Liability.   The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to this Section 3(b) shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no current or former officer of the Company or current or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each current or former officer and each current or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the current and former officers and current and former members of the Committee and of the Board may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.
4.
Eligibility.

Awards may be granted to officers, other employees, and Nonemployee Directors of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Notwithstanding the foregoing, Incentive Stock Options may not be granted to Nonemployee Directors.
5.
Stock Subject to the Plan; Limitation on Grants.

(a)
The maximum number of shares of Stock reserved for issuance pursuant to the Plan or with respect to which Awards

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APPENDIX C
may be granted following the Effective Date shall be ~~13,950,694~~7,090,630 shares, including the number of shares of Stock that remain available for issuance under the Plan as of ~~the Effective Date~~ March 31, 2025 ~~(3,650,694~~(2,790,630 shares of Stock), subject to adjustment as provided herein. ~~Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by~~ After the ~~Company in the open market, in private transactions or otherwise. Any~~Effective Date, all Awards ~~that are full value awards~~ shall be counted against this limit as ~~two and~~ one~~-half (2.5) shares~~ share for every one share granted~~; provided, however, that the foregoing shall not apply to~~, inclusive of payments made to Nonemployee Directors in connection with their Annual Retainer in Stock in accordance with Section ~~10~~ 10 or Deferred Stock Units pursuant to Section ~~11~~ 11 (collectively, “Director Awards~~”), in which case each share subject to Director Awards shall be counted against this limit as one share for every one share granted.~~”). If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, if Awards made prior to the Effective Date (other than Director Awards) that are full value awards are forfeited, cancelled, exchanged or surrendered, or if such an Award otherwise terminates or expires without a distribution of shares to the Participant, two and one-half (2.5) shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan~~.~~ in order to reflect the fungible share ratio that applied at the time of grant. The number of shares of Stock available for the purpose of Awards under the Plan shall be reduced by: (i) the total number of Options or SARs exercised, regardless of whether any of the shares of Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement; and (ii) any shares of Stock used to pay any purchase price, exercise price or tax withholding obligation with respect to any Award, and none of such shares shall be available for the issuance of subsequent Awards under the Plan. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase shares of Stock on the open market for reuse under the Plan. Awards that may be settled solely in cash shall not be deemed to use any shares of Stock which may be issued under the Plan. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than as permitted by applicable law.
(b)
With respect to Incentive Stock Options, the maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options shall not exceed one million five hundred thousand (1,500,000) shares (subject to any adjustment as provided herein) during the term of the Plan following the Effective Date.

(c)
In connection with service as a Non-Employee Director of the Company, no Participant who is a Non-Employee director shall be granted Awards during any calendar year that, when aggregated with such Non-Employee director’s cash fees with respect to such calendar year, exceed six hundred thousand dollars ($600,000) in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes).

(d)
The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of Foot Locker to make or authorize any adjustment, recapitalization, reorganization or other change in Foot Locker’s capital structure or its business, any merger or consolidation of the Company or any part thereof, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Stock, the dissolution or liquidation of the Company or any part thereof, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(e)
In the event of any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, Stock split, reverse Stock split, reorganization, merger, subdivision, consolidation, spin-off, spin-out, combination, repurchase, or share exchange, reclassification of any capital stock, issuance of warrants or options to purchase Stock or securities convertible into Stock, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall in good faith make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock, cash or other property which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock, cash or other property issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code; and provided, further, that, with respect to Non-Qualified Stock Options, such adjustment shall be made in accordance with Treasury Regulation § 1.409A-1.

(f)
Fractional shares of Stock resulting from any adjustment in Options and other Awards pursuant to Section 5(e) shall be aggregated until, and eliminated at, the time of exercise by rounding down for fractions less than one half (1/2) and rounding up for fractions equal to or greater than one half (1/2). No cash settlements shall be made with respect to fractional shares of Stock eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(g)
If a company acquired by the Company or any subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of the pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio used in such acquisition or combination to

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APPENDIX C
determine the relative value of the acquired company’s stock or to determine the consideration payable to the holders of common stock of the acquired company) shall be assumed by the Plan, may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, and shall only be made to individuals who were not employees or non-employee directors of the Company prior to such acquisition or combination.
(h)
Any Award granted after the Effective Date shall be subject to a minimum vesting period of not less than one year from the date such award is granted; provided, however, that the foregoing minimum vesting period shall not apply in connection with (a) a Change in Control, (b) a Participant’s Termination, (c) Awards granted in substitution or exchange for an Award, so long as such substitute or exchange does not reduce the vesting period of the Award being replaced, (d) Awards granted to Nonemployee Directors of the Company at any annual shareholder meeting; provided that such Awards will vest on the date of the next annual shareholder meeting, and provided further that the interval in between such annual general meetings shall not be less than 50 weeks, or (e) Awards which in the aggregate cover a number of shares of Stock not to exceed five percent (5%) of the total number of shares of Stock available for issuance under the Plan as of the Effective Date, as described in Section 5(a) hereof.

6.   Stock Option and SAR Program for Participants other than Nonemployee Directors.
No Option or freestanding SAR shall be granted to a Nonemployee Director pursuant to this Section 6. Each Option or freestanding SAR granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable:
(a)   Stock Options.
(1)
Number of Shares.   Each Award Agreement shall state the number of shares of Stock to which the Option relates.

(2)
Type of Option.   Each Award Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of exercise or otherwise), such Option or portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option.

(3)
Option Price.   Except as set forth in Section 6(a)(7)(ii) herein relating to Incentive Stock Options granted to a Ten Percent Shareholder, each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The Option price shall be subject to adjustment as provided in Section 5 hereof. The date on which the Committee adopts a resolution expressly granting an option shall be considered the date on which such Option is granted.

(4)
Method and time of Payment.   The Option price shall be payable upon exercise, as follows: (i) in cash or by check, bank draft or money order payable to the order of Foot Locker, (ii) a cashless exercise through a broker (in accordance with a methodology determined by the Committee and consistent with the Sarbanes-Oxley Act of 2002 and any other applicable law), (iii) in shares of Stock by means of a Stock Swap (as described below), or (iv) in a combination of cash and Stock. Options may contain provisions permitting the use of shares of Stock to exercise and settle an Option (“Stock Swaps”). With respect to Stock Swaps, shares of Stock that are used to exercise and settle an Option shall (i) be free and clear of any liens and encumbrances, (ii) be valued at the Fair Market Value on the date of exercise, and (iii) be on such other terms and conditions as may be acceptable to the Committee.

(5)
Term and Exercisability of Options.   Each Award Agreement shall provide that each Option shall become exercisable in substantially equal annual installments over a three-year period, beginning with the first anniversary of the date of grant of the Option, unless the Committee prescribes an exercise schedule of shorter or longer duration. Except as set forth in Section 6(a)(7)(ii) herein, the exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the Option is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

(6)
Termination.   Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter), upon a Participant’s Termination, Options granted to such Participant prior to such Termination shall remain exercisable following the effective date of such Termination as follows:

(i)
Cause.   If a Participant’s Termination is for Cause, all Options granted to such Participant shall be cancelled as of the effective date of such Termination.

(ii)
Retirement, Termination for Good Reason or Disability.   Upon a Participant’s Retirement, Termination for Good Reason or Disability, all Options granted to such Participant that are “deemed exercisable” (as defined in the following sentence) on the effective date of such Participant’s Retirement, Termination for Good Reason or Disability shall

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APPENDIX C
remain exercisable for a period of three (3) years following such effective date (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option). Those Options that are “deemed exercisable” on and after the effective date of a Participant’s Retirement, Termination for Good Reason or Disability, as provided above, shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date plus those Options (or portions thereof) that would have become exercisable had such Participant not retired or had his employment not terminated until after the next succeeding anniversary of the date of grant of each such Option.
(iii)
Other Terminations of Employment.   If a Participant’s Termination by the Company is for any reason other than those described in subsections (i) or (ii) above, his “deemed exercisable” Options, which, for purposes of this subsection, shall mean all Options (or portions thereof) granted to such Participant that are immediately exercisable on the effective date of such Termination shall remain exercisable as follows: (A) if such Participant has ten (10) or more years of service with the Company, such period of service to be determined as of such effective date of termination, for a period of one year from the effective date of such Termination (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option), or (B) if a Participant has less than ten (10) years of service with the Company, for a period of three (3) months from the effective date of such Termination (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option).

(iv)
Death.

(A)
If a Participant dies during the applicable Option exercise period following the effective date of his Retirement, Disability or other Termination, as described in subsections (ii) or (iii) above, his Beneficiary shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his “deemed exercisable” Options, as described in such applicable subsection.

(B)
If a Participant dies while employed by the Company, his Beneficiary shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his “deemed exercisable” Options, which shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date of death plus those Options (or portions thereof) that would have become exercisable had such Participant not died until after the next succeeding anniversary of the date of grant of each such Option.

(7)
Incentive Stock Options.   Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

(i)
Value of Shares.   The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds such one hundred thousand dollars ($100,000) limitation, such Options shall be treated as Options which are not Incentive Stock Options and shall be treated as Non-Qualified Stock Options.

(ii)
Ten Percent Shareholder.   In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (x) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option, and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

(iii)
Exercise Following Termination.   If an Eligible Employee does not remain employed by the Company, any parent corporation or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f), respectively) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as a Non-Qualified Stock Option.

(iv)
Should either (i), (ii) or (iii) above not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of Foot Locker.

(b)
Stock Appreciation Rights.

The Committee shall have authority to grant an SAR. SARs shall be subject to the following terms and conditions:
(1)
Number of Shares.   Each Award Agreement relating to SARs shall state the number of shares of Stock to which the SARs relate.

(2)
Exercise Price.   Each Award Agreement shall state the exercise price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock (to which the freestanding SARs relate) on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

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APPENDIX C
(3)
Term and Exercisability of SARs.   Each Award Agreement shall provide the exercise schedule for the SAR as determined by the Committee. The exercise period shall be ten (10) years from the date of the grant of the freestanding SAR or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in paragraph (b)(7) hereof. An SAR may be exercised, as to any or all full shares of Stock as to which the SAR has become exercisable, by written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the SAR is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

(4)
Payment.   An SAR shall entitle the holder thereof, upon exercise of the SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (5) below.

(5)
Amount Payable.   Upon the exercise of an SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of such SAR, by (ii) the number of shares of Stock as to which such SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any SAR by including such a limit at the time it is granted.

(6)
Form of Payment.   Payment of the amount determined under paragraph (5) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the freestanding SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

(7)
Termination.   The terms and conditions set forth in Section 6(a)(6) hereof, relating to exercisability of Options in the event of Termination with the Company, shall apply equally with respect to the exercisability of any SARs following Termination.

(c)
No Rights to Dividends or Dividend Equivalents.   Except as set forth in Section 5 hereof (relating to certain adjustments), a Participant shall have none of the rights of a shareholder (including the right to vote shares), and no dividends will be paid with respect to any Option or SAR, in each case prior to the date such Option or SAR is exercised and settled.

7.
Stock Option Grants to Nonemployee Directors.

(a)
Number of Shares.

(1)
Options shall be granted to Nonemployee Directors at such times, in such amounts and subject to such terms as may be determined by the Board in its sole discretion.

(2)
In no event shall any Nonemployee Director receive more than one Option grant under the Plan in any fiscal year.

(b)
Type of Option.   Each Award Agreement granted to a Nonemployee Director under this Section 7 shall state that the Option constitutes a Non-Qualified Stock Option not intended to qualify under Section 422 of the Code and shall have the following terms and conditions:

(1)
Option Price.   Each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant.

(2)
Method and Time of Payment.   The Option price shall be paid in full, at the time of exercise, as follows: (i) in cash or by check, bank draft or money order payable to the order of Foot Locker, (ii) a cashless exercise through a broker (in accordance with a methodology determined by the Committee and consistent with the Sarbanes-Oxley Act of 2002 and any other applicable law), (iii) in shares of Stock by means of a Stock Swap, or (iv) in a combination of cash and Stock.

(3)
Term and Exercisability of Options.   Unless otherwise specified in the applicable Award Agreement, Options granted to Nonemployee Directors shall fully vest one year following the date of grant; provided that the holder of such Option is a Nonemployee Director on such date. Options shall be exercisable until the earlier of ten years from the date of grant or the expiration of the one-year period following the date of Termination as provided in Section 7(b)(4).

(4)
Termination.   If a Nonemployee Director’s Termination is for Cause, all Options granted to such Nonemployee Director shall be cancelled as of the effective date of such Termination. Upon Termination other than for Cause, all outstanding Options held by such Nonemployee Director, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date of Termination. If a Nonemployee Director’s Termination is by reason of death, all Options, to the extent exercisable, shall remain exercisable by the Nonemployee Director’s Beneficiary for a period of one year following the Nonemployee Director’s date of death. In no event, however, shall any Option be exercisable beyond ten years from its date of grant.

8.
Restricted Stock and Restricted Stock Units.

Awards granted pursuant to this Section 8 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Shares of Restricted Stock and grants of Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan.

2025 Proxy Statement	Foot Locker, Inc.	C-9

APPENDIX C
(a)
General.   Restricted Stock and Restricted Stock Units may be issued under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of shares of Stock to be subject to the Award; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and the underlying Stock becomes free of restrictions on Transfer (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Committee are not attained, a Participant shall forfeit the Participant’s Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including, without limitation, the Performance Goals set forth in Exhibit A hereto) or such other factors as the Committee may determine in its sole discretion.

(b)
Restricted Stock.   The prospective Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(1)
Purchase Price.   Subject to the last sentence of Section 5(a), the purchase price for shares of Restricted Stock may be less than their par value and may be zero, to the extent permitted by applicable law.

(2)
Legend.   Upon an Award of Restricted Stock, no share certificates shall be issued. Each share of Restricted Stock shall be subject to an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Foot Locker (the “Company”) 2007 Stock Incentive Plan (Amended and Restated as of March 22, 2023) and an Agreement entered into between the registered owner and the Company dated                  . Copies of such Plan and Agreement are on file at the principal office of the Company.”
The Company may determine in its sole discretion, to evidence such shares of Restricted Stock by uncertificated book entry. If and when the Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Period, the shares shall be issued in uncertificated form. All legends shall be removed at the time of issuance to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.
(3)
Restrictions.   During the Restricted Period, shares of Restricted Stock may not be sold, assigned, Transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, as set forth in the Award Agreement and such Award Agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock, subject to Section 5(h). Any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect.

(4)
Forfeiture.   Subject to such exceptions as may be determined by the Committee, if the Participant’s continuous employment with the Company shall terminate for any reason prior to the expiration of the Restricted Period of an Award, or to the extent any performance goals for the Restricted Period are not met, any shares of Stock remaining subject to restrictions shall thereupon be forfeited by the Participant and Transferred to, and reacquired by, Foot Locker at no cost to Foot Locker.

(5)
Ownership.   Except to the extent otherwise set forth in the Award Agreement, during the Restricted Period the Participant shall possess all incidents of ownership of such shares, subject to Section 8(b)(3), including the right to receive dividends (subject to the requirements below) with respect to such shares and to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Dividends declared on the Stock, shall be credited as of dividend payment dates with respect to dividends with record dates that occur during the Restricted Period, as determined by the Committee in its sole discretion. Such dividends shall be converted to additional Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee in its sole discretion. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest.

(c)
Restricted Stock Units.

(1)
Form of Payment.   Notwithstanding anything in the Plan to the contrary, at the expiration of the Restricted Period, shares of Stock in uncertificated form (or cash, solely to the extent specified in an Award Agreement), shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than the 15th day of the third month of the fiscal year following the fiscal year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

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APPENDIX C
(2)
Restrictions.   Subject to Section 5(h) hereof, the Award Agreement may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the Award Agreement.

(3)
Forfeiture.   Subject to such exceptions as may be determined by the Committee, if the Participant’s continuous employment with the Company shall terminate for any reason prior to the expiration of the Restricted Period of an Award, or to the extent any goals for the Restricted Period are not met, any Restricted Stock Units remaining subject to restrictions shall thereupon be forfeited by the Participant.

(4)
No Rights of a Shareholder.   The Participant shall generally not have the rights of a shareholder with respect to shares of Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of shares of Stock covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant at the time (and to the extent) that shares of Stock in respect of the related Restricted Stock Units are delivered to the Participant. Such dividends or dividend equivalents shall be converted to additional Restricted Stock Units by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee in its sole discretion. For the avoidance of doubt, any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest.

9.
Other Stock-Based Awards.

(a)
Other Awards.   Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, Awards valued by reference to performance of a subsidiary, may be granted either alone or in addition to or in tandem with Options, SARs, Restricted Stock or Restricted Stock Units.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock under such Awards upon the completion of a specified performance goal or period.
The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine in its sole discretion.
(b)
Terms and Conditions.   Other Stock-Based Awards made pursuant to this Section 9 shall be subject to the following terms and conditions:

(1)
Dividends and Dividend Equivalents.   Dividends or dividend equivalents may be granted by the Committee based on dividends declared on the Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Other Stock-Based Award is granted to a Participant and the date such Award vests or is distributed, as determined by the Committee in its sole discretion. Such dividends or dividend equivalents shall be converted to cash or additional Stock by such formula and at such time and subject to such restrictions and limitations as may be determined by the Committee in its sole discretion. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest. In the event that such dividend or dividend equivalent constitutes a nonqualified deferred compensation arrangement under Section 409A of the Code, it is intended that such dividend or dividend equivalent arrangement complies with Section 409A of the Code.

(2)
Vesting.   Any Award under this Section 9 and any Stock covered by any such Other Stock-Based Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion, subject to Section 5(h).

(3)
Price.   Stock issued on a bonus basis under this Section 9 may be issued for no cash consideration; Stock purchased pursuant to a purchase right awarded under this Section shall be priced as determined by the Committee; provided that any Other Stock-Based Award for which the value thereof is based solely on the appreciation of the Stock shall be priced at the Fair Market Value of the Stock on the date of grant.

(4)
Term of Certain Awards.   The term of any Other Stock-Based Award that is based solely on the appreciation of Stock shall be fixed by the Committee; provided that no such Other Stock-Based Award shall be exercisable more than ten (10) years after the date of grant.

10.
Payment of Nonemployee Director’s Annual Retainer in Stock.

(a)
Mandatory Portion.   For each calendar year commencing with the calendar year beginning January 1, 2007, each Nonemployee Director who is a director of the Company on or before the date of an annual meeting of shareholders in any calendar year shall receive a whole number of shares of Stock equal in value to 50 percent of the Nonemployee

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APPENDIX C
Director’s Annual Retainer payable for services as a director during such calendar year in lieu of payment of such percentage of such director’s Annual Retainer in cash. Such shares shall be issued to each such Nonemployee Director on the Stock Payment Date, unless deferred in accordance with the provisions of Section 11. Each such share of Stock shall be valued at the Fair Market Value on the last business day preceding the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash.
(b)
Elective Portion.   For each calendar year commencing with the calendar year beginning January 1, 2007, each person who will be a Nonemployee Director on January 1 of such year may elect to receive, in addition to the mandatory stock portion of the Director’s Annual Retainer provided under (a) above, a whole number of shares of Stock equal in value (based on the Fair Market Value on the last business day preceding the Stock Payment Date) of up to the remaining 50 percent of the Director’s Annual Retainer in lieu of payment of such percentage in cash so that, if such election is exercised in full, 100 percent of the Director’s Annual Retainer would be paid in shares of Stock. Such election may be made in incremental amounts of five percent of the total Annual Retainer. Such shares shall be delivered to each Nonemployee Director on the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash. Any such election shall be irrevocable and shall be made in writing no later than December 31 of the year preceding such year. Any such elections made by Nonemployee Directors under any prior plan of the Company for the calendar year beginning January 1, 2007, shall remain in effect under the Plan.

11.
Deferral of Nonemployee Director’s Annual Retainer.

(a)
Deferral Election.   During the term of the Plan, a Nonemployee Director may elect to defer all or any specified portion of the cash component of the Director’s Annual Retainer, including, without limitation, all cash fees, cash committee fees, committee chair fees and chairman/lead director fees, in the form of Deferred Stock Units or to have such amounts placed in an Interest Account. During the term of the Plan, a Nonemployee Director may also elect to defer all or part of the stock component (which may include all Award types hereunder other than Incentive Stock Options) of the Director’s Annual Retainer in the form of Deferred Stock Units. A Nonemployee Director’s election to defer the Director’s Annual Retainer hereunder pursuant to a Deferral Agreement is irrevocable and is valid only for the Plan Year following the election. If no new Deferral Agreement is timely executed and delivered with respect to any subsequent Plan Year, the Annual Retainer earned in such Plan Year shall not be deferred under the Plan. Once a Nonemployee Director designates the allocation of the Director’s Deferred Annual Retainer, the Nonemployee Director may not change the allocation. Any election made by a Nonemployee Director during 2006 to defer all or any portion of the Director’s 2007 Annual Retainer made under the Foot Locker 2002 Directors Stock Plan shall be transferred to the Plan and shall be governed by the terms of such deferral agreement.

(b)
Timing and Manner of Deferral.   Any election to defer all or a portion of the Annual Retainer, as provided in this Section 11, shall be made by the Nonemployee Director in writing on a Deferral Agreement and provided to the Secretary of the Company on or before the December 31 preceding the Plan Year in which the Annual Retainer is earned, and shall apply on a pro rata basis with respect to the entire amount of the Annual Retainer earned for such Plan Year, whenever payable. Any such election made by December 31 shall become effective on the following January 1.

(c)
Book Entry of Deferred Fees.   The amount of the Annual Retainer that is deferred shall be credited as a book entry to an Account in the name of the Nonemployee Director not later than the date such amount would otherwise be payable to the Nonemployee Director.

(d)
Vesting.

(1)
Interest Account.   A Nonemployee Director’s Interest Account shall be fully vested at all times. Each Interest Account shall be the record of the cash amounts of the Annual Retainer deferred by the Nonemployee Director, together with interest thereon, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

(2)
Deferred Stock Units.   A Nonemployee Director’s Deferred Stock Unit Account shall be fully vested at all times.

(e)
Deferred Stock Units.

(1)
Number.   The number of Deferred Stock Units to be granted in connection with an election pursuant to Section 11(a) shall equal the portion of the Annual Retainer being deferred into Stock Units divided by the Fair Market Value on the scheduled payment date of the amount deferred or, in the case of the stock portion of the Annual Retainer, the Stock Payment Date.

(2)
Deferred Stock Unit Account.   A Deferred Stock Unit Account shall be established and maintained by the Company for each Nonemployee Director who elects to defer the Director’s Annual Retainer in the form of Deferred Stock Units under the Plan. As the value of each Deferred Stock Unit changes pursuant to Section 11(e), the Nonemployee Director’s Deferred Stock Unit Account shall be adjusted accordingly. Each Deferred Stock Unit Account shall be the record of the Deferred Stock Units acquired by the Nonemployee Director on each applicable acquisition date, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

(3)
Value.   Each Deferred Stock Unit shall have an initial value that is equal to the Fair Market Value determined in

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APPENDIX C
accordance with Section 11(e)(1). Subsequent to such date of acquisition, the value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a share of Stock as determined pursuant to a Valuation.
(4)
Dividend Equivalents.   In the event the Company pays dividends on the Stock, dividend equivalents shall be earned on Deferred Stock Units acquired under the Plan. Such dividend equivalents shall be converted into an equivalent amount of Deferred Stock Units based upon the Valuation of a Deferred Stock Unit on the date the dividend equivalents are converted into Deferred Stock Units. The converted Deferred Stock Units will be fully vested upon conversion.

(5)
Amount of Payout.   Subject to Section 11(f)(2), the payout of the amount in the Nonemployee Director’s Deferred Stock Unit Account shall be made in a lump sum in Stock. The number of shares of Stock to be so distributed to the Nonemployee Director shall equal the number of Stock Units then in the Director’s Deferred Stock Unit Account.

(f)
Distribution.

(1)
Upon the first business day of the month coincident with or next following the end of the Deferral Period (or as soon as administratively feasible thereafter), the Nonemployee Director shall receive a cash lump sum distribution equal to any balance of the Deferred Annual Retainer allocated to the Director’s Interest Account, as calculated on the Valuation Date, plus a distribution in shares of Stock equal to the value of the balance of the Deferred Annual Retainer allocated to the Director’s Deferred Stock Unit Account, based on the Fair Market Value on the Valuation Date.

(2)
In the event the Nonemployee Director elected in his Deferral Agreement to receive the distribution from the Director’s Deferred Stock Unit Account in the form of three annual installments, the first such installment will be paid on the first business day of the month coincident with or next following the end of the Deferral Period (or as soon as administratively feasible thereafter) and the remaining two payments will be paid on the first and second anniversaries of the first installment payment date, respectively. The amount of each installment payment, including the number of shares to be distributed with respect to the Deferred Stock Unit Account, shall be frozen as of the date of distribution of the first installment payment, so that the Nonemployee Director’s balance in the Director’s Account shall not be subject to increase or decrease.

(g)
Death.   If a Nonemployee Director dies prior to receiving the total amount of the Director’s Account, the unpaid portion of the Director’s Account shall be paid to the Nonemployee Director’s Beneficiary upon the first business day of the month coincident with or next following the Nonemployee Director’s death (or as soon as administratively feasible thereafter). If the Committee is in doubt as to the right of any person to receive any amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Committee and the Company therefor.

(h)
No Transfer of Deferred Annual Retainer.   A Nonemployee Director shall have no right to transfer all or any portion of the Director’s Deferred Annual Retainer between the Interest Account and the Deferred Stock Unit Account.

(i)
Employee Directors.   If a Nonemployee Director becomes an employee of the Company, he or she may not make any future deferrals under the Plan and the Nonemployee Director’s Deferral Agreement shall terminate. Amounts already deferred under the Plan shall continue to be deferred until such employee incurs a “separation of service” within the meaning of Section 409A of the Code. Notwithstanding the foregoing, if such employee is a Key Employee, payment of amounts deferred hereunder shall be delayed in accordance with the requirements of Section 409A of the Code until the day immediately following the six-month anniversary of such employee’s “separation from service.”

(j)
Cessation of Future Deferrals.   The Board may direct at any time that Nonemployee Directors shall no longer be permitted to make future deferrals of Annual Retainer Fees under the Plan.

(k)
Rights of Nonemployee Directors; No Funding Obligation.   Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, among the Company and any Nonemployee Director or the Director’s Beneficiary, or any other persons. Funds allocated to a Deferred Stock Unit Account or an Interest Account established by the Company in connection with the Plan shall continue to be a part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Nonemployee Director or the Director’s Beneficiary. If and to the extent that any Nonemployee Director or the Director’s executor, administrator, or other personal representative or Beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Company may, in its sole discretion, establish a “rabbi trust” to pay amounts payable hereunder. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under the Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

12.
General Provisions.

(a)
Plan Provisions Control.   A Participant shall not be entitled to, and the Company shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

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APPENDIX C
(b)
Compliance with Legal Requirements.   The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(c)
Nontransferability.   No Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution. All Options and SARs shall be exercisable, during the Participant’s lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that an Award (other than an Incentive Stock Option) that is otherwise not Transferable pursuant to this Section 12(c) is Transferable to a “family member” (as such term is defined in Form S-8 of the Securities Act of 1933) in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

(d)
No Right to Continued Employment.   Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(e)
Withholding Taxes.   Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares, or otherwise upon the grant, vesting, exercise or disposition of shares pursuant to an Option or Award.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation as calculated by the Company or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant’s election to pay the Participant’s withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made. Notwithstanding the foregoing, (i) each Participant shall be subject to the withholding provisions set forth in the Award Agreement governing the Award and (ii) for any Participant who is subject to Section 16 of the Securities Exchange Act of 1934 as of the date that income taxes are recognized with respect to an Award, all withholding taxes shall be satisfied by the Company withholding a number of shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to the minimum statutory withholding amount that applies to the Participant, rounded up to the nearest whole share (“Net Settlement”). The Net Settlement mechanism described in this Section 12(e) was approved by the Committee prior to the date of grant.
(f)
Amendment and Termination of the Plan.   Notwithstanding any other provision of the Plan, the Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires shareholder approval under applicable New York law or in order for the Plan to continue to comply with Rule 16b-3, or applicable stock exchange requirements shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan. Notwithstanding any other provision of the Plan to the contrary, unless such action is approved by the shareholders of the Company, (i) the terms of outstanding Options and SARs shall not be amended to reduce the exercise price thereof and (ii) outstanding Options and SARs shall not be replaced or canceled (where prior to the replacement, reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Stock underlying such Awards) in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, in each case, other than adjustments or substitutions in accordance with Section 5.

The power to grant Options under the Plan will automatically terminate ten years after the earlier of the Effective Date (which is the date of adoption of the Plan, as amended and restated, by the Board) and the approval of the Plan by the shareholders, but Awards granted prior to such date may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date.

C-14	Foot Locker, Inc.	2025 Proxy Statement

APPENDIX C
Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law.
(g)
Section 409A of the Code.   Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything herein or in any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of such Participant’s separation from service (as determined pursuant to Section 409A of the Code and any procedure set by the Company), any Awards subject to Section 409A of the Code payable to such Participant as a result of separation from service shall be paid on the first business day following the six (6) month anniversary of the date of the Participant’s separation from service, or, if earlier, the date of the Participant’s death.

(h)
Change in Control.   Except as provided in the applicable Award Agreement, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and a Participant other than a Nonemployee Director incurs a Termination by the Company, its successor or an affiliate thereof without Cause, or by the Participant for Good Reason, in either case on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then:

(1)
any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(2)
the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target or actual performance levels.

For purposes of this Section 12(h), an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control (other than performance conditions, which may be appropriately adjusted or waived) except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Committee, in its sole discretion, pursuant to Section 5 hereof).
Upon a Change in Control, the Committee, in its sole discretion, may provide for the purchase of any Awards (whether or not then vested) by the Company (or the cancellation and extinguishment thereof with payment pursuant to the terms of a merger agreement entered into by the Company) for an amount of cash equal to the Change in Control Price for each share of Stock underlying an Award, or in the case of an Option, SAR or Other Stock-Based Award that is an appreciation Award, an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Stock covered by such Awards, over the aggregate exercise price of such Awards, or provide for cancellation of an Option, SAR or Other Stock-Based Award that is an appreciation Award without payment if the Change in Control Price is less than the exercise price or base price of such Awards. “Change in Control Price” shall mean the highest price per share of Stock paid in any transaction related to a Change in Control of the Company.
(i)
Participant Rights.   No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of the shares of Stock to the Participant.

(j)
Unfunded Status of Awards.   The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(k)
No Fractional Shares.   Except with respect to fractional shares resulting from any adjustment in Awards pursuant to Section 5, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.

(l)
Legend.   The Committee may require each person purchasing shares pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the shares of Stock in uncertificated form may be subject to any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All issuances for shares of Stock (which may be in uncertificated form) under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law.

2025 Proxy Statement	Foot Locker, Inc.	C-15

APPENDIX C
(m)
Other Plans.   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(n)
Listing and Other Conditions.

(1)
As long as the Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(2)
If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option or other Award is or may in the circumstances be unlawful, result in the violation of any regulations of any governmental authority or any national securities exchange, or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful, will not result in the violation of any regulations of any governmental authority or any national securities exchange, or will not result in the imposition of excise taxes.

(3)
Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(o)
Governing Law.   The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

(p)
Effective Date.   The Initial Plan was originally adopted by the Board ~~in its~~by resolution ~~adopting~~of the ~~Initial Plan~~Board on March  31, 2007, and was thereafter approved by the shareholders of the Company on May  30, 2007. The Plan was thereafter amended and restated effectively as of May  19, 2010 ~~and~~, May  21, 2014~~. The Plan was thereafter amended~~, and most recently as of March ~~22, 2017. The Board subsequently approved this amendment and restatement of the Plan in the form set forth herein (the “Amended and Restated Plan”) as of March~~ 22, 2023, subject to the requisite approval of the shareholders of the Company at Foot Locker’s 2023 annual shareholders’ meeting to be held on May ~~17, 2023. If the Amended and Restated Plan~~  17, 2023, which approval was received. The Plan was further amended on March 25, 2025, to be effective as of May 21, 2025, subject to the requisite approval of the shareholders of the Company at Foot Locker’s 2025 annual shareholders’ meeting to be held on May 21, 2025. If the Plan as amended is not so approved by the shareholders, all provisions of the Plan in effect prior to the Effective Date shall remain ~~effective~~in full force and effect.

(q)
Death.   The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(r)
Interpretation.   The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act, and all provisions hereof shall be construed in a manner to so comply.

(s)
Severability of Provisions.   If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(t)
Headings and Captions.   The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

C-16	Foot Locker, Inc.	2025 Proxy Statement

APPENDIX C
EXHIBIT A
PERFORMANCE GOALS
1.
“Performance Goals” under the Plan may be based on criteria selected by the Committee in its sole discretion, including, without limitation, one or more of the following criteria with respect to Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker):

(a)
earnings, including one or more of operating income, net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items);

(b)
pre-tax income or after-tax income;

(c)
revenue, revenue growth or rate of revenue growth;

(d)
earnings per share (basic or diluted);

(e)
operating expenses;

(f)
cumulative earnings per share growth;

(g)
operating margin or profit margin;

(h)
return on capital, return on investment, return on assets (gross or net), or return on equity;

(i)
returns on sales or revenues;

(j)
stock price appreciation;

(k)
stock price or total shareholder return;

(l)
cost targets, reductions and savings, productivity and efficiencies;

(m)
cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

(n)
the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, bank debt or other long-term or short-term public or private debt or other similar financial obligations, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(o)
implementation or completion of critical projects or processes;

(p)
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons;

(q)
personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions;

(r)
environmental, social, and governance (ESG) related measurements;

(s)
promotion of diversity, equity, and inclusion in the workplace and related measurements; and

(t)
any combination of, or a specified increase in, any of the foregoing.

2.
Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any affiliate thereof, or a division or strategic business unit of the Company or any affiliate thereof, or may be applied to the performance of Foot Locker relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Committee shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Committee, in its sole discretion.

3.
Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

2025 Proxy Statement	Foot Locker, Inc.	C-17

APPENDIX C
4.
In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may:

(a)
designate additional business criteria on which the performance goals may be based; or

(b)
adjust, modify, or amend the aforementioned business criteria.

C-18	Foot Locker, Inc.	2025 Proxy Statement

THE HEART
OF SNEAKERS

Foot Locker, Inc.

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SCAN TOVIEW MATERIALS & VOTE330 WEST 34TH STREETNEW YORK, NEW YORK 10001 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/FL2025You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time the day before the cut-off date or meeting date. Have your proxy cardin hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, New York 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V67501-P29729 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYFOOT LOCKER, INC. Proposals - The Board of Directors recommends a voteFOR each of the nominees, and FOR Proposals 2, 3 and 4. 1. Elect Nine Directors to the Board to Serve for One-YearNominees: For Against Abstain Terms.1a. Mary N. Dillon1b. Virginia C. Drosos1c. Darlene Nicosia1d. Ulice Payne, Jr.1e. Sonia Syngal1f. Kimberly K. Underhill1g. John Venhuizen1h. Tristan Walker1i. Dona D. Young 2. Vote, on an Advisory Basis, to Approve the Company'sNamed Executive Officers' Compensation.4. Ratify the Appointment of KPMG LLP as the Company'sIndependent Registered Public Accounting Firm for the2025 Fiscal Year.3. Approval of an Amendment to the 2007 Stock IncentivePlan, as Amended and Restated The Board of Directors recommends you vote AGAINSTProposal 5.5. Vote on a Shareholder Proposal Requesting that theCompany Adopt a Goal for Reducing Its EnterprisewideGreenhouse Gas Emissions in Line with the ParisAgreement. NOTE: Such other business as may properly come before themeeting or any adjournment thereof. Yes No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com. V67502-P29729 FOOT LOCKER, INC.Annual Meeting of ShareholdersMay 21, 2025 at 9:00 A.M. Eastern Daylight TimeThis proxy is solicited by the Board of Directors of Foot Locker, Inc.Michael A. Baughn and Jennifer L. Kraft, or either of them, each with the power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 21, 2025, at9:00 A.M., local time, virtually at www.virtualshareholdermeeting.com/FL2025, and at any adjournment or postponement thereof, upon the matters set forth in Foot Locker, Inc.'s Proxy Statement and upon such other matters as may properly come before theAnnual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement,and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE THE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THISPROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.EMPLOYEE PLANSIF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.Continued and to be signed on reverse side